As filed with the Securities and Exchange Commission on     October
10,     1997
                                       Registration No.333-21613


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       AMENDMENT NO. 3 TO
                            FORM SB-2
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                        ------------------
                     THERMOENERGY CORPORATION
   (Name of Small Business Issuer as Specified in Its Charter)

   Arkansas              9999                  71-00659511
(State or Other      (Primary Standard      (I.R.S. Employer
Jurisdiction of        Industrial          Identification Number)
Incorporation or     Classification
Organization)         Code Number)
                     ------------------------
                     THERMOENERGY CORPORATION
                  323 Center Street, Suite 1300
                   Little Rock, Arkansas, 72201
                          (501) 376-6477
     (Address and Telephone Number of Principal Executive
     Offices and Address of Principal Place of Business
          or Intended Principal Place of Business)
                     ------------------------
                           P.L. MONTESI
                            President
                     ThermoEnergy Corporation
                  323 Center Street, Suite 1300
                   Little Rock, Arkansas, 72201
                          (501) 376-6477
    (Name, Address, and Telephone Number of Agent for Service)

                            Copies to:

Jay H. Lindy, Esq.  Gary Barket, Esq.       Alan I. Annex, Esq.
Waring Cox, PLC     Davidson Law Firm, Ltd. Camhy Karlinsky &
50 North Front St., 724 Garland St.           Stein LLP
Suite 1300          Little Rock, AR 72201   1740 Broadway, 16th Fl.
Memphis, TN  38103  (501) 374-9977          New York, NY  10019
(901) 543-8000      (501) 374-5917          (212) 977-6600
(901) 543-8030                              (212) 977-8389

                    ---------------------

     Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration
Statement.

     If any of the Securities being registered in this form are to be offered, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /   /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /
 /

     If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box. /   /

                 CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
                                       Maximum         Maximum
Title of Each Class of       Amount   Offering       Aggregate      Amount of
Securities to be              to be  Price per        Offering   Registration
Registered               Registered   Unit (1)       Price (1)            Fee
----------------------
Series A Common Stock,
 $.001 par value(2)       1,694,999     $3.30(1)    $5,593,497       $1,695.00
Redeemable Series 1
 Common Stock Purchase
 Warrants(3)              1,694,999     $0.10       $1,269,500         $513.64
Redeemable Series 2
 Common Stock Purchase
 Warrants(4)              1,694,999     $0.10         $169,500         $513.64
Series A Common Stock
 issuable on exercise
 of Redeemable Series
 1 Common Stock
 Purchase Warrants(5)     1,694,999     $3.96       $6,712,196       $2,034.00
Series A Common Stock
 issuable on exercise
 of Redeemable Series
 2 Common Stock
 Purchase Warrants(6)     1,694,999     $6.60      $11,186,993       $3,390.00
Representative's
 Warrants(7)                120,000      $.0001            $12         $(8)
Series A Common Stock
 issuable upon exercise
 of Representative's
 Warrant(9)                 120,000     $3.96         $475,200         $144
Redeemable Series 1
 Common Stock Purchase
 Warrants issuable upon
 exercise of
 Representative's
 Warrants(9)                120,000      $.12          $14,400           $4.36
Redeemable Series 2
 Common Stock Purchase
 Warrants issuable upon
 exercise of
 Representative's
 Warrants(9)                120,000      $.12          $14,400           $4.36
Series A Common Stock
 issuable upon exercise
 of Series 1 Warrants
 issuable upon exercise
 of Representative's
 Warrants(9)                120,000     $3.96         $475,200         $240.00
Series A Common Stock
 issuable upon exercise
 of Series 2 Warrants
 issuable upon exercise
 of Representative's
 Warrants                   120,000     $6.60         $792,000         $240.00
   Total                                           $25,602,886       $7,758.45(11)


(1) Estimated sales for purposes of computing the registration fee pursuant to Rule 457(a).
(2) Includes 180,000 shares of Series A Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any. Also includes 314,999 shares of Series A Common Stock sold to holders of bridge financing notes, not for cash, but for conversion of their debt to equity at the conversion rate of $3.18 of principal and accrued interest for one share of Series A Common Stock.
(3) Includes 314,999 Redeemable Series 1 Common Stock Purchase Warrants sold to holders of bridge financing notes, not for cash, but for conversion of their debt to equity at the conversion rate of $3.18 of principal and accrued interest for one Series 1 Warrant.
(4) Includes 314,999 Redeemable Series 2 Common Stock Purchase Warrants sold to holders of bridge financing notes, not for cash, but for conversion of their debt to equity at the conversion rate of $3.18 of principal and accrued interest for one Series 2 Warrant.
(5) Reserved for issuance upon exercise of Redeemable Series 1 Common Stock Purchase Warrants.
(6) Reserved for issuance upon exercise of Redeemable Series 2 Common Stock Purchase Warrants.
(7) To be issued to the Representative of the Underwriters at the Closing.
(8) No fee required.
(9) Reserved for issuance upon exercise of Representative's
Warrants.
(10)Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions of the Representative's Warrants and the Redeemable Common Stock Purchase Warrants.
(11)$10,823.24 has previously been paid pursuant to Rule 457(a).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS       SUBJECT TO COMPLETION, DATED    OCTOBER     , 1997
                                                      ----

                              THERMOENERGY CORPORATION

/ LOGO /

            1,200,000 Shares of Series A Common Stock
 1,200,000 Redeemable Series 1 Common Stock Purchase Warrants and
   1,200,000 Redeemable Series 2 Common Stock Purchase Warrants

     ThermoEnergy Corporation, an Arkansas corporation ("Company"), hereby offers ("Offering") 1,200,000 shares of Series A Common Stock, par value $.001 per share ("Common Stock" or "Series A Common Stock"), 1,200,000 Redeemable Series 1 Common Stock Purchase Warrants ("Series 1 Warrants") and 1,200,000 Redeemable Series 2 Common Stock Purchase Warrants ("Series 2 Warrants"). The Common Stock, the Series 1 Warrants and the Series 2 Warrants are sometimes hereinafter together referred to as the "Securities".
The Series 1 Warrants and the Series 2 Warrants are sometimes hereinafter together referred to as the "Warrants." Until the completion of this Offering, the Common Stock, the Series 1 Warrants and the Series 2 Warrants offered hereby may only be purchased together as a unit ("Unit") on the basis of one share of Common Stock, one Series 1 Warrant and one Series 2 Warrant, but will trade separately immediately after this Offering. Each Series 1 Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $3.96 per share [120% of the public offering price per share], subject to adjustment, at any time commencing _____, 1998 until _____, 2002. Commencing _____, 1998, the Series 1 Warrants are subject to redemption by the Company, in whole but not in part, at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on the OTC Bulletin Board equals or exceeds $6.60 per share [200% of the public offering price per share] (subject to adjustment under certain circumstances) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Series 2 Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $6.60 per share [200% of the public offering price per share], subject to adjustment, at any time commencing _____, 1998 until _____, 2002. Commencing _____, 1998, the Series 2 Warrants are subject to redemption by the Company, in whole but not in part, at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on the OTC Bulletin Board equals or exceeds $9.90 per share [300% of the public offering price per share] (subject to adjustment under certain circumstances) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities".

Concurrently with this Offering, the Company is registering for resale on behalf of certain securityholders ("Selling Securityholders") 314,999 shares of Series A Common Stock ("Selling Securityholders' Shares"), 314,999 Series 1 Warrants and 314,999 Series 2 Warrants (collectively, "Selling Securityholders' Warrants"), and the shares underlying such Selling Securityholders' Warrants ("Selling Securityholders' Warrant Shares"). The Selling Securityholders' Shares and Selling Securityholders' Warrants are to be issued to the Selling Securityholders in connection with a private placement to occur prior to the close of this Offering.
See "Private Placement." The Selling Securityholders' Shares and Selling Securityholders' Warrants are not part of this underwritten
Offering.    Further, all Selling Securityholders' Shares  are the
subject of a "lock-up" agreement whereby holders of Selling Securityholders' Shares are prohibited from selling or otherwise disposing of the Selling Securityholders' Shares for a period of 180 days following the date of this Prospectus without the prior
written consent of the Representative.   The Company will not
receive any proceeds from the sale of the Selling Securityholders' Shares and Selling Securityholders' Warrants by such Selling Securityholders. However, the Company will receive proceeds from the exercise, if any, of the Selling Securityholders' Warrants. See "Use of Proceeds," "Description of Securities," "Concurrent Registration of Securities," "Private Placement", "Selling Securityholders" and "Underwriting."

     Prior to this Offering, there has been no public market for the Securities and there can be no assurance that such a market will develop after the completion of this Offering or, if developed, that it will be sustained. It is anticipated that the initial public offering price of the Common Stock will be $3.50 per Unit, which is $3.30 per share and $0.10 per Warrant. The public offering price of the Common Stock and the Warrants, and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and National Securities Corporation and does not necessarily reflect the Company's assets, book value, performance or other generally accepted criteria of value. See "Risk Factors" and "Underwriting". It is expected that Common Stock, the Series 1 Warrants and the Series 2 Warrants will be traded on the OTC Bulletin Board.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION.  SEE "RISK
FACTORS" BEGINNING ON PAGE 9 AND "DILUTION ON PAGE 21."
                       --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                      Underwriting
                                      Discount and     Proceeds to
                  Price to Public   Commission (1) the Company (2)
                  ---------------   -------------- ---------------
Per Share               $3.30        $0.33          $3,564,000
Per Series 1 Warrant     $.10        $0.01          $108,000
Per Series 2 Warrant     $.10        $0.01          $108,000
Total(3)           $4,200,000        $420,000       $3,780,000


   (1) Excludes additional compensation to be received by National Securities Corporation, the representative (the "Representative") of the several underwriters ("Underwriters"), in the form of (i) a nonaccountable expense allowance of 3% of the gross proceeds to the Company and (ii) sale to the Representatives for nominal consideration of warrants ("Representative's Warrants") to purchase up to 120,000 shares of Common Stock and/or 120,000 Series 1 Warrants and/or 120,000 Series 2 Warrants. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities. See "Underwriting".

(2) Before deducting expenses of this Offering payable by the Company, estimated at $_____, which includes the nonaccountable expense allowance described in Note 1 above.

   (3) The Company has granted to the Underwriters an option, exercisable within 45 days after the date of this Prospectus, to purchase up to 180,000 additional shares of Common Stock and/or 180,000 Series 1 Warrants and/or 180,000 Series 2 Warrants on the same terms and conditions as set forth above, solely to cover overallotments, if any ("Overallotment Option"). The Overallotment Option may be exercised to purchase shares of Common Stock or Warrants or any combination thereof. If the Overallotment Option is exercised in full, the total Price to Public, Underwriting Discount and the Proceeds to the Company will be $____, $____, and $____, respectively. See "Underwriting".

     The Securities are being offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities will be made against payment at the offices of National Securities Corporation,
1001 Fourth Avenue, Seattle, Washington, on or about            ,
1997.

                      NATIONAL SECURITIES CORPORATION
       The date of this Prospectus is               , 1997
                                             ---------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS, ON THE OTC BULLETIN BOARD OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE THE SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

                               [LEGEND]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   [GOES ON SIDE OF COVER PAGE]

PROSPECTUS SUMMARY

     The following summary is qualified by, and must be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share information in this Prospectus gives effect to the Company's two, four-to-one reverse stock splits approved by shareholders on March 2, 1994 and December 12, 1996, and does not give effect to (i) any exercise of the Overallotment Option, (ii) the issuance of up to 1,200,000 shares of Common Stock upon exercise of the Series 1 Warrants, (iii) the issuance of up to 1,200,000 shares of Common Stock upon exercise of the Series 2 Warrants, (iv) the issuance of up to 1,200,000 shares of Common Stock, 1,200,000 Series 1 Warrants and 1,200,000 Series 2 Warrants upon exercise of the Representative's Warrants, (v) the issuance of up to 240,000 shares of Common Stock upon exercise of Series 1 Warrants and Series 2 Warrants underlying the Representative's Warrants, and (v) the issuance of up to 1,328,999 shares of Common Stock upon exercise of warrants outstanding as of the date of this Prospectus ("Series B Warrants"). See "Underwriting" and "Shares Eligible for Future Sale".

                           The Company

     ThermoEnergy Corporation ("Company") is a development stage company involved in the marketing and development of certain environmental technologies primarily used for solving waste water problems. These technologies include two chemical processes known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (STORS, NitRem and DSR are referred to collectively as the "Technologies"). The Company's application of STORS and NitRem through the use of a STORS-DSR, NitRem-DSR, or a combination of both types of equipment, are designed to eliminate damaging organic and nitrogenous contaminants, respectively, from municipal and industrial waste streams. See "Business".

     The Company is the exclusive worldwide licensee for the Technologies (except for STORS in Japan) which were developed by Battelle Memorial Institute ("Battelle"), an independent research and development organization. The Company intends to sell equipment (i.e. STORS-DSR or NitRem-DSR) and services to government and industrial users, sublicense the Technologies to industrial users or third parties, or build, own and operate municipal and/or industrial waste water treatment facilities. The Company's business strategy is based upon entering into collaborative working relationships with established engineering and environmental companies, or formal joint venture agreements relative to the application of the technologies for specified industries or markets. The Company is currently negotiating project-specific working arrangements with Foster Wheeler Environmental Corporation. The Company also has joint marketing arrangements with Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc. and plans to enter project specific working arrangements when such projects are identified and funding is obtained. The Company has not generated any operating revenues or any profits. See "Business
- Strategic Corporate Relationships", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.

     The Company currently has two projects to demonstrate the Technologies and is in the process of negotiating a third. The Company will not be required to make capital contributions to any such projects, and the Company will not receive any revenues or earnings from these demonstration projects. The Company will be reimbursed for administrative and operating costs from the two demonstration projects underway and is negotiating similar arrangements for the third demonstration project.

  In October 1994, the Company and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES"), signed an agreement to undertake a demonstration project to evaluate the nitrogen removal process and NitRem's ability to economically and safely treat trinitrotoluene ("TNT") redwater, DNT contaminated wastewater, and various RCRA waste streams within the Department of Defense industrial base and the Department of Defense Commercial Facilities. The NitRem DSR unit was delivered to the project site, Radford Army Ammunition Plant, Radford, Virginia, in June 1997, and began operations July 21, 1997. TRIES holds the contract with the Department of Defense, Department of Army, and the Company has subcontracted with TRIES for the project. See "Business - Nitrogen Removal Demonstration - United States Department of the Army Program".


     In July 1996, the Company signed a No Cost Test Agreement ("New York Agreement") with the City of New York, Bureau of Clean Water - Department of Public Works. The purpose of the New York Agreement is to allow the City of New York to evaluate the Company's nitrogen removal processes, including but not limited to NitRem, and its ability to satisfy the City of New York's nitrogen removal requirement imposed on the City of New York by new federal and state wastewater discharge standards. Successful laboratory and pilot plant results from testing actual samples of New York City's centrate discharge led to this demonstration project. Pursuant to the New York Agreement, Foster Wheeler Environmental Corporation will manage this demonstration project which is scheduled to begin in October 1997. The Company's role in this demonstration project will be limited to providing the Technologies and consulting on project design. This will be the first collaborative effort between the Company and Foster Wheeler Environmental Corporation to demonstrate NitRem. See "Business - Nitrogen Removal Demonstration - New York City Project".

     In September 1996, a $3,000,000 federal matching grant was appropriated by Congress to be used by the San Bernardino Valley Water District ("SBVWD") for the design, construction and operation of a large-scale STORS wastewater treatment demonstration facility. The terms of the grant require SBVWD to provide matching funds for this demonstration project. Assuming the negotiations have been completed between the Company and SBVWD for construction of this project, the Company anticipates this demonstration facility will have a through-put capacity equal to or greater than 75% of the wastewater treatment facilities currently operating within the United States. The Company anticipates that it will be responsible for the design and installation, and will subcontract for the construction and operation of the SBVWD demonstration facility.
See "Risk Factors-Dependence on Strategic Corporate Relationships; EPA Discretion and Uncertainty of Technologies to Achieve Results" and "Business - STORS Demonstration".

     Although the Company believes that it will be able to enter into working arrangements with additional strategic partners and if the demonstration projects are successful, be awarded sales and/or service contracts for the Technologies, there can be no assurance that the Company's efforts will result in additional working arrangements, demonstration project contracts, or commercial
contract awards.   Even if such contracts are awarded, neither
STORS nor NitRem nor the DSR have ever been utilized on a large-scale basis, and there is no assurance that any of STORS, NitRem or the DSR will perform successfully on a large-scale basis or that
they will be profitable to the Company.   See "Risk Factors - No
Assurance of Additional Collaborative Agreements, Licenses or
Project Contracts, Commercialization of Technologies".

     The principal executive offices of the Company are located at 323 Center Street, Suite 1300, Little Rock, Arkansas, 72201, and its telephone number is (501) 376-6477.

                           The Offering


Securities Offered          1,200,000 shares of Common Stock,
                            1,200,000 Redeemable Series 1 Common
                            Stock Purchase Warrants and 1,200,000
                            Redeemable Series 2 Common Stock
                            Purchase Warrants.

Terms of Series 1 Warrants  Each Series 1 Warrant entitles the holder thereof to purchase, at any
                            time commencing _____, 1998 until
                            _____, 2002, one share of Common
                            Stock at a price of $3.96 per share
                            [120% of the public offering price
                            per share], subject to adjustment.
                            Commencing _____, 1998, the Warrants
                            are subject to redemption by the
                            Company, in whole but not in part, at
                            $.05 per Warrant on 30 days' prior
                            written notice provided that the
                            average bid price of the Common Stock
                            as reported on OTC Bulletin Board
                            equals or exceeds $6.60 per share
                            [200% of the public offering price
                            per share], subject to adjustment,
                            for any 20 trading days within a
                            period of 30 consecutive trading days
                            ending on the fifth trading day prior
                            to the date of the notice of
                            redemption.  See "Description of
                            Securities".

Terms of Series 2
 Warrants Each Series 2 Warrant entitles the holder thereof to purchase, at any time commencing _____, 1998 until _____, 2002, one share of Common Stock at a price of $6.60 per share [200% of the public offering price per share], subject to adjustment. Commencing _____, 1998, the Warrants are subject to redemption by the Company, in whole but not in part, at $.05 per Warrant on 30 days' prior written notice provided that the average bid price of the Common Stock as reported on OTC Bulletin Board equals or exceeds $9.90 per share [300% of the public offering price per share], subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities".

Securities outstanding prior
to the Offering (1)         3,402,968 shares of Series B Common
                            Stock and 1,378,999 Series B
                            Warrants.


Securities to be outstanding
 after the Offering
 (1)(2)(3)(4)               1,514,999 shares of Series A Common
                            Stock, 1,514,999 Series 1 Warrants,
                            1,514,999 Series 2 Warrants,
                            3,463,568 shares of Series B Common
                            Stock and 1,378,999 Series B
                            Warrants.

Use of Proceeds             The Company intends to apply the net
                            proceeds of this Offering to fund
                            working capital and general corporate
                            purposes; other current liabilities;
                            strategic alliances and technology
                            demonstrations; research and
                            development; and repayment of bridge
                            financing.  See "Use of Proceeds".

Proposed OTC Bulletin Board Symbols :

Series A Common Stock . . . . . .     THMO

Series 1 Warrants . . . . . . . .     THMO.W1

Series 2 Warrants . . . . . . . .     THMO.W2


(1) Stockholders of the Company have approved two, four-to-one reverse stock splits which have been implemented as of the date of this Prospectus. The amounts described in this Prospectus are after implementation of the two reverse stock splits. The average exercise price of the Series B Warrants is $2.84.

(2) Assumes the issuance of 60,600 shares of Series B Common Stock upon completion of this Offering to certain persons who loaned the Company money during the period December 1996 through June, 1997, each shall receive 1,000 shares of Series B Common Stock for every $10,000 loaned to the Company, not to exceed, in the aggregate, 60,600 shares.
(3) Does not include 505,000 options for Series B Common Stock granted to certain officers and directors of the Company under the Company's 1997 Stock Option Plan.
(4)  Includes Securities issued in the Private Placement.  See
"Private Placement".



                       Summary Risk Factors

     An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Such risk factors include, among others, limited operating history, historical net losses and continued expected future losses, going concern disclosure in independent auditor's report, no assurance of collaborative agreements, licenses or project contracts, no assurance that the Technologies can be commercialized, need for additional financing, broad discretion in application of proceeds and no assurance of a public trading market. See "Risk Factors" beginning on page 9.


                    Summary Financial Data

     The summary financial data included in the following table as of September 30, 1996, for the five year period ended September 30, 1996 and for the period cumulative during the development stage through September 30, 1996, are derived from the Financial Statements appearing elsewhere herein. The summary financial data as of June 30, 1997, for the nine months ended June 30, 1996 and 1997 and for the period cumulative during the development stage through June 30, 1997 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the nine months ended June 30, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

Statement of Operations:


                                                                    Cumulative
                                                                     during
                                                                    development
                                                                   stage through
                          Year Ended September 30                September 30,
                -----------------------------------------------   --------------
                1992       1993      1994      1995      1996         1996
Operating
 Revenues        $    0       $   0     $   0     $   0     $   0        $   0

Operating
  Expenses            0           0         0         0         0            0

General and
 Administra-
 tive           533,284   1,195,722   721,496  756,3415    20,364    4,834,502

Payments
 under
 Licenses        33,000           0    48,500   123,000         0      627,266
               --------   ---------  --------  --------   -------   ----------
Loss from
 Operations   (566,284) (1,195,722) (769,996) (879,341) (520,364)  (5,461,768)

Interest
 Income          15,972       1,908     2,714     2,391     6,942       60,785

Interest
 Expense       (12,439)    (14,107)     (145)  (20,048)  (38,199)    (140,418)
              ---------   ---------  --------  --------  --------  -----------


Net Loss      $562,751)$(1,207,921)$(767,427)$(896,998)$(551,621) $(5,541,401)
             ========== =========== ========= ========= =========  ===========

Net loss
 per
 share (1)  $(.15)      $(.32)     $(.20)    $(.24)     $(.15)     $(1.50)

Cash
 Dividends
 paid          $0          $0         $0        $0         $0          $0




                                                       Cumulative
                                    Nine Months       during development
                                      Ended            stage through
                                     June 30,            June 30,
                             -----------------------  -----------------
                                 1996         1997          1997
Operating Revenues              $       0     $       0    $       0

Operating Expenses                      0             0            0

General and Administrative        361,521       652,398    5,486,900

Payments under Licenses                 0             0      627,266
                               ----------    ----------   ----------
Loss from Operations            (361,521)     (652,398)  (6,114,166)

Interest Income                     4,961         9,361       70,146

Interest Expense                 (26,273)      (57,573)    (197,991)
                               ----------    ----------   ----------

Net Loss                     $  (382,833)   $ (700,610) $(6,242,011)
                                =========     =========   ==========

Net loss per share (1)          $(.10)       $(.18)       $(1.68)

Cash Dividends paid             $    0       $   0        $    0



Balance Sheet Data:



                    September 30, 1996         June 30, 1997
                 ------------------    ----------------------------
                                       Actual        As Adjusted(2)
Working capital
 (deficit)            $(1,805,242)   $(2,641,181)   $2,522,530
Total assets           173,333          422,878      3,050,269
Total liabilities      1,867,575      2,817,730        523,274
Stockholders'
 equity (deficit)     (1,694,242)    (2,394,852)     2,526,995

---------------------
(1) Net loss per share is calculated on the basis of the weighted average shares of Series B Common Stock outstanding, after giving effect to the implementation of the two, four-to-one reverse stock splits approved by the stockholders on March 2, 1994 and December 12, 1996, for each period presented. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.

(2) Gives effect to the initial application of the estimated net proceeds from this Offering. See "Use of Proceeds".

                              RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the following risk factors described below, in addition to the information included elsewhere in this Prospectus.

Limited Operating History; Net Losses; Future Losses; Initial Commercialization Stage; Going Concern Disclosure in Independent Auditors' Report

     The Company's limited operating history has consisted primarily of development of the Technologies, conducting laboratory tests, and planning on-site tests and demonstrations. The Company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure to achieve market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. At September 30, 1996 and June 30, 1997, the Company had an accumulated stockholders' deficit of $(1,694,242) and $(2,394,852), respectively, and a working capital deficit of $(1,805,242) and
$(2,641,181), respectively.   The Company also made advances to management and
related accrued period interest payments of $223,365 and $18,499, respectively, as of June 30, 1997. Additionally, as of June 30, 1997, the Company had outstanding indebtedness in an aggregate principal amount of $606,000 at an interest rate of 10% per annum and $735,000 at an interest rate of 6.63% per annum, all of which is owed to shareholders. Approximately $1.0 million of such loans shall be converted to Units in the Private Placement and the balance of such loans shall be repaid from the proceeds of this Offering. See "Use of Proceeds" and "Private Offering".


     The Company anticipates that it will continue to incur significant operating losses through 1997 and may incur additional losses thereafter, depending upon (i) its ability to consummate collaborative working arrangements or sub-licenses with third parties which provide revenue and (ii) the operation and financial success of any projects which the Company and its potential working partners may be awarded. The Company has had no operating revenues to date, and there can be no assurance as to when or whether it will be able to commercialize the Technologies. The Technologies have never been utilized on a large-scale basis, and there can be no assurance that either STORS or NitRem will (i) perform successfully on a large-scale commercial basis or (ii) will be profitable to the Company. The Company's ability to operate its business successfully will depend on a variety of factors, many of which are outside the Company's control, including: competition, contract awards, cost and availability of raw material supplies, changes in governmental initiatives and requirements, changes in EPA and other regulatory requirements, and the costs associated with equipment repair and maintenance. The report of the independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" paragraph indicating that the Company's significant operating losses and the need for substantial capital to commercialize the Technologies raise substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.


Need for Additional Financing

     The Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control. These include the existence and terms of any collaborative arrangements; the success of the ongoing development and testing of the Technologies; the large scale demonstration of the Technologies as a viable alternative for both waste water minimization and remedial services; the nature and timing of obtaining project contracts and required permits; and the availability of financing.

     The Company may not be able to enter into favorable business collaborations and might therefore be required to bid upon projects itself. If such bids were successful, the Company would be required to make significant expenditures on personnel and capital equipment which would require significant financing in amounts substantially in excess of the net proceeds of this Offering. If this is the case, then the Company will need to seek project financing and/or new capital in addition to the net proceeds of this Offering in order to meet its obligations. The unavailability of such new financing would have a material adverse effect on the business of the Company. In addition, the Company's lack of operational experience, the lack of completed, successful demonstration projects, and limited capital resources could make it difficult, if not highly unlikely, to successfully bid on major commercial projects. In such event, the Company's business development could be limited to process removal of waste water from smaller commercial and industrial sites with significantly lower potential for profit. See "Risk Factors - Engineering Risks".

     In addition, the expansion of the Company's business will require the commitment of significant capital resources toward the hiring of technical and operational support personnel and the building of equipment to be used for on-site test demonstrations. The possibility exists that the Company may be required to provide matching funds for the project(s) (e.g., the EPA sometimes requires a five percent (5%) matching funds contribution to the project from the grant recipient). If this is the case then the Company will need a substantial influx of new capital in addition to the net proceeds of this Offering, to meet the required obligation. The capital needed to construct and operate a demonstration facility is projected to be between $2,000,000 and $4,000,000 for a NitRem demonstration facility, and between $5,000,000 and $7,000,000 for a STORS/NitRem demonstration facility. The unavailability of such new capital would have a material adverse effect on the business of the Company.

     In the event the Company is presented with one or more significant projects, individually or in conjunction with collaborative working partners, it will be required to seek project financing and/or new capital in addition to the net proceeds of this Offering in order to take advantage of such opportunities. There can be no assurance that such financing will be available or, if available, that the terms of such financing will be acceptable and favorable to the Company. Such financing, if available, may require the Company to issue additional equity which may cause substantial dilution to shareholders. If additional financing is not available, the Company may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its Technologies, or to license third parties to commercialize Technologies that the Company would otherwise seek to develop itself, any of which would have a material adverse effect on the business of the Company. To the extent the Company raises additional capital by issuing equity securities, the holdings of shareholders will be diluted. See "Use of Proceeds" and "Management's Discussion and Analysis of Results of Operations - Liquidity and Capital Resources."


No Assurance of Additional Collaborative Agreements, Licenses or Project Contracts, Commercialization of Technology

     The Company's business strategy is based upon entering into collaborative working relationships with established engineering and environmental companies, or formal joint venture agreements relative to the application of STORS and NitRem as enabling technologies for specified industries or markets. The Company currently is collaborating with Foster Wheeler Environmental Corporation to construct a nitrogen removal demonstration project for the City of New York at no cost to the City of New York and is negotiating with Foster Wheeler regarding the possible construction of a STORS demonstration project for SBVWD. The Company has also contracted with TRIES to be the lead sub-contractor on a nitrogen removal demonstration project to be delivered to the Radford Army Ammunition Plant. However, neither the Company nor any of its prospective working partners are currently negotiating any other specific project contracts. There is no assurance that the Company will enter into definitive project arrangements or joint venture agreements with its prospective working partners or others, or that such agreements, if entered into, will be on terms and conditions that are sufficiently favorable to the Company to enable it to generate profits. See "Business - Strategic Corporate Relationships".

     In the event the Company is unable to enter into commercially attractive collaborative working arrangements for one or more commercial or industrial projects, the Company may sub-license the Technologies to third parties. There is no assurance that the Company will be able to enter into such third-party license arrangements or that such license arrangement will produce any income to the Company. In addition, any project contract which may be awarded to the Company and/or any of its joint working partners may be curtailed, delayed, redirected or eliminated at any time. Problems experienced on any specific project, or delays in the implementation and funding of projects, could materially adversely affect the Company's business and financial condition. See "Business - Competition and Proprietary Information".

Uncertainty of Market Acceptance

     Many prospective users of the Technologies have already committed substantial resources to more conventional forms of environmental technologies, including incineration, plasma arc, molten metal, molten salt, chemical neutralization, catalytic electro chemical oxidation, supercritical water oxidation, land filling, land application, and composting. The Company's growth and future financial performance will depend on demonstrating to prospective collaborative partners and users the advantages of STORS and NitRem, coupled with the DSR, over alternative technologies. There can be no assurance that the Company and its prospective collaborative partners will be successful in this effort. It is anticipated that the environmental remediation and decontamination market will decline over an extended period, as past environmental degradation is corrected, and as the private and public sectors limit further pollution through the prohibition on the production and use of a broad range of hazardous materials and through the modification and improved efficiency of varied manufacturing processes. See "Business - Competition and Proprietary Information".

Dependence on Strategic Corporate Relationships; EPA Discretion and Uncertainty of Technologies to Achieve Results

     The Company believes that its joint working arrangements will limit the Company's participation in projects to (i) providing the Technologies, (ii) providing technical support relevant to the design of STORS, NitRem and/or the DSR portion of the project(s) and (iii) operating the system. The Company anticipates subcontracting for the manufacture and delivery of the DSR system for certain projects. The Company anticipates receiving no revenues from its demonstration projects and may be required to bear a portion of the operating costs. Accordingly, the profitability of each project and the Company's financial success will be largely dependent upon the abilities and financial resources of the parties collaborating with the Company. Although the Company has entered into certain working arrangements with Foster Wheeler Environmental Corporation, Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc., there can be no assurance that any of these working arrangements will result in the Company being awarded sales and/or service contracts, demonstration project contracts, or commercial contracts. See "Business - Strategic Corporate Relationships".

In September 1996, a $3,000,000 federal matching grant was appropriated by Congress to be used by the San Bernardino Valley Water District ("SBVWD") for the design, construction and operation of a large-scale STORS wastewater treatment demonstration facility. The terms of the grant require SBVWD to provide matching funds for this demonstration project. Assuming the negotiations have been completed between the Company and SBVWD for construction of this project, the Company anticipates this demonstration facility will have a through-put capacity equal to or greater than 75% of the wastewater treatment facilities currently operating within the United States. The Company anticipates that it will be responsible for the design and installation, and will subcontract for the construction and operation of the SBVWD demonstration facility. However, there is no assurance that the Company will enter into a definitive project arrangement with SBVWD, or that such arrangement, if entered into, will be on terms and conditions that are sufficiently favorable to the Company to enable it to generate profits. Further, the $3,000,000 federal matching grant appropriation is currently being administrated by the Environmental Protection Agency ("EPA"), District 8, San Francisco office. The EPA maintains discretionary control of the disbursement of this $3,000,000 grant. If the EPA redirects this grant for the demonstration of the STORS technology in an EPA district or municipality other than San Bernardino, the Company will have to contract with such municipality for the grant to be used in funding a full-scale STORS demonstration project in such other municipality. There is no assurance that if the EPA redirects the grant to a municipality other than San Bernardino, the Company will successfully contract with such municipality to participate in the demonstration project.


     Part of the proceeds of this Offering will be employed to promote the Technologies as provided for under the Company's license agreement with Battelle ("License Agreement"). Failure of the STORS and/or NitRem technologies to achieve results will adversely affect the Company's results of operations. Once a demonstration project has been successfully completed, there can be no assurance that the Company will be awarded commercial contracts for such a project. Even if such contracts are awarded, neither STORS nor NitRem or the DSR have ever been utilized on a large-scale commercial basis, and there is no assurance that the Technologies will perform successfully on a large-scale commercial basis or that they will be profitable to the Company. There can also be no assurance that either STORS, NitRem or the DSR will not be superseded by other competing technologies. See "Risk Factors - Commercialization of Technologies beyond Test Stage". See "Business" and "Interest in Management and Others in Certain Transactions - Relationship with Battelle".


Disposition of By-Products

     There are three end-products resulting from the STORS process; water, comprising approximately 70% of the total; light oil, approximately 20%; and a char, comprising 10%. The water is subsequently processed through the NitRem portion of the system, removing the nitrogen/ammonia fraction, then discharged,
meeting or exceeding existing or proposed regulatory requirements.   The oil is
siphoned off, collected and shipped off-site to a potential end user. The char is dewatered, grouted into a cement mixture and landfilled with the daily grit and screenings (materials screened out prior to the treatment process, such as sticks, stones, etc.). The only other end-product is a small amount of air emissions that vents heat generated by the STORS process, containing CO2, and other trace elements that are below existing or proposed regulatory emission limits. Since the Company cannot predict whether there will be any changes to the regulatory requirements, if any, affecting the disposal of these end-products, there can be no assurance that any such regulatory changes will not affect the economics of the process by imposing stricter regulatory standards, therefore adversely affecting the Company's ability to commercialize STORS. See "- Regulatory Compliance".

Engineering Risks

     Even if the Technologies' processes are determined to be applicable for commercial use, the DSR, designed by Battelle, may have to be technically altered in size to accommodate larger throughput in order to handle the increased flow of a commercial client. In order to determine the necessity of such technical alterations the kinetic data from the demonstration facility(ies) must be analyzed to determine reaction times (i.e., the length of time a waste material must remain in the reactor before the necessary chemical reaction occurs) and through-put capacity. If technical alterations are deemed necessary it is currently anticipated that certain engineering innovations which will not have been incorporated into the STORS or NitRem demonstration units will be utilized. There can be no assurance that these innovations will prove successful.

     The engineering alternative to incorporating this technical adjustment of the size of the reactor is to build a number of smaller capacity units that are equivalent to one or two large capacity units. (For example, if a commercial client has a waste flow of 300 dry tons per day (dtd), the Company could build ten 30 dtd units instead of two 150 dtd units, since the smaller units would be more closely sized to the demonstration reactor size utilized in a demonstration project, thereby decreasing the engineering risk(s) associated with a large scale-up). However, there can be no assurance that this alternative will prove economically feasible or operationally sound.

     The Company intends to engage the services of an engineering firm with sufficient experience and skill to design, engineer and fabricate both the demonstration and commercial size STORS or NitRem facilities should the Company secure the capital to fund a demonstration facility. Such engineering expertise is readily available (at a cost) from third-party engineering firms familiar to the Company. There can be no assurance that the Company will have sufficient funds to engage third-party firms for demonstration and commercialization of the Technologies. See "Business".

Battelle Licenses

     The Company has entered into a license agreement with Battelle which grants to the Company certain rights to make, use and sell the STORS and NitRem processes ("License Agreement"). When new applications for NitRem were developed by Battelle, the Company entered into additional agreements with Battelle to expand the applicable license fields for NitRem. Under the terms of the License Agreement, Battelle may terminate the Company's license at any time on or after January 31, 1998, if commercialization of either the STORS-DSR or NitRem-DSR has not been achieved by that date. "Commercialization" as defined in the License Agreement is the construction and continuous operation of at least one facility with the capacity of ten dry ton equivalent or 1,000 gallons of liquid per day. In addition, subsequent agreements expanding the license fields for NitRem may be terminated by Battelle during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the specific license fields in the amount of $5,000 for the preceding calendar year. While the Company currently has three demonstration projects planned, there can be no assurance (i) that any one of the demonstration projects will be successful or (ii) that a successful demonstration project will lead to commercialization of the Technologies sufficient to meet the requirements of the License Agreement or the minimum royalty requirements for the expanded field licenses for NitRem. Termination by Battelle of either the License Agreement and/or subsequent expanded field licenses will have an adverse effect on the Company's ability to continue operations. See "Certain Relationships and Related Transactions - Relationship with Battelle".

Competition and Technological Alternatives

     The Company has an exclusive license with Battelle for the development and practice of the STORS and NitRem technologies worldwide (except for STORS in Japan) as developed by Battelle ("License Agreement"). Even though the DSR is patented, unless and until some aspect of the aqueous phase destruction of nitrates, ammonia and amines is patented, neither Battelle nor the Company can exclude others who independently obtain information concerning similar processes or technologies from using the same processes in the commercial disposal of sewage sludge and nitrogen removal. Battelle may terminate the License Agreement on or after January 31, 1998, if commercialization of the licensed process has not been achieved by that date. In addition, there is competition from numerous large, well-established and well-capitalized waste disposal firms, currently competing in markets which the Company hopes to penetrate successfully. As described herein, Battelle and the Company are aware that a Japanese company was engaged in STORS research with Battelle prior to the Company's relationship with Battelle exclusive to Japan. See "Business - the STORS Process" and "Interest of Management and Others in Certain Transactions - Relationship with Battelle". The Company has had limited experience in marketing STORS and NitRem and has a small sales and marketing organization, whereas other participants in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than the Company. Any one or more of the Company's competitors or other enterprises not presently known to the Company may develop technologies which are superior to STORS and NitRem or other technologies utilized by the Company. To the extent that the Company's competitors are able to offer more cost-effective process removal alternatives, the Company's ability to compete could be materially and adversely affected.
See "Business - Competition and Proprietary Information".

Unpredictability of Patent Protection and Proprietary Technology

     The Company's success depends, in part, on its ability to obtain additional patents, protect the patents which it owns, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. The Company does not currently own the patents, but uses them under a series of License Agreements between the Company and Battelle dated as of July 31, 1991, and subsequent amendments ("License Agreement"). There can be no assurance that the Company will develop additional proprietary technology that is patentable, that any patents issued and used by the Company will provide the Company with competitive advantages or will not be challenged by third parties or that patents of others will not have an adverse effect on the Company's ability to conduct its business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the Company's STORS or NitRem processes, or design around the patented STORS or NitRem process. It is possible that the Company may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to STORS or NitRem. There can be no assurance that any license acquired under such patents would be made available to the Company on acceptable terms, if at all, or that the Company would prevail in any such contest. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on its patents or in bringing patent suits against other parties.

     In addition to patent protection, the Company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. See "Business - Competition and Proprietary Information".

Environmental Regulations; Regulatory Compliance

      The sewage sludge disposal and municipal waste water industries have experienced severe regulatory pressures which has had a direct effect upon the ability of sewage disposal and municipal waste water and nitrogen removal clients (e.g., cities, counties, and disposal districts) to forecast costs. Within the last five years, the EPA has published regulations designed to enforce certain federal laws (Clean Air Act, Clean Water Act, Ocean Dumping Act, etc.) to protect the environment. The Company believes, based on limited tests, that the STORS and NitRem technologies meet or exceed current regulatory and statutory emission, disposal and water discharge standards. There can be no assurance that compliance with laws and regulations will continue in light of current regulatory efforts. In addition, the Company believes that it is currently in compliance with all applicable federal environmental regulations, if any, with respect to the DSR. There may be further efforts to impose more stringent environmental impact limitations relating to disposition of sewer sludge, nitrogen removal and other wastes. Laws and regulations may be changed and therefore there can be no assurance of compliance with future laws and regulations. See "- Disposition of By-Products".

Operational Risks

     The Company does not have, nor does it anticipate having for some indeterminable period of time, persons employed by it who are capable of operating installations of either the STORS or NitRem process on a day-to-day basis. If and when the commercial operation is built, then the Company will engage the services of operational employees. Therefore, operational risks include the requirement that the Company engage the services of a reputable operating firm with adequate financial resources, technical skills and a demonstrated history of success in environmental waste management to operate the STORS/NitRem facilities in domestic and foreign markets if and when commercialization is achieved. While the Company has conducted preliminary talks with operating entities it deems qualified to provide such operating skills, there can be no assurance that such entities will be willing to enter into satisfactory operating agreements with the Company. See "Business - Strategic Corporate Relationships".

Dependence on Key Management, Other Personnel and Battelle

     The Company is dependent on the efforts of its senior management and engineering staff including Dennis Cossey, Chairman of the Board and Chief Executive Officer, P.L. Montesi, President, and upon completion of this Offering, Alex Fassbender, PE, Executive Vice President/Engineering and Technology, and Gary Barket, Senior Vice President and General Counsel. The proceeds of key man life insurance policies on the lives of such individuals may not be adequate to compensate the Company for the loss of any such individuals. The Company intends to hire additional executive personnel and believes that its success will depend upon its ability to hire and retain such additional employees. The Company is totally dependent upon the engineering, laboratory, research and development skills and expertise of Battelle to supervise the design and implementation of a STORS or NitRem demonstration facility, for the conducting of laboratory analysis and characterization of various waste streams to be processed through a STORS or NitRem unit, to collect and analyze process equipment and performance data generated during a STORS and/or NitRem demonstration test, and for on-going research and development of the STORS and NitRem processes. While, at this time, the Company must rely on Battelle's engineers to work with the Company's strategic partners to supervise the design and implementation of the demonstration projects, management believes that upon completion of this Offering, it will be able to reduce its dependence on Battelle's supervision over the design and implementation of the STORS and NitRem demonstration facilities through the employment of Mr. Fassbender, and the ability of the Company to hire and contract with its own engineers and technicians. Although Battelle has no contractual obligation to support the Company's efforts to commercialize the Technologies, as the Licensor of the Technologies, it has been Battelle's practice to support the Company, as its Licensee, in such efforts. Battelle has provided services including legal services to maintain Technology patents, laboratory services, engineering and marketing personnel, materials and research and development to support the Company's efforts to commercialize the Technologies and pursue demonstration projects. The Company has reimbursed Battelle an aggregate of $64,000 over the last three years in connection with such support services. The loss of the services of Battelle or of any one or more of such persons may have a material adverse effect on the Company. See "Use of Proceeds", "Management - Employee Agreements" and "Interest of Management and Others in Certain Transactions - Relationship with Battelle".

     The Company's future success will depend in large part upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. The Company faces competition for hiring such personnel from other companies, government entities and other organizations. There can be no assurance that the Company will continue to be successful in attracting and retaining such personnel. See "Management".

Broad Discretion in Application of Proceeds

     Approximately 75% of the net proceeds of this Offering has been allocated for working capital and general corporate purposes. In addition, approximately 11% of the net proceeds of this Offering has been allocated for proposed collaborative ventures, research and development for which the Company has no binding agreements as of the date of this Prospectus. Accordingly, the Company will have broad discretion as to the application of a significant portion of the net proceeds of this Offering. The intended use of approximately 22% of the net proceeds includes: expenditures regarding formation of strategic alliances and/or joint ventures, including additional personnel, professional fees and administrative overhead, as well as costs associated with technology demonstrations for new applications and/or fields of use; payment of current liabilities of the Company as of June 30, 1997 for consulting, legal, professional and accounting fees and other general obligations of the Company, including $100,000 to the officers for back pay accumulated since 1994; legal and audit expenses; and costs associated with the acquisition, testing and patenting of new technologies or testing of current technologies for different uses and/or applications, including ammonia reduction process, and clean coal
process.   See "Use of Proceeds".

No Dividends

     The Company has never paid any dividends on its Common Stock, and has no plans to pay dividends on its Common Stock in the foreseeable future. See "Dividend Policy".

Potential Adverse Effect on Market Price of Securities from Future Sales of Common Stock

     In addition to the restrictions on transferability placed upon holders of Series B Common Stock, all shares of Series B Common Stock currently outstanding are "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Under Rule 144, subject to certain restrictions, 3,402,968 shares of Series B Common Stock would be eligible for sale 90 days after the date of this Prospectus, however, all 3,402,968 shares are subject to the Series B restrictive terms of the class. Additionally, an aggregate of 1,328,999 shares of Series B Common Stock issuable upon the exercise of the Series B Warrants and 60,600 shares of Series B Common Stock to be issued to certain noteholders of the Company also will be restricted securities upon purchase and will be eligible for sale under Rule 144 one year after purchase. The Company and the officers, directors and certain stockholders of the Company have agreed with the Underwriters that they will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any shares of Series B Common Stock or any securities convertible into, or exchangeable or exercisable for shares of Series B Common Stock, with limited exceptions, for a period of at least 12 months from the date of this Prospectus. Officers, directors, owners of 5% or more of Series B Common Stock and their affiliates own 2,182,102 shares of Series B Common Stock (includes all Series B Warrants). Upon completion of the Offering, officers, directors, owners of 5% or more of Series B Common Stock and their affiliates will own 2,289,415 shares of Series B Common Stock (including all Series B Warrants) and 63,579 shares of Common Stock from the Private Placement (does not include 63,579 Series 1 Warrants and 63,579 Series 2 Warrants also received in Private Placement). See "Private Placement". Shares of Common Stock issued in the Private Placement are subject to a lock-up agreement with the Representative prohibiting, without the prior written consent of the Representative, the sale or transfer of such Common Stock for a period of 180 days following the date of this Prospectus. Sales of substantial amounts of Series B Common Stock or Common Stock in the public market could adversely affect the market price of the Common Stock. See "Principal Stockholders" and "Shares Eligible for Future Sale".


    Future sales of Series B Common Stock by stockholders (including option and warrant holders) under Rule 144 of the Securities Act, or through outstanding registration rights granted to the holders of the Representative's Warrants, could have an adverse effect on the market prices of the Securities. The Company has agreed not to, directly or indirectly, issue, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. In addition, as described above, holders of Series B Common Stock are restricted from selling or otherwise disposing of their shares for 12 months following the date of this Prospectus without the consent of the Representative and noteholders receiving Common Stock in the Private Placement are subject to a lock-up agreement with the Representative prohibiting, without the prior written consent of the Representative, the sale or transfer of such Common Stock for a period of 180 days following the date of this Prospectus. Also, all officers and directors of the Company have entered into a 12 month lock-up agreement with the Representative, prohibiting sales of any Company securities by such officers and directors for 12 months following the date of this Prospectus without the consent of the Representative. However, when the Series B Common Stock restrictions on transferability are eliminated after expiration of the Lock-Up Period (as defined in "Description of Securities - Common Stock"), the Series
A and Series B classification of Common Stock shall be removed. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Securities. See "Description of Securities" and "Shares Eligible for Future Sale".

No Assurance of Public Trading Market; Arbitrary Determination of Public Offering Price; Possible Volatility of Common Stock

     Prior to this Offering, there has been no public market for the Series B Common Stock or the Securities, and there can be no assurance that an active trading market for any of the Series B Common Stock or the Securities will develop or, if developed, be sustained after the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources." The public offering prices of the Securities offered hereby and the terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Representative, and do not necessarily bear any relationship to the Company's assets, book value, results of operations or any other generally accepted criteria of value. Among the factors considered in such negotiations were prevailing market conditions, the history of and prospects for the industry in which the Company competes, an assessment of the Company's technology and management, the prospects of the Company, its capital structure, the market for initial public offerings and market prices of similar securities of comparable publicly-traded companies. No particular weight was given to any one factor over another. See "Underwriting".

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performances of specific companies. Announcements of new technologies and changing policies and regulations of the federal government and state governments and other external factors, as well as potential fluctuations in the Company's financial results, may have a significant impact on the prices of the Securities.

Penny Stock Classification

     The trading price of the Common Stock is less than $5.00 per share and, therefore, trading in the Common Stock will be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the Warrants and the ability of purchasers in this Offering to sell their securities in the secondary market.

Dilution

     Purchasers of the Units in this Offering will experience an immediate and substantial dilution of $2.79 per share, or approximately 84.5%, in the net tangible book value of the shares of Common Stock purchased by them in this Offering. Additional dilution to future net tangible book value per share may occur upon exercise of outstanding stock options and warrants (including the Warrants and the Representative's Warrants) and may occur, in addition, if the Company issues additional equity securities in the future. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution" and "Certain Relationships and Related Transactions".

Potential Adverse Effect on Market Price of Securities from Issuance of Preferred Stock

     The Company is authorized by its amended and restated Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock, or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of Common Stock. Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Common Stock and Warrants. See "Description of Securities".

Speculative Nature of the Warrants; Possible Redemption of Warrants

     The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing _____, 1998, holders of the Series 1 Warrants may exercise their right to acquire Common Stock and pay an exercise price of $3.96 per share [120% of the public offering price per share], subject to adjustment upon the occurrence of certain dilutive events, until _____, 2002, after which date any unexercised Series 1 Warrants will expire and have no further value. Additionally, commencing _____, 1998, holders of the Series 2 Warrants may exercise their right to acquire Common Stock and pay an exercise price of $6.60 per share [200% of the public offering price per share], subject to adjustment upon the occurrence of certain dilutive events, until _____, 2002, after which date any unexercised Series 2 Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

     Commencing _____, 1998, the Series 1 Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on OTC Bulletin Board equals or exceeds $6.60 per share [200% of the public offering price per share] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Additionally, commencing _____, 1998, the Series 2 Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on OTC Bulletin Board equals or exceeds $9.90 per share [300% of the public offering price per share] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are called for redemption, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then-prevailing market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event that holders of the Warrants elect not to exercise their Warrants upon notice of Redemption, the unexercised Warrants will be redeemed prior to exercise, and the holders thereof will lose the benefit of the appreciated market price of the Warrants, if any, and/or the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. See "Description of Securities - Warrants".


Current Prospectus and State Blue Sky Registration Required to Exercise Warrants

     The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified, or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. There can be no assurance that the Company will be able to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside. Until completion of this Offering, the Common Stock and the Warrants may only be purchased together on the basis of one share of Common Stock and one Warrant, but the Warrants will be separately tradeable immediately after this Offering. In the event investors purchase the Warrants in the secondary market or move to a jurisdiction in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities - Warrants".

                                USE OF PROCEEDS

The net proceeds to the Company from the sale of the Securities offered hereby, at an assumed public offering price of $3.30 per share of Common Stock, $.10 per Series 1 Warrant and $.10 per Series 2 Warrant, after deduction of underwriting discounts and other estimated offering expenses are estimated to be approximately $3,425,000 (approximately $3,977,100 if the Underwriters' Overallotment Option is exercised in full). The Company intends to utilize such net proceeds as follows:

                                                                                                                   Approximate
                                                             Percentage
                                       Approximate          of Net
                                     Dollar Amount        Proceeds
Working Capital and
 General Corporate Purposes             $2,580,000             75%
Other Current Liabilities(1)               384,000             11
Strategic Alliances and Technology
Demonstrations(2)                          240,000              7
Research and Development(3)                125,000              4
Repayment of Bridge Financing (4)(5)       100,000              3
                                      ----------           -------
                                      $3,429,000             100%


(1) Represents payment of current liabilities after offsetting approximately $242,000 of advances to officers and related accrued interest against deferred compensation payable pursuant to the 1991 Board of Directors resolution which provided for the right of offset of the Company as of June 30, 1997 for consulting, legal, professional and accounting fees (not prior audit fees) and other general obligations of the Company, including $100,000 to the officers for back pay accumulated since 1994.
(2) Includes expenditures regarding formation of strategic alliances and/or joint ventures, including additional personnel, professional fees and administrative overhead, as well as costs associated with technology demonstrations for new applications and/or fields of use.
(3) Costs associated with the acquisition, testing and patenting of new technologies or testing of current technologies for different uses and/or applications, including ammonia reduction process, and clean coal process.
(4) Represents repayment of loans from persons not converting in the Private Placement. See "Private Placement". The amount of bridge loans to the Company is approximately $1,341,000 plus interest as of June 30, 1997, including $606,000 to repay 12 noteholders who advanced loans to the Company since December 1996, and $735,000 to repay loans from certain shareholders. The notes for $606,000 have a term of the earlier of December 31, 1997 or three days after the closing of a public offering. The notes for $735,000 have a term of 48 months. However, certain holders of notes with aggregate principal and interest of approximately $1,001,655 have agreed to convert the principal balance owed and interest due into shares of Common Stock, Series 1 Warrants and Series 2 Warrants at a conversion rate of $3.18 of principal and interest for one Unit (a 10% discount from the public offering price of the Units). The Common Stock issued to such noteholders will be subject to a lock-up agreement with the Representative prohibiting sales or transfers of such Common Stock for 180 days following the date of this Prospectus without consent of the Representative. The Company has included approximately $1,001,655 received upon the above described conversion in calculating proceeds to the Company from this Offering. See "Description of Securities - Common Stock, Series B Common Stock", "Private Placement", "Concurrent Registration of Securities", and "Selling Securityholders". In addition, on July 25, 1997, an aggregate principal and interest of $391,192 owed to one noteholder was converted into shares of Series B Common Stock at a conversion rate of $2.00 of principal and interest for one share of Series B Common Stock. See "Certain Relationships and Related Transactions."
(5) The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares and Selling Securityholders' Warrants by such Selling Securityholders. However, the Company will receive proceeds from the exercise, if any, of the Selling Securityholders' Warrants. See "Private Placement", "Concurrent Registration of Securities", and "Selling Securityholders".


     The Company believes that the net proceeds of this Offering will be sufficient to meet its cash, operational and liquidity requirements for a minimum of 12 months after the date of this Prospectus. While the initial allocation of the net proceeds of this Offering represents the Company's best estimates of their use, the amounts actually expended for these purposes may vary significantly from the specific allocation of the net proceeds set forth above, depending on numerous factors, including changes in the general economic and/or regulatory climate, and the progress and development of potential collaborative working arrangements. However, there can be no assurance that the net proceeds of this Offering will satisfy the Company's requirements for any particular period of time. Without additional financing, the Company will be unable to carry out its business plan beyond such 12 month period. No assurance can be given that such additional financing will be available on terms acceptable to the Company, if at all. The inability of the Company to obtain such additional financing will have a materially adverse effect on the Company's business. See "Risk Factors - Need for Additional Financing." Pending specific allocation of the net proceeds of this Offering, the net proceeds will be invested in short-term, investment grade, interest-bearing securities of the United States Government.


                              DIVIDEND POLICY

     The Company has never declared or paid cash dividends, and does not intend to pay any dividends in the foreseeable future on its shares of Common Stock. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by the Board of Directors from time to time.

                              CAPITALIZATION

     The following table sets forth (a) the actual capitalization of the Company as of June 30, 1997, and (b) the capitalization as adjusted giving effect to the sale by the Company of the Securities offered hereby (at an assumed public offering price of $5.30 per share of Common Stock, $.10 per Series 1 Warrant and $.10 per Series 2 Warrant, and net of estimated offering expenses and underwriting discounts), and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Description of Securities." This table should be read in conjunction with the Company's Financial Statements and the notes thereto which are included elsewhere in this Prospectus.

                                              June 30, 1997
                                    --------------------------------
                                            Actual       As Adjusted
                                    --------------    --------------
Short Term Debt:
  Notes payable to stockholders
  See Note 2 of Notes to
  Financial Statements Unaudited)       $1,341,000            $0
                                        ==========        ==========
Shareholder's Equity:
  Preferred stock, $.001 par
  value; authorized 10,000,000
  shares; no shares outstanding            $     0            $0

Common stock, $.001 par value:
  Series A, authorized 10,000,000
  shares; no shares issued or
  outstanding; 1,293,047 shares
  issued and outstanding,
  as adjusted(1):                          $     0         1,515

Series B Common stock (2);
 authorized 65,000,000 shares;
 3,241,201 shares issued and
 3,157,372 shares outstanding;
 3,547,397 (2)(3)(4) shares
 issued and 3,463,568 shares
(2)(3)(4) outstanding,
 as adjusted                                 3,241       3,547(1)

Additional paid-in capital               3,843,918     8,763,944

Accumulated deficit                    (6,242,011)    (6,242,011)
Total stockholders' equity (deficit)   (2,394,852)     2,526,995
Total capitalization                  $(2,394,852)    $2,526,995
                                      ============    ===========



   (1) Includes 314,999 shares of Common Stock converted from short term debt to equity. See "Use of Proceeds" -- Note 5.
(2) Reflects the Company's two, four-to-one reverse stock splits.
(3) Includes 60,600 shares of Series B Common Stock issuable to noteholders of bridge loans made during the period from December 1996 through June 1997 upon completion of this Offering.
(4) Includes 195,596 shares of Series B Common Stock issued to a noteholder who converted short-term debt to equity and 50,000 shares of Series B Common Stock issued to such noteholder for an additional capital contribution to the Company. See "Use of Proceeds" -- Note 5.


                               DILUTION


     At June 30, 1997, the Company's negative net tangible book value was $(2,394,852). The net tangible book value of the Company is the tangible assets less total liabilities. After giving effect to the sale by the Company of the Securities offered hereby, at an assumed public offering price of $3.30 per share of Common Stock, $.10 per Series 1 Warrant and $.10 per Series 2 Warrant (and after deducting estimated underwriting discounts and offering expenses), and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of June 30, 1997 would have been approximately $2,526,995, or $.51 per share. This represents an increase in net tangible book value per share of $1.27 to the Company's existing stockholders and an immediate dilution of $2.79 per share to new stockholders purchasing Units in this Offering. The following table illustrates this dilution on a per share basis:

Assumed public offering
 price per share                                      $3.30
  Negative net tangible
   book value per share
   before the Offering(1)            $(.76)
  Increase per share
   attributable to
   payments by new
   stockholders                      $1.27

Pro forma net tangible
   book value per share
   after the Offering                                  $.51
                                                      -----
Dilution per share to
   new stockholders                                   $2.79
                                                      =====

---------------------
(1) Reflects the effect of the two, four-to-one reverse stock splits approved by stockholders March 2, 1994 and December 12, 1996.


     The following table sets forth, as of June 30, 1997, the number of shares of Series B Common Stock purchased from the Company by its existing stockholders, after giving effect to the two, four-to-one reverse stock splits approved by stockholders on March 2, 1994 and December 12, 1996 and the number of shares of Common Stock to be purchased by investors in this Offering at an assumed initial public offering price of $3.30 per share, the total consideration paid and to be paid to the Company, and the average price paid per share.


                     Shares Purchased    Total Consideration
                   --------------------  ---------------------   Average Price
                   Number       Percent   Amount       Percent    per Share
                   ------       -------   ------       -------    -------------
New investors   1,200,000       27%    3,960,000       63%        $3.30

Existing stock-
 holders(1)     3,217,972       73     2,373,129(2)    37%        $.74
                ----------      -------  ---------     ---------  --------
Total           4,417,972       100%    6,333,129      100%

--------------------
(1) Includes shares of Series B Common Stock outstanding and 60,600 shares of Series B Common Stock to be issued to noteholders of bridge loans made to the Company during the period from December 1996 through June 1997, upon completion of the Offering. Does not include 195,596 shares of Series B Common Stock issued to a noteholder who converted short-term debt to equity and 50,000 shares of Series B Common Stock issued to such noteholder for an additional capital contribution to the Company. See "Certain Relationships and Related Transactions".
(2)  Attributes no value to Warrants.


     The following table sets forth on a pro forma basis the number of shares of Series B Common Stock purchased from the Company by its existing stockholders, the number of shares of Common Stock to be purchased by investors in this Offering at an assumed initial public offering price of $3.30 per share and the Common Stock to be issued in the Private Placement, the total consideration paid and to be paid to the Company, and the average price paid per share.



                     Shares Purchased    Total Consideration
                   --------------------  ---------------------   Average Price
                   Number       Percent   Amount       Percent    per Share
                   ------       -------   ------       -------    -------------
New investors    1,514,999      30%      4,961,655     63%          $  3.28

Existing
 stockholders(1) 3,463,568      70       2,864,321(2)  37%          $ .83
                ----------      -------  ---------     ---------    --------
Total            4,978,567       100%    7,825,976     100%


---------------------
(1) Also includes 195,596 shares of Series B Common Stock issued to a noteholder who converted short-term debt to equity and 50,000 shares of Series B Common Stock issued to such noteholder for an additional capital contribution to the Company. See "Certain Relationships and Related Transactions".
(2)  Attributes no value to Warrants.


                         Summary Financial Data

     The summary financial data included in the following table as of September 30, 1996, for the five year period ended September 30, 1996 and for the period cumulative during the development stage through September 30, 1996, are derived from the Financial Statements appearing elsewhere herein. The summary financial data as of June 30, 1997, for the nine months ended June 30, 1996 and 1997 and for the period cumulative during the development stage through June 30, 1997 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the nine months ended June 30, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

Statement of Operations:


                                                                    Cumulative
                                                                     during
                                                                    development
                                                                   stage through
                          Year Ended September 30                September 30,
                -----------------------------------------------   --------------
                1992       1993      1994      1995      1996         1996
Operating
 Revenues        $    0       $   0     $   0     $   0     $   0        $   0

Operating
  Expenses            0           0         0         0         0            0

General and
 Administra-
 tive           533,284   1,195,722   721,496  756,3415    20,364    4,834,502

Payments
 under
 Licenses        33,000           0    48,500   123,000         0      627,266
               --------   ---------  --------  --------   -------   ----------
Loss from
 Operations   (566,284) (1,195,722) (769,996) (879,341) (520,364)  (5,461,768)

Interest
 Income          15,972       1,908     2,714     2,391     6,942       60,785

Interest
 Expense       (12,439)    (14,107)     (145)  (20,048)  (38,199)    (140,418)
              ---------   ---------  --------  --------  --------  -----------


Net Loss      $562,751)$(1,207,921)$(767,427)$(896,998)$(551,621) $(5,541,401)
             ========== =========== ========= ========= =========  ===========

Net loss
 per
 share (1)  $(.15)      $(.32)     $(.20)    $(.24)     $(.15)     $(1.50)

Cash
 Dividends
 paid          $0          $0         $0        $0         $0          $0



                                                        Cumulative
                                    Nine Months       during development
                                      Ended            stage through
                                     June 30,            June 30,
                             -----------------------  -----------------
                                 1996         1997          1997
Operating Revenues              $       0     $       0    $       0

Operating Expenses                      0             0            0

General and Administrative        361,521       652,398    5,486,900

Payments under Licenses                 0             0      627,266
                               ----------    ----------   ----------
Loss from Operations            (361,521)     (652,398)  (6,114,166)

Interest Income                     4,961         9,361       70,146

Interest Expense                 (26,273)      (57,573)    (197,991)
                               ----------    ----------   ----------

Net Loss                     $  (382,833)   $ (700,610) $(6,242,011)
                                =========     =========   ==========

Net loss per share (1)          $(.10)       $(.18)       $(1.68)

Cash Dividends paid             $    0       $   0        $    0




Balance Sheet Data:


                     September 30, 1996             June 30, 1997
                     ------------------    ---------------------------------
                                              Actual          As Adjusted(3)
                                           ------------       --------------
Working capital
 (deficit)           $(1,805,242)          $(2,641,181)         $2,522,530

Total assets             173,333               422,878           3,050,269

Total liabilities      1,867,575             2,817,730             523,274

Stockholders'
  equity (deficit)    (1,694,242)           (2,394,852)          2,526,995


-------------------
(1) Net loss per share is calculated on the basis of the weighted average shares of Common Stock outstanding, after giving effect to the implementation of the two, four-to-one reverse stock splits approved by the stockholders on March 2, 1994 and December 12, 1996, for each period presented. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.
(2) Gives effect to the initial application of the estimated net proceeds from this Offering. See "Use of Proceeds".

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     ThermoEnergy Corporation ("Company") is a development stage company involved in the marketing and development of certain environmental technologies primarily used for solving waste water problems. These technologies include two chemical processes known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (STORS, NitRem and DSR are referred to collectively as the "Technologies"). The Company's application of STORS and NitRem through the use of a STORS-DSR, NitRem-DSR, or a combination of both types of equipment, are designed to eliminate damaging organic and nitrogenous contaminants, respectively, from municipal and industrial waste streams.

     The Company is the exclusive worldwide licensee for the Technologies (except for STORS in Japan) which were developed by Battelle Memorial Institute ("Battelle"), an independent research and development organization. The Company intends to sell equipment (i.e. STORS-DSR or NitRem-DSR) and services to government and industrial users, sublicense the Technologies to industrial users or third parties, or build, own and operate municipal and/or industrial waste water treatment facilities. The Company's business strategy is based upon entering into collaborative working relationships with established engineering and environmental companies, or formal joint venture agreements relative to the application of the technologies for specified industries or markets. The Company is currently negotiating project-specific working arrangements with Foster Wheeler Environmental Corporation. The Company also has joint marketing arrangements with Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc. and plans to enter project specific working arrangements when such projects are identified and funding is obtained. The Company has not generated any operating revenues or any profits. The Company currently has two projects to demonstrate the Technologies: a nitrogen removal test facility in New York City and a demonstration project to evaluate nitrogen removal at the TRIES project, Radford Army Ammunition Plant in Radford, Virginia. In addition, the Company is in the process of negotiating a STORS demonstration facility for the San Bernardino Valley Water District. The Company will not be required to make capital contributions to any such projects and the Company will not receive any revenues or earnings from these demonstration projects. The Company will be reimbursed for administrative and operating costs from the two demonstration projects underway and is negotiating similar arrangements for the third demonstration project.

     Since its formation in 1988, the Company has devoted substantially all of its resources to funding the payments due under license agreements, searching for opportunities to employ its technologies in demonstration facilities and seeking capital necessary to sustain the Company's efforts. After a demonstration unit has been successfully operated and the Technologies have been proven commercially viable, the Company may still require additional investment capital and/or debt financing to continue its operations.

Plan of Operations

     The Company plans to use the net proceeds from the Offering to satisfy the cash requirements for its operations for the next eighteen months. Additional funds may be necessary in the event the Company takes on other projects or makes an acquisition of another company to facilitate the Company's commercial demonstration of its technologies.

     Over the next twelve months, the Company expects to add the following personnel: (i) two executives to senior management; (ii) seven engineering, technical and sales positions; and (iii) three clerical positions.

     The overall goal of the Company is to successfully complete a demonstration project for STORS and/or NitRem through all of the projects and strategic working arrangements discussed above. Management plans to utilize these demonstration facilities to expand the visibility of the Company in the municipal, industrial, Department of Defense and Department of Energy markets. A successful demonstration project is the single most important business factor in the implementation of the Company's plan of operation.

     The Company anticipates that the Offering will enable the Company to complete the Radford Army Ammunition Plant and the New York City demonstration projects. The Company believes that such projects, if successful, will allow the Company to generate income through the commercialization of the Technologies.

Results of Operations

     Nine months ended June 30, 1997 compared to nine months ended
June 30 1996.

     For the nine months ended June 30, 1997, the Company incurred a net loss of $700,610 as compared to $382,833 for the nine months ended June 30, 1996.

     General and administrative expenses and travel expenses increased during the period ended June 30, 1997 compared to June
30, 1996 due to the Company's efforts in pursuing equity capital and selected projects. Interest expense also increased between the same two periods due to the increase in notes payable to stockholders.

       Year ended September 30, 1996 compared to year ended
September 30, 1995 and year ended September 30, 1995 compared to year ended September 30, 1994

     The net losses for the periods presented resulted primarily from salaries and other administrative expenses, contractual obligations to Battelle Memorial Institute Pacific Northwest Laboratories, travel expenses and professional fees. The decrease in general and administrative expenses during the year ended September 30, 1996 compared to the same period of the prior year was due primarily to the concentration of the Company's efforts in pursuing selected projects and conserving cash. The increase in general and administrative expenses during the year ended September 30, 1995 compared to the same period of the prior year was due primarily to fees for the Company's outside financial advisory firm. General and administrative expenses were reduced in 1995 and 1994 by approximately $20,000 in each year as a result of a cost reimbursement Letter Subcontract with the United States Department of Defense.

     Payments under licenses increased during the year ended
September 30, 1995 due primarily to the $75,000 license fee more fully described in Note 7 of Notes to Financial Statements.

     Travel and entertainment expenses decreased during the years ended September 30, 1996 and 1995 compared to the prior year due to the concentration of the Company's efforts in pursuing selected projects and conserving cash. Interest expense for the years ended September 30, 1996 and 1995 was attributable to the Company's notes payable to stockholders, which are more fully described in Note 4 of Notes to Financial Statements.

Liquidity and Capital Resources

     During the year ended September 30, 1996, the Company used $257,166 of cash in operations compared to $506,809 in 1995 and $628,233 in 1994. During 1992, the Company initiated a public offering of 125,000 shares of Series B Common Stock at a price of $16.00 per share. The offering was conducted on a "best efforts" basis, primarily by directors and officers of the Company. Effective January 5, 1994, the offering was terminated. A total of 93,129 shares were sold at a price of $16.00 per share and an additional 6,438 shares were issued at $16.00 per share in satisfaction of notes payable and related accrued interest. Currently, there is no public market for the Series B Common Stock.

     During 1996 and 1995, the Company met its liquidity needs primarily from borrowings from stockholders (see Note 4 of Notes to Financial Statements). During 1994, the Company met its liquidity needs from sales of warrants for Series B Common Stock to stockholders and from available cash.

     Management plans to meet the Company's liquidity needs during the year ending September 30, 1997 with proceeds from the sale of additional stock through this Offering.

     Management plans to meet long-term liquidity needs primarily from revenues derived from commercial contracts the Company hopes to obtain subsequent to successful demonstrations of its Technologies, such as the Radford NitRem, New York City NitRem and San Bernardino STORS demonstration projects.

     The Company believes that the net proceeds from this Offering will be sufficient to meet its cash, operation and liquidity requirements for a minimum of 18 months after the date of this Prospectus. The Company has allocated $240,000 of the net proceeds of this Offering for the funding of proposed collaborative ventures. These costs include, but are not limited to, salaries and benefits of personnel, equipment design and procurement costs, costs of leasing or otherwise obtaining additional operating facilities, analytical and other testing costs, professional fees, insurance, marketing and other administrative expenses. As of the date of this Prospectus, the Company has not determined the specific amount of net proceeds of the Offering to be applied to any of the proposed collaborative ventures because the Company is currently in negotiations with such proposed venture partners, involving, among other issues, the level of its proposed funding commitment. See "Use of Proceeds" and "Business/Strategic Corporate Relationships".

Recent Pronouncements of the Financial Accounting Standards Board

     The Financial Accounting Standards Board has issued Statements of Financial Accounting Standard Statements No. 121, "Accounting for Long Lived Assets" and No. 123, "Accounting and Disclosure of Stock-Based Compensation." Statement No. 121 is effective for years beginning after December 15, 1995. The effect of adoption of Statement No. 121 will not have a material effect on the Company's financial statements. Statement No. 123 is effective for years beginning after December 15, 1995. Since the adoption of the Company's Stock Option Plan, which was approved by the Board of Directors on January 3, 1997, is subject to stockholder approval, management has not made a determination of the impact of Statement No. 123 on the Company's financial statements.

Net Operating Losses

     The Company has net operating loss carry forwards as of September 30, 1996, of approximately $4,400,000 which expire in the years 2003 through 2011. The amount of net operating loss carried forward that can be used in any one year will be limited by the applicable tax laws which are in effect at the time such carry forward can be utilized. A valuation allowance of approximately $1,685,000 has been established to offset any benefit from the net operating loss carry forward as it cannot be determined when or if the Company will be able to utilize the net operating losses. See
Note 5 of Notes to Financial Statements.

Impact of Inflation

     Although inflation has slowed in recent years, it is still a factor in the economy. Since the Company has no significant revenues, inflation primarily affects the Company's travel costs
and cost of outside services.   It could also affect the cost of
constructing demonstration and full-scale facilities in the future. The Company will consider the impact of inflation in its financing plans.
                             BUSINESS

     The Company was incorporated in Arkansas on January 19, 1988, under the name Innotek Corporation, at the direction of the Board of Directors and majority shareholders of American Fuel and Power Corporation ("AFP"). In 1986, AFP executed an agreement with Battelle concerning development of the STORS and NitRem technologies. However, since AFP's primary business was motor fuel additives and industrial lubricants, AFP sublicensed the technologies to the Company, under an agreement requiring that 70% (approximately 1,543,750 shares) of the Company's initial outstanding common stock be issued and subsequently distributed to AFP shareholders. The Company subsequently entered a license agreement with Battelle Memorial Institute which supersedes the previous agreement between Battelle and AFP. On December 12, 1996 the Company changed its name from Innotek Corporation to ThermoEnergy Corporation. (See Certain Relationships and Related Transactions).

     The Company is the exclusive worldwide (except STORS in Japan) licensee for certain environmental technologies developed by Battelle. These technologies are primarily aimed at solving waste water problems for broad-based markets. These technologies include two chemical process technologies known as the Sludge-To-Oil Reactor System (STORS[TM]) and Nitrogen Removal (NitRem[TM]). The third technology, a dual-shell pressure balance vessel, known as the Dual-Shell Reactor[TM] ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted (collectively, STORS, NitRem and DSR are referred to as the "Technologies"). The Company's applications of the Technologies eliminate damaging organic and nitrogenous contaminants from municipal and industrial waste streams.

     STORS is a thermochemical process that converts raw undigested municipal sewage sludge (biosolids) into a useable fuel oil similar to diesel fuel. Management believes that integrating the Technologies into the design of municipal sewage sludge treatment and processing facilities results in (i) an environmentally responsible treatment of sewage sludge and (ii) cost efficiencies as a result of lower capital and operating costs for these treatment and processing facilities. The introduction of STORS into the municipal waste water processing industry will not only allow municipal operators to meet or exceed regulatory standards, but should also drastically reduce ordinary or conventional capital and operating costs for treatment facilities.

     NitRem is a hydrothermal process, similar in operation to STORS, applied to processing solely aqueous waste streams. When operating in conjunction with STORS, NitRem can process waste water to near drinking water standards, allowing for the recovery and reuse of this valuable resource. In addition, NitRem, operating as a stand alone technology, can convert virtually any hazardous or non-hazardous aqueous waste stream containing nitrogenous compounds (nitrates, nitrites, amines and ammonia) into an environmentally safe and acceptable form. NitRem's compact design is ideal for small mobile processing units, opening up an additional markets. Since the waste is processed and treated on-site, the waste generator is not susceptible to long-term liabilities associated with off-site waste processing or storage (e.g. landfilling).

     Both the STORS and NitRem process chemistries are conducted in the patented reactor-within-a-reactor equipment, the DSR, licensed by the Company from Battelle. Management believes that the unique design of the DSR provides STORS and NitRem with an advantage over competing technologies. See "Competition and Proprietary Information".

     Environmental reform efforts have influenced a series of state and federal legislation establishing strict but realistic, environmental standards designed to protect both water and air quality. The impact of this legislation on waste water discharged by municipal and industrial sources has been significant. Plagued by under- capacity and obsolete facilities, publicly owned waste water treatment facilities ("Publicly Owned Treatment Works" or "POTW's") are in need of significant improvements to meet federal and state discharge requirements from legislation such as the Ocean Dumping Ban Act of 1988, the Land Ban Acts, the amended Clean Air Act and rules promulgated thereunder. This legislation, coupled with improvements in chemical detection instrumentation and expanded reporting requirements, have placed rigorous demands on "conventional" waste water treatment and sludge disposal methods currently utilized by municipalities and industry. In addition, interstate compacts, such as the Long Island Sound Agreement and the Chesapeake Bay Agreement, targeted specific waste streams that cause severe ecological damage, ultimately destroying aquatic life ("eutrophication"). The most significant among these pollutants are "nutrients", i.e., nitrogen and phosphate. Known as nutrient loading, the discharge of these compounds into our rivers, lakes or estuaries is a leading cause of eutrophication. Section 320 of the Clean Water Act lists 16 estuaries of national significance that require priority attention, with provisions for additional estuaries to be added in the near future. The economics involved in meeting these new mandates are forcing POTW operators to seek new, alternative treatment and recycling technologies in order to achieve compliance at an affordable cost.

     According to the Environmental Business Journal's ("EBJ"), Annual Industry Overview, Vol. IX, April, 1996, the U.S. environmental industry reached $180 billion in revenues in 1995, posting a growth of 4.3% over 1994. The four largest of EBJ's fourteen environmental industry segments, in terms of revenues generated by private- and public-sector entities related to environmental infrastructure, are solid waste management, wastewater treatment works, water utilities and resource recovery. These four segments represent 57% of total environmental industry revenues. The single largest sector of this market is waste water treatment works, accounting for $27 billion annually, a market which posted an annual average growth of 7.1% between 1989 and 1995.

     The EPA, in its Needs Survey Report to Congress, 1992, estimated the capital required to meet minimum waste water treatment standards in the United States through the year 2012 would be between $31.3 and $37.4 billion.

     Although the Company can neither predict its share of the capital expenditures for improvements by the water and waste facilities market, nor predict the growth in such market, the Company believes that such improvements and growth could include the Technologies if the Company is able to 1) successfully complete one or more of the demonstration projects discussed below and 2) execute on its marketing plan.

     From a competitive standpoint, the lower capital requirements for a STORS/NitRem waste water treatment facility make it an attractive option for municipalities, such as New York City and San Bernardino. The top 60 municipal waste water treatment markets account for approximately 80% of all the sewage sludge generated annually in the United States. The Company believes these markets are excellent privatization candidates where the Company could build, own and operate the waste water facilities for the municipality over a contracted period (usually 20 years). These contracts, known as "take or pay" agreements, would call for the local municipal government to pay the Company on a per dry ton per day through-put basis. The Company estimates that these 60 markets will produce approximately 8 million dry tons of sludge per year at a current average internal cost rate in excess of $550 per dry ton or an equivalent of $4.4 billion annually.

     The Company's business strategy is to establish joint ventures or other collaborative working arrangements with larger, more established companies currently operating in the Company's targeted markets. The Company intends to enter into these relationships to
(i) effect direct sales of equipment and services to government or industrial users, (ii) sublicense the technologies to industrial users, or (iii) to build, own and operate municipal and/or industrial waste water treatment facilities. The Company is currently negotiating project-specific working arrangements with Foster Wheeler Environmental Corporation. The Company also has joint marketing arrangements with Roy F. Weston, Inc., Dan Cowart, Inc., and Mitsui & Co. (U.S.A.), Inc. and plans to enter project specific working arrangements when such projects are identified and funding is obtained. See "Business - Strategic Corporate Relationships".

     The Company currently has two projects to demonstrate the Technologies and is in the process of negotiating a third. The Company will not be required to make capital contributions to any such projects and the Company will not receive any revenues or earnings from these demonstration projects. The Company will be reimbursed for administrative and operating costs from the two demonstration projects underway and is negotiating similar arrangements for the third demonstration project.

     In October 1994, the Company and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES"), signed an agreement to undertake a demonstration project to evaluate the nitrogen removal process and NitRem's ability to economically and safely treat residual water streams produced from the manufacture of various explosives, such as trinitrotoluene ("TNT") redwater, DNT contaminated wastewater, and various RCRA waste streams within the Department of Defense industrial base and the Department of Defense Commercial Facilities. The NitRem DSR unit was delivered to the project site, Radford Army Ammunition Plant, Radford, Virginia, in June 1997, began operations July 21, 1997. The first phase of the DoD RAPP test was concluded on September 5, 1997. The second phase of the test will begin at the discretion of DoD RAPP personnel and will process additional hazardous waste streams as identified by the Dept. of the Army. TRIES holds the contract with the DoD, Department of Army, and the Company has subcontracted with TRIES for the project. See "Business - Nitrogen Removal Demonstration - United States Department of the Army Program".

     In July 1996, the Company signed a No Cost Test Agreement ("New York Agreement") with the City of New York, Bureau of Clean Water - Department of Public Works. The purpose of the New York Agreement is to allow the City of New York to evaluate the Company's nitrogen removal processes, including NitRem and any other nitrogen removal process the Company may acquire, and its ability to satisfy the City of New York's nitrogen removal requirement imposed on the City of New York by new federal and state wastewater discharge standards. Successful laboratory and pilot plant results from testing actual samples of New York City's centrate discharge led to the design of this demonstration project. Pursuant to the New York Agreement, Foster Wheeler Environmental Corporation will manage this demonstration project which is scheduled to begin in October 1997. The Company's role in this demonstration project will be limited to providing the Technologies, design and installation of the facility. This will be the first collaborative effort between the Company and Foster Wheeler Environmental Corporation to demonstrate this nitrogen removal process. See "Business - Nitrogen Removal Demonstration - New York City Project".

     In September 1996, a $3,000,000 federal matching grant was appropriated by Congress for use by the San Bernardino Valley Water District ("SBVWD") for the design, construction and operation of a large-scale STORS wastewater treatment demonstration facility. The terms of the grant require SBVWD to provide matching funds for this demonstration project. Assuming the negotiations have been completed between the Company and SBVWD for the construction of this project, the capacity for this demonstration will have a through put capacity equal to or greater than 75% of the wastewater treatment facilities currently operating within the United States. The Company anticipates that it will be responsible for the design and installation and will subcontract for the construction and operation of the SBVWD demonstration facility. However, there is no assurance that the Company will enter into a definitive project arrangement with SBVWD, or that such arrangement, if entered into, will be on terms and conditions that are sufficiently favorable to the Company to enable it to generate profits. See "Risk Factors - Dependence on Strategic Corporate Relationships; EPA Discretion and Uncertainty of Technologies to Achieve Results" and "Business - STORS Demonstration".

     Although the Company believes that it will be able to enter into additional working arrangements with additional strategic partners and, if the demonstration projects are successful, be awarded sales and/or service contracts based on the Technologies, there can be no assurance that any of these discussions will result in working arrangements, demonstration project contracts, or contract awards, or that such agreements or contracts will result in revenue for the Company. Even if a demonstration project is successfully completed, there can be no assurance that the Company will be awarded commercial contracts for such a project. Even if such contracts are awarded, neither STORS nor NitRem nor the DSR have ever been utilized on a large-scale commercial basis, and there is no assurance that either STORS, NitRem or the DSR will perform successfully on a large-scale commercial basis or that it will be profitable to the Company. There can also be no assurance that either STORS, NitRem or the DSR will not be superseded by other competing technologies. See "Risk Factors - Commercialization of Technologies beyond Test Stage".

     The Company registered 125,000 shares of common stock with the Securities and Exchange Commission on June 24, 1992. The Company subsequently sold 93,129 shares of stock, issued 6,438 shares in satisfaction of notes payable with related accrued interest, and terminated the offering effective January 5, 1994. On July 16, 1997, the Company entered into a nonbinding Letter of Intent with the Underwriters, an NASD member, broker-dealer, with respect to the Offering. The corporate offices of the Company are located at 323 Center Street, Suite 1300, Little Rock, Arkansas, 72201. The Company's telephone number is (501) 376-6647.

GENERAL OPERATIONS

     The Company is engaged in the development of STORS, a thermochemical process for converting sewer sludge to fuel, NitRem, the process of aqueous phase destruction of nitrates, nitrites, ammonia in amines, and the DSR. Although the STORS technology is generally focused at the municipal waste water treatment market, and the NitRem technology is generally focused at the hazardous waste disposal market, the two technologies work together. NitRem is used to eliminate the ammonia stream and biological oxygen demand for the waste water that is discharged by the STORS process.

     The Company has pursued its development and commercialization of the Technologies through direct marketing to potential end-users as well as through strategic relationships with Battelle, the developer of the Technologies, and Foster Wheeler USA Corporation, an international engineering and construction company. The Company has License Agreements with Battelle, and relies on Battelle to perform all research for the Company.

     The License Agreements with Battelle grant ThermoEnergy an exclusive license to make, use and/or sell the Technologies worldwide, except for STORS in Japan. ThermoEnergy is required to pay royalties to Battelle based on the volume of waste processed through commercialized technologies and the direct sales of DSR equipment. Pursuant to the terms of the License Agreements, the Company has until January 31, 1998 to commercialize either STORS or NitRem or the DSR. "Commercialization" as defined in the License Agreement is the construction and continuous operation of at least one facility with the capacity of ten dry ton equivalent or 1,000 gallons of liquid per day. If the Company cannot complete a full scale demonstration facility, the License Agreement will terminate unless the Company is able to renegotiate an extension. Pursuant to the License Agreements, Battelle continues to reserve rights in the Technologies for research and development purposes. See "Recent Developments".

     A Japanese corporation, Japan Organo, Inc. ("Organo") successfully built and operated a large-scale demonstration STORS facility in a Tokyo suburb between 1992 and 1996. Other than to confirm that the STORS process works on a large-scale basis, this operation has no connection to the Company, and there are no plans to work with Organo on this or any future STORS facility. However, Organo has, in the past, allowed Battelle and the Company to bring potential clients to the site to view the operation and talk directly to their operating engineers. In addition, Organo continues to publish in relevant trade journals a significant amount of operational data generated through the operation of the large-scale demonstration plant. The Company has the exclusive worldwide rights to STORS, except in Japan. The Company has the exclusive worldwide rights, including Japan, to NitRem and the DSR. The Company is currently negotiating with Mitsui & Co., Ltd. to market both the NitRem process and the Dual-Shell Reactor system in Japan.

     All STORS and NitRem facilities will utilize the DSR as the primary equipment to process all waste streams addressed by these two process chemistries. The DSR utilizes standard off-the-shelf materials, part and/or ancillary components, including the reactor shell and insert, pumps, pipes, valves, computer hardware, operations and diagnostic software. The uniqueness of the technology lies in the combination of the chemistry and the configuration of the process layout to produce the desired results. There are no raw materials used in the fabrication of STORS or NitRem facilities, which are fabricated from inventoried parts and components purchased direct from manufacturers or suppliers.

     STORS and NitRem facilities are very similar in design to existing synthetic fuel, oil refining and chemical process facilities employed on a large-scale by major corporations worldwide. The design of these existing facilities can be readily modified to accommodate the STORS and/or NitRem process differences.

     Operating labor represents the single largest operating and maintenance cost of a STORS or NitRem operating facility, accounting for approximately 10% to 30% of the operating cost, depending on the size of the facility. Like any chemical process or refinery operation, the economy-of-scale is directly proportional to the size of the facility (i.e., the larger the facility, the lower the per unit cost to process).

     Since all STORS and NitRem operational systems are computer monitored and controlled, operation of a STORS or NitRem facility requires two different skill levels. The first is the facility operations manager, who will typically be a professional engineer (either chemical, mechanical or environmental). The second level will consist of equipment operators which will be any employee with average mechanical and/or equipment maintenance skills. All will receive specific as well as cross training on the operations of their particular facility.

     STORS will be primarily marketed to the municipal waste water treatment industry. The Company believes that the municipal waste water treatment market represents 90% of the long-term market potential for STORS, and represents $4.4 billion annually.

     NitRem can process a wide variety of waste streams from such industries as food processing, oil refining, petrochemical and chemical processing, pulp and paper processing, pharmaceuticals, nuclear materials production, textile manufacturing, explosives and energetics manufacturing.

     Throughput capacity is determined by reactor size. The demonstration projects will determine the optimum reactor size which the Company anticipates to be between one to two million gallons per day per reactor. Thereafter, the volume of the waste stream will determine the number of reactors necessary for either a STORS or NitRem processing facility.

     The Company does not currently possess the technical, operational or financial resources necessary to construct or operate STORS or NitRem facilities at either a demonstration or commercial facility level. The Radford Army Ammunition Plant and the New York City demonstration projects are funded by the U.S. Army and Foster Wheeler, respectively. The Company anticipates that the San Bernardino Project will be funded by the U.S. EPA. Consequently, the Company's future operations will depend upon its ability to attract adequate capital, so that it may in turn acquire the technical and operational expertise and services required for commercial and/or demonstration facilities of either the STORS or
NitRem technologies.   The Company will use the proceeds from the
Offering, in part, to hire the engineering and technical staff necessary to fulfill the Company's role in the demonstration
projects.   No facilities have yet been built, outside Japan, that
employ either STORS or NitRem on a commercial basis. (See "Recent Developments".) Until large-scale demonstration facilities have been constructed and operated for a period of time sufficient to produce reliable operating data, it is not possible to accurately estimate capital needs for a STORS or NitRem facility and such capital needs can only be approximated at plus or minus 20% by an engineering firm with experience and expertise in the chemical processing industry. Therefore, the Company believes that in order to prove the commercial feasibility of the STORS and NitRem technologies, a large-scale demonstration facility must be sited, constructed and operated successfully. For this reason, the Company has actively promoted the STORS technology since 1988 and the NitRem technology since 1991 with the dual goal of convincing either a United States governmental agency or private industry to fund a full scale demonstration facility of either one or both technologies. See "STORS Demonstration" and "Nitrogen Removal Demonstration".

     The Company will employ conventional separation techniques standard in similar industries. The oil fraction will be siphoned off and sent to a holding tank. The water fraction will be returned via a dedicated pipeline to the front-end of the wastewater treatment plant to be processed utilizing standard industry practices. The char by-product will be handled in one of two ways. If the incoming sewage sludge feedstock contains relatively small percentages of toxic materials (e.g. cadmium, mercury, PCB's, etc.) then the char can potentially be used as a stand-alone fuel source (for example in a cement kiln) or mixed with the oil fraction and used as a fuel source for industrial furnaces or incinerators. However, if the percentage of toxic materials in the influent exceeds regulatory limits then the char can be grouted in cement blocks utilizing conventional methods and landfilled. Both methods of char disposal will be tested on the SBVWD demonstration projects scheduled for the fourth quarter 1997.

RECENT DEVELOPMENTS

     The Company plans to continue its commercialization efforts during the next fiscal year for both the STORS and NitRem technologies within their target markets, i.e., municipal waste water treatment and hazardous waste disposal markets respectively. The Company is not required to make capital contributions to the projects listed below and although the Company will be reimbursed for administrative and operating costs, it will not receive any revenues or earnings from these demonstration projects.

STORS DEMONSTRATION

     STORS is a thermochemical liquefaction process which uses alkaline digestion to dissolve sewage sludge. In the process the sludge is subjected to temperatures ranging from 265 degrees to 350 degrees Centigrade and pressures high enough to prevent boiling. Under these conditions, Aldol Condensation occurs, breaking the sludge into low molecular weight components which recombine to form aromatic compounds. Carbon dioxide and water are eliminated during the dissolution, yielding a hydrophobic product (light oil) with a much higher heating content than the starting sludge. The oil product has a heating value equal to 80% - 90% of that of diesel, and accounts for up to 50% of the organics contained in the influent. The char, or ash, product has a heating value of about 1500-2500 cal/g; however, it represents such a small percentage (less than 5%) of the by-product that it is of little economic value.

     A retrofit STORS physical municipal waste water plant, which is an existing plant to which the Company adds the STORS technology, will consist of one or more reactor units, supported by ancillary equipment, including pumps, holding tanks, valve, computerized controls, heat exchangers and centrifuges. A retrofit of a small STORS facility, e.g. 20 million gallons per day, is projected to cost approximately $8 million. A large scale facility, capable of handling 500,000,000 gpd or greater, has a projected cost range of $65,000,000 to $100,000,000 depending on specific site conditions and sludge constituency (i.e. % of industrial vs. residential, % metals, etc.).

     Alternatively, a new STORS waste water treatment facility, which is a greenfield project or a facility built from the ground up, would have capital costs equal to a retrofit STORS system, in addition to the cost for supporting waste water treatment equipment including, but not limited to, screens/filters for incoming sewage, commutators, thickeners and clarifiers. However, this equipment would be significantly smaller than that needed for current conventional waste water treatment systems utilizing digestors and denitrification equipment, representing a substantial savings in land and capital equipment.

     To sell a full scale commercial STORS waste water treatment system to a municipality, a demonstration plant must be built at and integrated with a working waste water treatment facility and operated for a long enough period of time to generate engineering data sufficient for the initiation of construction of a full scale commercial system. This requires a "host" city willing to join with ThermoEnergy and Battelle in such a project and participate by contracting to have a STORS system located at one of its waste water treatment facilities. San Bernardino, California has been identified by the Company as a "host" city.

     ThermoEnergy has met with various local, state and federal officials in California in an effort to locate funding for a full-scale STORS demonstration facility. In May of 1996, ThermoEnergy and Battelle representatives met with city officials at San
Bernardino Valley Water District ("SBVWD") to discuss siting of a $6,000,000 full-scale STORS demonstration project in the San
Bernardino area. The SBVWD agreed to host the project and is aware that matching funds for the federal government grant is required.
Subsequently, the United States House and Senate approved, in PL
104-204, September 26, 1996, a $3,000,000.00 federal matching grant to the SBVWD for the design, construction and operation of a large-scale STORS Waste Water Treatment Demonstration Facility. The
General Accounting Office has authorized the EPA's San Francisco office, to disburse the funds accordingly and to administer this grant for the SBVWD project. Assuming the negotiations have been completed between the Company and SBVWD for the construction of this project, the Company anticipates this demonstration plant will have a throughput capacity equal to or larger than 75% of currently operating waste water treatment facilities within the United
States. The Company anticipates that it will be responsible for the design and installation, and will subcontract for the construction and operation of the demonstration facility.

     The EPA continues to maintain discretionary control over the disbursement of the $3,000,000 federal matching grant discussed above. While it is currently the EPA's intention to disburse the funds for the SBVWD project, it is possible that the EPA, in its sole discretion, may redirect these funds for use on a full-scale STORS demonstration project in another EPA region.


NITROGEN REMOVAL DEMONSTRATION

     NitRem is a noncatalytic, hydrothermal process that converts, under heat and pressure, aqueous phase nitrogenous compounds (i.e., nitrates, nitrites, amines and ammonia) found in industrial and municipal waste into nitrogen gas, water, oxygen and carbon dioxide. The chemistry is similar to gas-phase thermal deNOx except that it is conducted in the liquid or supercritical phases. The NitRem process typically operates in the near-critical regime where temperatures range between 325 degrees and 375 degrees Centigrade and pressures range from 2500 - 3000 psi.

     Capital costs for a NitRem industrial process system is expected to range from $300,000 to $10,000,000. The determining factors for costs are (a) the specific waste stream, (b) through-put, and (c) the specific compliance standard to be achieved.
However, many large manufacturing facilities, such as large refineries or chemical process plants, may need more than one
NitRem system to handle a variety of waste streams generated by different plant operations.

     Other uses for NitRem systems, including commercial/government ships and oil drilling platforms, require specialized designs that could add up to 30 to 40% in additional capital costs.

     To sell a full-scale commercial NitRem system to a municipality, industrial or military client, the Company must first demonstrate the viability of the process at full scale. The
Company has initiated two such demonstration facilities which are scheduled to begin operation in the first quarter of 1997.

United States Department of the Army Program

     ThermoEnergy and Sam Houston State University, doing business as the Texas Regional Institute for Environmental Studies ("TRIES") signed an agreement in October 1994 allowing ThermoEnergy to demonstrate its NitRem technology to evaluate the nitrogen removal process and its ability to economically and safely treat TNT redwater, DNT contaminated wastewater and various other RCRA waste streams within the Department of Defense ("DoD") industrial base and DoD commercial facilities. ThermoEnergy is the lead subcontractor on this project.

     The first NitRem commercial scale demonstration unit is planned for the Radford Army Ammunition Plant, in Radford, Virginia. The project plans for this $5,000,000 NitRem demonstration project have been completed and been approved by the Army Armament Research Development Command ("ARDEC"). Pursuant to a purchase order issued by ARDEC, ThermoEnergy engaged Glitsch Process System Inc. (a wholly-owned subsidiary of Foster Wheeler Corporation) to fabricate the NitRem unit. The demonstration unit was delivered to Radford on June 16, 1997 and began operations July 21, 1997. Under the Company's supervision, this demonstration facility will be used to process a number of different hazardous waste streams resulting from the manufacture of explosives, including TNT, DNT, HMX and RDX. This NitRem system has been designed as a mobile system in order to process additional waste streams from other Department of Defense sites.

    The first phase of the DoD RAPP test was concluded on September 5, 1997. The second phase of the test will begin at the discretion of DoD RAPP personnel and will process additional hazardous waste streams as identified by the Dept. of the Army.


New York City Project

     The second commercial scale nitrogen removal demonstration project is a team effort between ThermoEnergy, Foster Wheeler Environmental Corporation and the City of New York to test the Company's capability to cost-effectively eliminate the concentrated ammonia discharge, or centrate, from eight of New York City's fourteen waste water treatment facilities. The City of New York currently produces over three million gallons of centrate daily, which the City projects will reach five million gallons daily by 2001. This concentrated ammonia waste stream is a leading cause of eutrophication in the Long Island Sound. Laboratory tests conducted on actual samples of New York City centrate in May of 1996, and June of 1997, by Battelle successfully resulted in eliminating the ammonia present in the centrate. The City of New York and the Company signed a No Cost Test Agreement in July 1996 which allows the Company to demonstrate, on site, the Company's nitrogen removal processes, including NitRem and other such nitrogen removal processes as the Company may acquire. The demonstration facility will be managed by Foster Wheeler Environmental Corporation. The unit, designed as a mobile unit, is scheduled to begin operation in October 1997 and conclude not less than 150 consecutive calendar days, nor more than 200 consecutive calendar days from the start date.

     ThermoEnergy will provide the technology and, in conjunction with Battelle, assist in the design, engineering and operation of the New York City Nitrogen Removal demonstration facility. Foster Wheeler Environmental Corporation will finance, design, build and manage the overall demonstration project. In addition, should New York City decide to use the Company's technologies in a large-scale commercial project, the Company anticipates that Foster Wheeler will be the prime contractor for the design, construction and installation of equipment for the project facility and the Company will provide design assistance, deliver the Technologies and oversee the operations of the project.

STRATEGIC CORPORATE RELATIONSHIPS

     In September 1994, the Company and Foster Wheeler USA Corporation executed a non-binding Worldwide Marketing Agreement whereby both companies have agreed to jointly market, develop and commercialize the Technologies on a non-exclusive basis. The companies have agreed in principle to work together to develop marketing strategies, identify potential projects and develop joint proposals. The agreement contemplates that when a potential project is identified, the Company will provide Foster Wheeler USA Corporation with the necessary process and design information, and Foster Wheeler USA Corporation will design, procure and construct the required processing facilities for any contracts awarded.
Under the agreement, each party is subject to confidentiality obligations. The initial term of the agreement is ten years and the agreement will be automatically extended in three-year periods thereafter. The agreement may be terminated by the mutual agreement of the parties. The Company and Foster Wheeler USA Corporation are working on a marketing strategy for private sector business, initially targeting the pharmaceutical, pulp and paper and petrochemical industries in the U.S. and Europe. In addition, the Company and Foster Wheeler USA Corporation have begun a joint marketing effort within the Department of Navy Surface Systems Command.

     In March 1996, the Company entered into a Marketing Agreement with the Atlanta based Dan Cowart, Inc. ("DCI") to market, develop and commercialize the Technologies in Georgia and Florida. DCI is a multi-discipline construction and development firm for large scale real estate projects. Under the agreement, the Company has granted DCI the exclusive right to exploit any and all applications of the Technologies for municipal, local governmental and real estate development markets in Georgia and Florida, and the nonexclusive right to exploit any and all applications of NitRem for industrial markets in Georgia and Florida. The agreement contemplates the formation of a joint venture between the companies to construct and operate future projects. The Company will provide technical and administrative support to assist DCI in its efforts to obtain such projects. The Company will derive revenue upon the sale of a STORS DSR or NitRem DSR unit to an end-user, and fees associated with the operation of such projects. DCI is to be paid a one time success fee of 62,500 warrants convertible into 62,500 shares of ThermoEnergy Series B Common Stock, exercisable within ten years from the date of granting the warrants at a price of $2.00 per share, within 90 days upon the signing of an agreement with a target customer to purchase or utilize any of one of the Technologies. The agreement is for a term of ten years. If no project contracts have been signed by March 28, 1998, the exclusivity of the contract can be terminated by either party upon one month's written notice and, thereafter, DCI's rights to the Technologies in Georgia and Florida would become nonexclusive. The Company in conjunction with Battelle, is developing a comprehensive audio-visual presentation to be used by DCI in its marketing efforts. In addition, DCI has engaged the services of a regional engineering firm to work directly with the Company and Battelle to work on scheduling meetings with municipal and state waste water authorities in Georgia and Florida. Currently, no specific projects are being negotiated.

     In April 1996, the Company entered into a non-binding Memorandum of Understanding with Roy F. Weston, Inc. ("Weston") of West Chester, Pennsylvania, which may be terminated by either company upon written notice to the other. Weston is an engineering firm which participates in the development of large scale civil engineering projects. The purpose of the memorandum is to provide a preliminary framework for the joint pursuit by the companies of business opportunities for the application of the Technologies.
The memorandum contemplates that Weston will provide engineering, construction management, installation, operations and maintenance services in connection with such projects, while the Company will provide the Technologies at a reasonable fee no greater than the Company's most favored licensees. The memorandum incorporates by reference a Proprietary Information Agreement dated August 22, 1995, previously signed by the parties pursuant to which each company has agreed to maintain in confidence all proprietary information furnished by the other.

     In October 1996, the Company entered into a non-binding Memorandum of Understanding ("MOU") with Foster Wheeler Environmental Corporation and Mitsui & Co. (U.S.A.), Inc. ("Mitsui") regarding potential water and waste water projects in Brazil, Mexico and Peru. The purpose of the MOU is to set forth the likely roles of the companies in connection with any business involving the Technologies. As contemplated by the MOU, ThermoEnergy Corporation would provide the rights to use the Technologies for projects jointly developed in Brazil, Mexico and Peru, Foster Wheeler Environmental Corporation would, on contract awards, design, construct and, possibly, operate the Technologies at the identified projects, and Mitsui would gather information regarding opportunities, identify projects, and, possibly, seek to
arrange financing for various projects.   The participants have
held several meetings pursuant to the MOU to discuss possible projects.

     The Company has historically lacked the financial and other resources necessary to market the Technologies or to build demonstration projects. The Company believes that its working arrangement with Foster Wheeler Environmental Corporation has enabled the Company to identify hosts and to fund these projects as well. The Company believes that establishing such relationships is the most efficient and effective way to commercialize the Technologies.

COMPETITION AND PROPRIETARY INFORMATION

     In seeking to introduce STORS as an alternative sewage sludge disposal technology to incineration, land filling, composting or land application, the Company will compete with major waste disposal companies, environmental technology companies and foreign waste disposal interests. Land filling, the most common disposal practice in the United States, while permissible, has been affected by enactment of EPA Regulations on land disposal restrictions promulgated under of the Solid Waste Disposal Act and the Resource Conservation and Recovery Act of 1976, as amended (40CFR268). Composting is the process whereby sewage sludge is cured over a lengthy period and mixed with wood chips or a similar substance for use as a fertilizer. This process requires vast amounts of space. Land application is the process of spraying wet sludge over an area after the sludge has been processed by a waste water plant. This process is not a disposal method that will gain wide use or acceptance. Incineration is the second most common disposal practice in the United States and is, on average, the most expensive disposal practice in the United States because of its initial capital requirements and operating expense. The future of sludge incineration in the United States has been adversely affected by the Clean Air Act. The conventional disposal manufacturers and operators with whom the Company must compete have in many cases long-established ties to the sewage sludge disposal industry and have proven disposal methodologies. Many such companies also have research and development budgets, marketing staffs and financial and other resources which far surpass the resources of the Company. There can be no assurance that such competitors will not attempt to develop and introduce similar disposal technologies. None of the Company's identified competitors have, to the Company's knowledge, achieved significant commercial acceptance with similar technologies.

     Management believes it can offer competitive alternatives to POTWs using STORS. The STORS thermochemical process is conducted in a closed reactor (DSR) thereby alleviating the necessity of transporting the sludge and exposing the sludge to the ambient air.

     In addition to the actual disposal technologies, there are other competitive factors to be considered by POTWs in savings comparing sludge disposal processes, such as present and future compliance probability, maturity of process technology, political and public acceptance, capital cost, required space and expected lifetime. Management believes POTWs' major considerations in selecting disposal technologies is not just of the operating cost of the process itself, but the total operating costs of the entire waste water treatment processing facility. As a result, the Company believes its processes are unique among sludge treatment technologies because the Technologies eliminate the need for biological sludge treatment, both digestion and nitrification/denitrification, allowing facilities to be designed and built meeting standards regulator at a dramatically lower cost.

     In addition, management believes by using smaller size STORS and NitRem plants POTWs will be able to handle the same flow capacity with lower capital and operating costs.

     Management believes the STORS/NitRem combination facility goes further than other technologies to solving the total waste problems faced by a waste water facility. For example, the Company believes that STORS and NitRem offer POTWs a more cost-effective basis for tertiary water treatment, allowing the recovery and reuse of water processed through the waste water treatment plant with a minimal amount of processing. STORS removes nitrogen, heavy metals, phosphorus, many toxic compounds and produces a high energy fuel. Industrial wastewater often poses the same issues as does municipal wastewater. In addition, there is a large volume of toxic slurries and solutions which pose an even greater problem for their generators than exists for municipalities. A review of the regulatory and technical situation for industrial discharges was presented in the industry journal "Chemical Engineering" in June of 1992: Part 1 - New Environmental Regulations Pose Challenges for Industry, and Part 2 - A Guide to Industrial Pretreatment. The review demonstrates the diversity of wastewater issues faced by industrial facilities, and it is clear that the best solution will vary by industry and even by facility. However, management believes that there are many situations where either a robust technology, insensitive to pollutant concentrations and solids content, or a high destruction efficiency will be required. These situations will often become sales opportunities for the Company.

     Although the Company has an exclusive License Agreement with Battelle for the STORS technology, STORS is not a patentable technology. The Japanese company which originally sponsored the Battelle STORS research has continued its own research in STORS technology for the Japanese market.

     The Company has the rights to two process patents for the NitRem process, one patent for a combined STORS/NitRem process, one patent for the Dual-Shell Reactor System, and one patent for a pumping system to feed sludge into the STORS reactor.

     In addition, companies already engaged in the sewage sludge disposal business, some of which have significantly greater financial capability than the Company, could independently develop similar technological processes and reactors and reach viable commercialization prior to the Company doing so. Certain of the Company's potential competitors have contacted the Company or have been contacted by the Company and have expressed interest in acting as operators of STORS and NitRem facilities which the Company hopes to install.

     The Company anticipates that its primary markets fall into two basic categories: remediation, or environmental clean-up of prior contamination, and waste minimization, or pollution prevention. Both market segments will include the disposal of a wide variety of waste streams, many of which contain toxic and/or hazardous constituents. These two primary markets will consist of three categories: municipal, federal agencies, and industry. The municipal markets will involve the STORS and NitRem technologies for the process and treatment of municipal waste water. Work for federal agencies will almost exclusively utilize the NitRem technology to process a wide variety of waste streams for the Departments of Defense (DoD) and Energy (DoE). DoD and DoE work will involve both remedial and waste minimization efforts. The Company has conducted several tests on DoD wastes utilizing the NitRem pilot plant located at Battelle Pacific Northwest Laboratory, in Richland, Washington. As a result of these tests, Company management is currently collaborating with Foster Wheeler Environmental Corporation to pursue contracts with DoD to dispose of (i) munition residuals resulting from the manufacture of explosives, (ii) rocket propellants, torpedo propellants, chemical/biological weapons, and excess toxic and hazardous ship wastes. Projects where the Company's NitRem technology could benefit DoE are remedial in nature, e.g. the clean-up of aqueous radionuclides resulting from the production of radioactive materials for nuclear weapons over the past sixty years.
Management has identified sites where it believes that NitRem could prove useful, include Hanford, Washington, Savannah River site, South Carolina, and Mound, Ohio.

PRIVATIZATION

     A key part of the Company's long-term strategy is to capitalize on the trend toward privatization of municipal services traditionally provided by city government.

     The Company intends to form one or more joint venture arrangements to pursue privatization opportunities in the municipal water/waste water industry. In February 1997, the Company joined with Foster Wheeler Environmental Corporation and Dan Cowart, Inc. in responding to a preproposal solicitation by the City of Atlanta for privatization concepts and Technologies, to which it has not yet received a response.

RESEARCH AND DEVELOPMENT

     Research and development activities with respect to STORS and NitRem are ongoing and are generally conducted by Battelle. The Company conducted no research and development activities for the Company for the nine months ended June 30, 1997. Payment under licenses expenditures for the Company were $0, $123,000, and $48,500 for the years ended September 30, 1996, 1995, and 1994, respectively.

ENVIRONMENTAL MATTERS

     Congress recently passed the Clean Drinking Water Act, in addition to H.R. 1907, which requires municipal authorities to publish, on a regular basis, the contents and quality of the municipalities drinking water. The Company believes this Act will bring to the attention of the public sector the amount of certain undesirable elements existing in the drinking water provided by the municipal water works, including ammonia and nitrogen. Such attention could result in public pressure on municipal officials to provide drinking water free of contaminants.

Employees

     As of June 30, 1997, the Company had a total of 2 employees, both full-time: the Chairman and Chief Executive Officer and the President. Both of the Company's employees have entered into agreements with the Company requiring them not to disclose the Company's proprietary information, assigning to the Company all rights to inventions made during their employment, and prohibiting them from competing with the Company. The Company's employees are not represented by any labor union. The Company believes that relations with its employees are satisfactory.

Properties

     The Company leases approximately 1200 square feet of space in Little Rock, Arkansas from an unaffiliated third party under a month to month lease, which the Company uses as its principal executive offices. In the event such lease is not extended or renewed, the Company believes that it would be able to find comparable facilities in the same geographic area at lease rates comparable to those it currently pays.

Legal Proceedings

     There are no pending material legal proceedings to which the Company or its properties are subject.

                              MANAGEMENT

Executive Officers, Key Employees and Directors

     The names and ages of the executive officers, key employees and directors of the Company, and their positions with the Company, are as follows:


     NAME              AGE(1)       POSITION
Dennis C. Cossey        51          Chairman of the Board,
                                    Chief Executive Officer,
                                    Secretary and Director

Primo L. Montesi        62          President and Director

Alexander G. Fassbender 42          Executive Vice President/
                                    Engineering and Technology(2)

Gary P. Barket          50          Senior Vice President and
                                    General Counsel(2)

Louis J. Ortmann, DDS   60          Director

J. Donald Phillips      63          Director

Andrew T. Melton        50          Director

Dr. Paul A. Loeffler     50          Director

Jerald H. Sklar         60          Director

----------------

(1)  As of June 30, 1997.
   (2) Positions will be assumed upon completion of this Offering.

     Dennis C. Cossey has served as Chief Executive Officer and Director of the Company since 1988 and Chairman of the Board since 1990. Prior to joining the Company, Mr. Cossey served in executive and sales positions at a number of companies, including IBM Corporation and Peter Kiewit and Sons Engineering. Mr Cossey is a member of the American Society of Naval Engineers, the U.S. Naval Institute, the Society of Naval Architects and Marine Engineers and the Association of Energy Engineers.

     Primo L. Montesi has served as President, Chief Operating
Officer and Director of the Company since 1988.

     Alexander G. Fassbender will serve as Executive Vice President/Engineering and Technologies. Prior to joining the Company, Mr. Fassbender was Manager of Technology Commercialization at Battelle Pacific Northwest Laboratories. He has held various
positions with Battelle since 1976.   Mr. Fassbender received his
B.S. (Chemical Engineering) in 1976 from the University of California, Berkley, his MBA in 1980 and his M.S. (Chemical Engineering) in 1988.

     Gary P. Barket will serve as Senior Vice President and General Counsel to the Company. Mr. Barket received his J.D. degree from the University of Arkansas in 1971 and has been both a partner with the Davidson Law Firm, Ltd. in Little Rock, Arkansas, and outside counsel to the Company since 1990. Mr. Barket also serves on the Board of Directors of the Little Rock Port Authority.


     Louis J. Ortmann, DDS, currently is a Director of Louis J.
Ortmann Dental Clinic, Inc.  Dr. Ortmann has been practicing
dentistry for the last 30 years.   Dr. Ortmann has served as a
Director of the Company since September 1991.

     J. Donald Phillips is an insurance executive in Little Rock, Arkansas, and currently National Sales Manager for Citizen's
Fidelity Insurance Corporation, an Arkansas-based insurance company. Mr. Phillips has been employed by Citizen's Fidelity
Insurance Corporation since November 1989. Mr. Phillips has served as Director of the Company since November 1990.

     Andrew T. Melton is a vice president with Merrill Lynch Capital Markets in Little Rock, Arkansas. He has served in this position since 1995. Mr. Melton is also chief executive officer and the principal shareholder of Solomon Financial, Inc., a company he started in January, 1997, specializing in financing Canadian
imports to the U.S.   Mr. Melton is a certified public accountant
and received an MBA in finance and a Bachelor of Science degree in economics from Louisiana Tech University. From 1986 to 1994, Mr. Melton served as Executive Vice President, Chief Financial Officer and Treasurer of Worthen Banking Corporation, Little Rock Arkansas. Mr. Melton has served as a director of the Company since his election September 5, 1997.

     Dr. Paul A. Loeffler is a professor of chemistry at Sam Houston State University, Huntsville, Texas. He has been in this position since 1985, and has been with the chemistry department of Sam Houston State University since 1975. Dr. Loeffler received his Ph.D. and M.A. in organic chemistry from Rice University. Dr. Loeffler also serves as a member of the Board of Directors and is the associate director of the Texas Regional Institute for Environmental Studies ("TRIES") in Huntsville, Texas. Dr. Loeffler has served with TRIES since 1992. Dr. Loeffler has served as a director of the Company since his election on September 5, 1997.

     Jerald H. Sklar, is a member of Waring Cox, PLC, Memphis, Tennessee, where he has practiced since being admitted to the bar in 1965, concentrating in corporate, financial and transactional work. He received a B.A. from Washington & Lee University and an
LL.B. from Vanderbilt University.   Mr. Sklar is also a principal
in Ruby Avenue, LLC, a family business that develops and owns residential and commercial real estate, and Crestwood Partners, L.P., which invests in operating businesses. Mr. Sklar has served as a director of the Company since his election on September 5, 1997.


Election of Board of Directors

     The Board of Directors of the Company consists of seven Directors. Up to seven people may serve on the Board of Directors. Directors are elected at the Company's Annual Meeting of Shareholders. Seven Directors serve staggered three year terms, with two Directors elected each year, and one Director serves a five year term. Louis J. Ortmann and J. Donald Phillips were elected on May 3, 1995 and will serve three year terms until May 1998 or until their successors are duly elected. Primo L. Montesi was elected May 1, 1996 and will serve a three year term until May 1999 or until his successor is duly elected. Thomas Randall Kemp was also elected as a director May 1, 1996 to serve a three year term. Mr. Kemp resigned April 15, 1997 at the request of the Company to ensure the continued independency of the Company's auditors. On September 5, 1997, the Board of Directors elected Jerald H. Sklar to fill the vacancy created by Mr. Kemp's resignation. Mr. Sklar will serve until May of 1999 or until his successor is duly elected. Dennis Cossey was elected to a five year term on May 1, 1996 and will serve until May 2001 or until his successor is duly elected. Andrew T. Melton and Dr. Paul A. Loeffler were elected on September 5, 1997 and will serve three years until the 2000 Annual Meeting of Shareholders or until their successors are duly elected.

     The Company has agreed for a period of five years after the date of this Prospectus, if requested by the Representative, to use its best efforts to nominate for election to the Company's Board of Directors one person designated by the Representative. In addition, the Representative may designate a person to receive all notices of meetings of the Company's Board of Directors and all other correspondence and communications sent by the Company to its Board of Directors and to attend all such meetings of the Company's Board of Directors. The Company has agreed to reimburse designees of the Representative for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors. No person has yet been designated by the Representative to be nominated for election to the Company's Board of Directors. See "Underwriting."

     The Board of Directors has established three standing committees. P.L. Montesi serves on the Executive Compensation Committee and is its chairman. The function of the Executive Compensation Committee includes reviewing the Company's executive salary structure and approving salary and bonus awards to certain key employees. The Compensation Committee will review and administer the 1997 Stock Option Plan when funded and any Incentive Stock Option plans, if any, when proposed and adopted. Donald Phillips, Louis Ortmann and Jerald H. Sklar serve on the Audit Committee. Donald Phillips is chairman of the Audit Committee.
The Audit Committee reviews the scope and results of the audit by the Company's independent auditors, makes recommendations to the Board as to the selection of independent auditors, and has approval authority with respect to services provided by the independent auditors. In addition, it reviews systems of internal control, reviews accounting policies and procedures, and directs and supervises investigation into matters within the scope of its duties. Dennis Cossey, Donald Phillips and P.L. Montesi serve on the Executive Committee, the chairman of which is Dennis Cossey. The Executive Committee meets on a monthly basis or as deemed necessary to oversee the operations of the Company.

Directors' Compensation

     Except for the options granted in 1991 to J. Donald Phillips to purchase 6,250 shares of Common Stock, Directors do not receive any compensation for their service on the Board.

Executive Compensation

     The following table sets forth the cash and non-cash compensation paid by the Company for the years ended September 30, 1996, 1995 and 1994 to the Chief Executive Officer and to the four most highly compensated executive officers of the Company. Except as set forth below, no executive officer of the Company had a salary and bonus during the years indicated that exceeded $100,000 for services rendered in all capacities to the Company.


                     SUMMARY COMPENSATION TABLE

                                       Annual Compensation
     Name and                     -----------------------------
Principal Position                Year     Salary         Bonus
------------------                ----   -----------      -----
Dennis Cossey,
Chief Executive Officer and       1996    $110,777(1)       --
Secretary                         1995    $ 95,120(1)       --
                                  1994    $ 85,140

Primo L. Montesi, President       1996    $110,777(1)       --
                                  1995    $ 95,120(1)       --
                                  1994    $ 85,140

    (1) At September 30, 1995, of the $95,120 reported as salaries to officers, $79,860 was accrued and not paid. All of the reported amount at September 30, 1996 was accrued and not paid.


Employment Agreements

     Upon completion of this Offering, Company will enter into a five-year employment agreement with Dennis Cossey under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Cossey shall receive an annual salary of $145,000 per annum.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with P.L. Montesi under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Montesi shall receive an annual salary of $145,000 per annum.

     Prior to completion of this Offering, Messrs. Cossey and Montesi entered into employment agreements with the Company providing a base salary of $72,000 with 10 percent annual increases (which have been effective as of January 1 of each year precedent, until the salary of each individual reaches $175,000). Messrs. Cossey and Montesi also were subject to discretionary incentive compensation of up to 50 percent of the base salary of each individual determined by the Compensation Committee. Deferred compensation aggregating $16,678, $16,000 and $11,677 was accrued during the years ended September 30, 1996, 1995 and 1994, respectively, pursuant to the interest provisions of the compensation agreements.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with Alex Fassbender under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Fassbender shall receive an annual salary of $130,000 per annum. Mr. Fassbender's duties and employment with Battelle will terminate as of the date of this Prospectus.

     Upon completion of this Offering, the Company will enter into a five-year employment agreement with Gary Barket under which he shall devote substantially all of his business and professional time to the Company and its business development. Under such agreement, Mr. Barket shall receive an annual salary of $120,000 per annum. Mr. Barket's duties and employment as a partner of the Davidson Law Firm will terminate as of the date of this Prospectus.

     Each of the employment agreements with Messrs. Barket and Fassbender require the full-time services of such employees, subject to permitted service with professional-related service organizations and other outside activities that do not materially interfere with the individuals' duties to the Company. The agreements also contain covenants (a) restricting the employee from engaging in any activities competitive with the business of the Company during the term of such employment agreements, (b) prohibiting the employee from disclosure of confidential information regarding the Company, and (c) confirming that all intellectual property developed by the employee and relating to the business of the Company constitutes the sole property of the Company. In addition, each of Messrs. Cossey and Montesi has entered into a similar non-competition, non-disclosure and intellectual property agreement with the Company.

     The Company is the sole beneficiary of a $500,000 and a $200,000 key man life insurance policy on the lives of Messrs. Cossey and Montesi, respectively, and plans to apply for a $500,000 key man life insurance policy on the life of Mr. Fassbender and a $250,000 policy on the life of Mr. Barket upon engagement of their employment.

Limitation of Directors' and Officers' Liability and
Indemnification

     The Company has included in its Amended and Restated By-laws provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 4-27-801 et seq of the Arkansas Business Corporation Act of 1987 (the "Arkansas Law"), or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Arkansas Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as its directors and officers.


Stock Options

     On January 3, 1997, the Board of Directors approved the Company's 1997 Stock Option Plan, subject to the approval by holders of a majority of the holders of Common Stock. Such approval was obtained at the Annual Meeting of Shareholders held on September 5, 1997. The Plan provides that Officers and/or key employees and non-employee Directors of the Company may receive incentive Stock Options and Non-Qualified Stock Options to purchase up to an aggregate of 750,000 shares of Company Series B Common Stock. The Board of Directors awarded, effective upon completion of this Offering, stock options under the Plan to certain key executive officers the right to purchase an aggregate of 505,000 shares of Series B Common Stock, all of which provide for an exercise price at the initial offering price per share. Stock Options for 150,000 shares of Series B Common Stock were granted to each Messrs. Cossey and Montesi, respectively, and are exercisable at the rate of 33-1/3% of the number of options granted in each of calendar years 1998 through 2000, inclusive, and unless unexercised, expire ten (10) years from the date of the grant, subject to prior termination in accordance with any applicable stock agreements. Stock options for 100,000 shares of Series B Common Stock were granted contingent upon completion of this Offering to each Messrs. Fassbender and Barket, respectively, whose employment will be effective upon completion of this Offering are exercisable at the rate of 20% of the number of options granted in each calendar year 1998 through 2002, inclusive, and unless unexercised, expire ten (10) years from date of grant, subject to prior termination in accordance with any applicable stock agreements. In addition, the Plan provides for non-qualified options of 1,000 shares of Series B Common Stock to be awarded, automatically, without further action by the Board or the Stock Option Committee on the third business day following the day of each annual meeting of the stockholders of the Corporation for each person who is then a member of the Board of Directors and who is not an employee of the Corporation or any of its subsidiaries.
Each 1,000 share option granted to a non-employee Director will become exercisable beginning one (1) year from the date of the annual meeting of shareholders on which the date of the options were granted. If a non-employee Director is elected by the Board of Directors to begin serving as Director on a date not coincident with the annual meeting date, the Director will be granted the initial 1,000 share option as of the date of the first meeting at which he or she serves as Director; however, his or her options will become first exercisable beginning one (1) year from the date of the annual meeting at which he or she is first elected by the stockholders and he or she will not receive an additional grant of options upon his first election to the Board.

     With respect to the qualified or "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Plan provides that the exercise price of each option must be at least equal to 100% of the fair market value of the common stock as of the date such option is granted and requires that all such options have an expiration date not later than the date which is one (1) day before the tenth anniversary of the date of the grant of such options. However, with certain limited exceptions and in event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate.


     The following table lists information on stock options granted to each of the Company's Executive Officers and Directors and to all Executive Officers and Directors as a group. All of such stock options were granted on January 3, 1997 effective upon completion of the Offering, subject to shareholder approval obtained September 5, 1997, at the Annual Meeting of Shareholders. As of the date of this Prospectus, none of such options have been exercised.

                    Number of
                     Shares                Percentage of
                    Underlying   Type of   Total Options   Exercise
Name of Officer      Options     Option      Granted        Price
and Director         Granted     Granted    Under Plan     per
Share
---------------     ----------   --------  -------------   ----------
Dennis C. Cossey       150,000    Qualified                     29.7%            (1)

P.L. Montesi           150,000    Qualified                     29.7%            (1)

Alexander Fassbender                100,000              Qualified           19.8%              (1)

Gary P. Barket         100,000    Qualified                     19.8%            (1)

Five Non-Employee
  Directors            5,000   Non-Qualified      1.0%        (1)

All Executive
 Officers and
 Directors as a
 Group(which would
 be 9 persons)       505,000                      100%        (1)


(1) Exercise price per share equals price of Common Stock in Offering.

Executive Bonus Plan

     On January 3, 1997, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less than 5% of net sales in each year, and provided that the aggregate bonuses in each year (out of the maximum amount of 1% of annual net sales) shall not be in excess of the proportion by which the Company's net profit before taxes is greater than 5% of net sales but less than 15% of net sales. The Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants; provided, that for fiscal 1997, the following persons shall (subject to their continued full-time employment with the Company) be entitled to receive the following percentages of the bonus payments, if any, payable in respect of fiscal 1997:


Name of Participant            Percentage of Available Bonus Pool
-------------------            ----------------------------------
Dennis C. Cossey                              20%
P.L. Montesi                                  20%
Alexander Fassbender                          15%
Gary P. Barket                                15%
Other Employees                               30%


     Bonuses under the Bonus Plan are not exclusive of other bonuses that may be awarded by the Board of Directors of the Compensation Committee from time to time.

                      PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to (i) the beneficial ownership of the Series B Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Series B Common Stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group, and (ii) the number of shares of Series B Common Stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.


                                                     Percentage of
                              Number of            Shares Outstanding
                               Shares           -------------------------
Name and Address of           Beneficially        Before            After
Beneficial Owner             Owned (1)(2)       Offering         Offering
-------------------------    ------------       --------         --------

P.L. Montesi
22 Greenway Drive
Little Rock, AR 72212           332,334(3)           9.39             7.77
Dennis Cossey
11706 Pleasant Ridge Drive
Little Rock, AR 72212           310,674(4)           8.82             7.27

J. Donald Phillips
218 Belmont
No. Little Rock, AR 72216            6,250           *                *

Louis J. Ortmann
3832 Victoria Road
Festus, MO 63028                 44,254(5)           1.27             1.05

Andrew T. Melton
11825 Hinson Road
Suite 102
Little Rock, AR 72212             --                                 --   --

Dr. Paul A. Loeffler
128 Royal Oaks
Huntsville, TX 77340              --                --               --
Jerald H. Sklar
50 N. Front Street, Suite 1300
Memphis, TN 38103                88,215(6)           2.67             2.09

Alexander Fassbender
Battelle Pacific
Northwest Laboratories
Battelle Blvd.
Richland, WA  99352                    625           *

All Officers and Directors
 as a Group(9 Persons)          781,470(7)          22.13            18.54

Centerpoint Power
 Corporation of VA
8228 Smithfield Road
Springfield, VA 22152           701,875(8)          16.85            14.27

Frank T. Rayner
P.O. Box 16532
Panama City, FL 32406           241,715(9)           6.95             5.73

Robert Trump
167 E. 61st Street
New York, NY 10021             644,595(10)          17.21            14.33

---------------------
* Less than 1%

   (1) The number of shares of Series B Common Stock referred to below reflects the number of shares beneficially owned after the 1994 Reverse Split and the 1996 Reverse Split were effected by the Company. See "Description of Securities -- Common Stock."
   (2) Computed based on the number of shares of Series B Common Stock outstanding as of June 30, 1996. Except as indicated in the footnotes set forth below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Series B Common Stock shown as beneficially owned by them. All information assumes no exercise of the Overallotment Option. See "Underwriting". The numbers shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within sixty (60) days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

   (3)Does not include 2,188 shares of Series B Common Stock owned by Mr. Montesi's wife distributed to her on February 9, 1993, pursuant to her status as a shareholder of common stock of American Fuel and Power Company ("AFP") in like amount. Pursuant to shareholder action of the Company May 21, 1988, the Company agreed to issue to AFP stockholders one share of the Company's common stock for each share of AFP common stock outstanding as of April 15, 1988. Mr. Montesi's wife was one of such shareholders of AFP entitling her to stock of the Company. Mr. Montesi disclaims beneficial ownership of the shares of Series B Common Stock owned by his wife. Includes 1,875 Series B Warrants purchased February 20, 1996 for $150 exercisable at $2.00 per share for restricted stock within forty-eight months from date of purchase and assumes the exercise of all Series B Warrants. Includes 6,500 shares of Series B Common Stock to be received upon repayment of a January 1997 loan to the Company upon completion of the Offering. See "Certain Relationships and Related Transactions". Also includes 50,000 shares of Series B Common Stock vesting, subject to stockholder approval, under the Company's 1997 Stock Option Plan. Also includes 23,901 shares of Common Stock to be received in the Private Placement upon conversion of $76,005 of principal and interest owed by the Company for bridge loans from Mr. Montesi. Does not include 47,802 Warrants to be received by Mr. Montesi in the Private Placement. Shares of Common Stock issued in the Private Placement are subject to a lock-up agreement for a period of 180 days. See "Description of the Securities."

   (4)Includes 1,875 Series B Warrants purchased February 20, 1996 for $150 exercisable at $2.00 per share for restricted stock within forty-eight months from date of purchase and assumes the exercise of all Warrants. Includes 2,523 shares of Common Stock to be received in the Private Placement upon conversion of $8,020 of principal and interest owed by the Company for bridge loans from Mr. Cossey. Does not include 5,046 Warrants to be received by Mr. Cossey in the Private Placement. Shares of Common Stock issued in the Private Placement are subject to a lock-up agreement for a period of 180 days. See "Description of the Securities." Also includes 50,000 shares of Series B Common Stock vesting, subject to stockholder approval, under the Company's 1997 Stock Option Plan.

   (5)Includes 1,250 shares of Series B Common Stock Dr. Ortmann beneficially owns through Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan. Also includes 23,927 shares of Common Stock to be received in the Private Placement upon conversion of $76,085 of principal and interest owed by the Company for bridge loans from Dr. Ortmann. Does not include 47,854 Warrants to be received by Dr. Ortmann in the Private Placement. Shares of Common Stock issued in the Private Placement are subject to a lock-up agreement for a period of 180 days. See "Description of the Securities." Also includes 7,600 shares of Series B Common Stock to be received upon repayment of a June 1997 loan to the Company upon completion of the Offering. Does not include shares owned by Dr. Ortmann's wife: 26,563 shares of Series B Common Stock, Series B Warrants purchased September 17, 1996 by Mrs. Ortmann for $339.40 exercisable at $2.00 per share for 4,244 shares of Common Stock within forty-eight months from date of purchase, 5,000 shares of Series B Common Stock to be received upon repayment of an August 14, 1997 loan to the Company upon completion of the Offering, and 21,227 shares of Series A Common Stock and 42,454 Warrants to be received in the Private Placement upon the conversion of approximately $67,500 of principal and interest, owed by the Company for bridge loans from Mrs. Ortmann. Dr. Ortmann disclaims beneficial ownership of the shares of Common Stock owned by his wife. See "Certain Relationships and Related Transactions".

   (6)Represents shares owned by Waring Cox, PLC.

   (7)Does not include 5,000 share of Series B Common Stock to be received upon exercise of options granted under the Company's 1997 Stock Option Plan to non-employee directors. Each non-employee director of the Company received options for 1,000 shares of the Company's Series B Common Stock, on September 5, 1997. These options were granted under the Company's 1997 Stock Option Plan and
vest September 5, 1998.   See "Management - Stock Options".

   (8)Assumes the exercise of warrants by Centerpoint for 701,875 shares of Series B Common Stock.

   (9)Includes 5,000 shares of Series B Common Stock to be received upon repayment of a December 1996 loan to the Company. Also includes 13,228 shares of Common Stock to be received in the Private Placement upon conversion of $24,456 of principal and interest owed by the Company for bridge loans from Mr. Rayner. Does not include 16,826 Warrants to be received by Mr. Rayner in the Private Placement. Shares of Common Stock issued in the Private Placement are subject to a lock-up agreement for a period of 180 days. See "Description of the Securities."

   (10)Includes a total of 282,822 warrants and 361,773 shares of Series B Common Stock. This includes 392,168 warrants purchased at par value exercisable at $8.00 per share within ten years of (62,500 December 22, 1992; 125,000 April 1, 1993; 208,344 July 15,
1993) and does not include the exercise of warrants by Mr. Trump, 58,825 of which were exercised in August 1994. Includes an additional 62,500 warrants purchased October 14, 1994 for $.02 exercisable at $2.00 per share for restricted stock within 48 months and assumes the exercise of all warrants by Mr. Trump. Includes an additional 25,000 shares of restricted common stock purchased May 10, 1995 at $0.50 per share and an additional 25,000 warrants purchased May 10, 1995 at par value exercisable at $2.00 per share for restricted stock which were exercised in June, 1995. Includes an additional 6,250, 5,000 and 12,500 Warrants purchased March 20, 1996, May 17, 1996 and August 28, 1996, respectively, for $500, $400, and $1,000 exercisable at $2.00 per share for restricted stock within forty-eight months from date of each purchase and assumes the exercise of all warrants. Includes 245,596 shares of Series B Common Stock issued to Mr. Trump in July 1997 in consideration of (i) an additional $100,000 capital contribution to the Company, (ii) the conversion of $391,192 in short-term debt to equity, and (iii) the cancellation of 195,596 Series B Warrants exercisable at $8.00 per share.


Escrow Agreement

     All the directors and officers of the Company, and a 5% or more shareholder who were considered a promoter of the Company, on the effective date of the initial public offering that was subsequently terminated January 5, 1994, placed their shares in an escrow account with Worthen Trust Company. According to the terms of the Escrow Agreement, these shareholders could not sell their respective shares of Series B Common Stock for a minimum period of twenty-four months commencing on the effective date of the public offering. That term was completed June 24, 1994. Additionally, the shares are being held in escrow for a maximum period of five years from the effective date or until the Company has met certain financial requirements as provided for in the Escrow Agreement. Shareholders owning shares of Series B Common Stock held under the Escrow Agreement continue to have all voting rights to which the shares are entitled.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Organization and Capitalization of the Company

     During and subsequent to fiscal year 1993 the Company distributed 1,416,236 shares of the Company's Series B Common Stock to individual shareholders of AFP in satisfaction of the Company's obligation pursuant to a Sublicense Agreement between the Company and AFP effective March 30, 1988. As of the date of this Prospectus, 127,515 shares remain in a voting trust for the benefit of additional AFP shareholders. The Company acquired the right to some shares of such stock from several former AFP shareholders, and 83,829 shares of such stock were issued to the Company from the voting trust.

     The Company issued Series B Warrants at price equal to par value to Robert Trump of New York for 62,500 shares as of December 23, 1992, 125,000 shares as of April 1, 1993 and 208,344 shares as of July 15, 1993. The related Warrant Agreements provide for an exercise period of ten years from the date of issuance at a price of $8.00 per share. The exercise price is subject to an adjustment in the event that the Company issues shares of Series B Common Stock at a price per share which is less than the Series B Warrant price or the current market value of such shares. On October 14, 1994, the Company sold 62,500 Series B Warrants to Mr. Trump at a price of $0.08 per warrant exercisable within a period of 48 months at a price of $2.00 per share. The Warrant Agreement is related to $245,000 in Bridge Financing provided to the Company by Mr. Trump by a term note at market rates prepayable at any time within 48 months without penalty, from the proceeds of a public offering. On April 25, 1995, the Board of Directors accepted a proposal from Mr. Trump to purchase 25,000 shares of Series B Common Stock at $2.00 per share and purchase 25,000 Series B Warrants at par value per
warrant exercisable at $2.00 per share.   The effect of the Company
selling Series B Common Stock at $2.00 per share (adjusted for the December 12, 1996 four-to-one reverse stock split) activated the terms in prior warrant agreements adjusting the price of 525,000 unexercised warrants to $2.00 per share. The amount discussed above includes an additional 6,250, 5,000 and 12,500 warrants purchased March 20, 1996, May 17, 1996 and August 28, 1996, respectively, for $500, $400 and $1,000 exercisable at $2.00 per share for restricted stock within forty-eight months from date of each purchase and assures the exercise of all warrants. In addition, on July __, 1997, the Company issued 245,596 shares of Series B Common Stock to Mr. Trump in consideration of (i) an additional $100,000 capital contribution to the Company, (ii) the conversion of $391,192 in short-term debt to equity, and (iii) the cancellation of 195,596 Series B Warrants owned by Mr. Trump.

Relationship with Battelle

     In August 1991, Battelle entered into a license agreement with the Company, pursuant to which the Company was granted certain rights to make, use and sell the STORS and NitRem processes
("License Agreement"). All prior agreements licensing the STORS and NitRem technologies to the Company, including payments thereunder, were superseded by this Agreement.

     Under the License Agreement, Battelle granted the Company the following:

     (1) An exclusive world-wide license, except in Japan, to practice the STORS thermochemical process for converting municipal sludge and combinations of municipal sludge and municipal solid waste to liquid fuels and the NitRem process, as developed by Battelle including improvements designed by Battelle, in addition to the right of first opportunity for any other applications (e.g. non-municipal) of the STORS and NitRem processes, as they may have been identified, upon payment of an additional fee and royalty at a rate to be negotiated.

     (2) A license to utilize technical information including any unpublished research and development information, unpatented invention, know-how, trade secrets, and technical data in the possession of Battelle prior to the effective date of the License Agreement and which comes into the possession of Battelle during the terms of the License Agreement which relates to the STORS and NitRem processes. Battelle reserved the right to practice the technology for research purposes.

     The Company agreed to the following terms under the License
Agreement:

     (1) The Company paid Battelle a license fee of $129,000.

     (2) The Company shall pay Battelle a royalty fee not greater than 4% of the invoiced cost of processing sludge material or $6 for each ton of dry equivalent weight material input to the STORS process, whichever is greater.

     (3) The Company shall pay Battelle a royalty fee not greater than 5% of the invoiced cost of processing each thousand gallons or $1 for each thousand gallons of input to the NitRem process, whichever is greater.

     (4) If both STORS and the NitRem technologies are used on a single waste stream, then the combined royalty of (2) and (3) above shall not exceed the greater of 5% of the invoiced cost of processing each dry ton equivalent weight material input to the STORS process, or $7.50 for each dry ton equivalent weight material processed.

     (5)If the Company enters into an agreement with a municipal government, wherein the Company sublicenses the STORS and/or NitRem technologies for a sum of money which does not contemplate royalty payments, then the Company shall pay Battelle a lump sum of 10% of the consideration received from the municipality.

     (6) Battelle may, by written notice to the Company, terminate the License Agreement at any time on or after January 31, 1998, if construction and continuous operation of at least one facility with a capacity of ten dry tons equivalent or 1,000 gallons of liquid per day has not been achieved by that date.

     (7) The License Agreement makes explicit the right of any STORS and NitRem facility owner to continue using the Technologies at that facility even after the expiration of the License
Agreement.

     As new applications for the Technologies were developed by Battelle, the Company entered into additional agreements with Battelle to expand the applicable license fields for the Technologies. In October 1993, the Company and Battelle entered into an option agreement for the Company to apply NitRem to nitrogen bearing waste from explosives and propellent manufacturers. The Company paid $25,000 for the option. This option was extended in 1994, and in July 1995, the Company and Battelle entered into a license agreement for this license field. This extension of the license field allows the Company to market NitRem to the Department of Defense, and defense manufacturers
("defense license field").   The Company paid Battelle a license
fee of $25,000 cash and shares of Series B Common Stock having a value of $80,000. Battelle may terminate this license during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the defense license field in the amount of $5,000 for the preceding calendar year.

     On July 7, 1995, the Company and Battelle entered into another license agreement to apply NitRem to waste from industrial processes, excluding nitrogen bearing waste from explosives and propellent manufacturers. This includes waste from agriculture and food processing operations, petroleum refining, metal working, chemical, pharmaceutical and materials manufacture, textile processing, and similar waste from government operations ("industrial license field"). The Company paid Battelle a license fee of Series B Common Stock having a value of $75,000 to Battelle. This license also may be terminated by Battelle during April 1999, and during any subsequent April thereafter, if the Company has not generated royalties to Battelle for the industrial license field in the amount of $5,000 for the preceding calendar year.

     On February 15, 1995, the final payment from the Company of $75,000 was due and payable to Battelle under the License Agreement, as amended. Due to the financial condition of the Company at that time, the Company was unable to pay the fee. In addition, the Company also owed Battelle reimbursement of expenses advanced by Battelle to cover travel, research, development and associated costs for Alex Fassbender and other technical staff at Battelle engaged in the marketing of the Technologies for the Company. Due to the financial condition of the Company, Battelle agreed, in lieu of cash payment, to accept 18,750 shares of restricted common stock of the Company representing a value of $150,000 based on the Company's last net restricted stock sale at that point in time as full and total payment of all license fees and expenses due from the Company. The License Agreement, when combined with the additional two licenses for defense and industrial license fields, grants the Company the exclusive worldwide rights to STORS and NitRem for all fields of use (except STORS in Japan).

     The Company is totally dependent upon the engineering, laboratory, research and development skills and expertise of Battelle to supervise the design and implementation of a STORS or NitRem demonstration facility, for the conducting of laboratory analysis and characterization of various waste streams to be processed through a STORS or NitRem unit, to collect and analyze process equipment and performance data generated during a STORS and/or NitRem demonstration test, and for on-going research and
development of the STORS and NitRem processes.   While, at this
time, the Company must rely on Battelle's engineers to work with the Company's strategic partners to supervise the design and implementation of the demonstration projects, management believes that upon completion of this Offering, it will be able to reduce its dependence on Battelle's supervision over the design and implementation of the STORS and NitRem demonstration facilities through the employment of Mr. Fassbender, and the ability of the Company to hire and contract with its own engineers and technicians. Although Battelle has no contractual obligation to support the Company's efforts to commercialize the Technologies, as the Licensor of the Technologies, it has been Battelle's practice to support the Company, as its Licensee, in such efforts. Battelle has provided services including legal services to maintain Technology patents, laboratory services, engineering and marketing personnel, materials and research and development to support the Company's efforts to commercialize the Technologies and pursue demonstration projects. The Company has reimbursed Battelle an aggregate of $64,000 over the last three years in connection with such support services.

Centerpoint Power Corporation

     In October 1988, the Company engaged the services of Centerpoint Power Corporation, a Virginia corporation, ("Centerpoint"), through a General Compensation and Stock Warrant Agreement, to provide assistance in locating capital financing and/or public funding of a STORS and/or NitRem demonstration facility. The Company executed an amended agreement with Centerpoint in April 1991 which had an expiration date of October 1994. In January 1992, the agreement was amended regarding stock warrant rights. In 1993, the Board of Directors extended the Compensation Agreement with Centerpoint for an additional three years to April 22, 1996 and extended the time for exercising warrant rights for an additional five years to April, 2001, in consideration of the funding to be provided by the U.S. Army, Department of Defense for the Sam Houston State University, doing business as, the Texas Regional Institute for Environmental Studies ("TRIES")/Army Redwater Project.

     Rodman Grimm, President of Centerpoint, served on the Board of Directors of the Company from March 2, 1994 until his resignation
December 28, 1996 (for personal reasons).

McKeown & Franz, Inc.

     The Company entered into an agreement with McKeown & Franz, Inc. ("MFI"), in March, 1992, a New York based environmental services firm to assist in the promotion of its nitrogen removal technology to the City of New York. MFI agreed to forego its retainer in return for a success fee and an equity position in the Company should an agreement to develop the nitrogen removal be executed with the City of New York. According to the agreement, MFI would be entitled to receive 9,375 shares of Common Stock, plus an option to buy additional stock upon the Company's signing an agreement with the City of New York for a city sponsored pilot scale demonstration project. In May 1993, the Board of Directors authorized the issuance of 9,375 shares of Series B Common Stock to McKeown & Franz, Inc. pursuant to the terms of the March, 1992 contract in connection with MFI procuring the agreement with New York City to host a full scale nitrogen removal demonstration facility at the City's largest waste water facility. Due to the lack of capital and the inability of the Company to form a strategic alliance to move forward with the New York City project, the Company has not acted on the original demonstration agreement with the City of New York. However, in July of 1996, the Company executed a no-cost test agreement with the City of New York allowing the Company to demonstrate, on-site, the services and capabilities of the nitrogen removal process. This demonstration project will be the first joint project between the Company and Foster Wheeler Environmental Corporation. Additional efforts by MFI contributed to the Company obtaining such no-cost test agreement. MFI is also in a position to receive additional compensation based on a percentage of the overall capital cost of the NitRem demonstration facility and the procurement of one or more full scale facilities as part or all of New York City's nitrogen disposal processes if MFI secures funding for such projects.

   Gerald Franz served as a director of the Company from March 2, 1994, to the expiration of his term, September 5, 1997.

Other Transactions

     Mr. Montesi loaned the Company $65,000 in January of 1997, as part of the Company's $606,000 bridge financing prior to this Offering. Upon completion of the Offering, Mr. Montesi, in addition to repayment of the loan with interest, will receive 6,500 shares of Series B Common Stock. Mr. Frank Rayner loaned the Company $50,000 in December of 1996, as part of the Company's $606,000 bridge financing prior to this Offering. Upon completion of the Offering, Mr. Rayner, in addition to repayment of the loan with interest, will receive 5,000 shares of Series B Common Stock. Dr. Louis Ortmann loaned the Company $76,000 in June of 1997, as part of the Company's $606,000 bridge financing prior to this Offering. Upon completion of the Offering, Dr. Ortmann, in addition to repayment of the loan with interest, will receive 7,600
shares of Series B Common Stock.   In connection with the Private
Placement, Messrs. Montesi, Ortmann and Rayner have agreed to convert $76,005, $76,085 and $40,065, respectively, of principal and interest owed by the Company to each of them for bridge loans at a conversion rate of $3.18 of principal and accrued interest for one Private Placement Unit. In the Private Placement, Messrs. Montesi, Ortmann and Rayner shall receive 23,927 Units, 23,901 Units, and 13,228 Units, respectively. See "Private Placement" and "Concurrent Registration of Securities".


    Dr. Paul A. Loeffler, a director of the Company, elected on September 5, 1997 to a three year term expiring at the Annual Meeting of Shareholders 2000, or until his successor is duly elected, is a member of the board of directors of the Texas Regional Institute for Environmental Studies in Huntsville, Texas, and is also the associate director of TRIES. TRIES is the prime contractor with the U.S. Army for the Company's Radford Army Munitions Plant Demonstration Project. See "Business - Nitrogen Removal Demonstration - United States Department of the Army Program".

   Mr. Jerald Sklar, was elected by the Board of Directors on September 5, 1997, to complete the unexpired term of Thomas Randall Kemp. Mr. Sklar is a member of Waring Cox, PLC, counsel to the Company. Waring Cox, PLC also owns 88,215 shares of Series B Common Stock.

Future Transactions

     In connection with the Offering, the Company's Board of Directors has adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, principal stockholders and any affiliates of the foregoing will be on terms no less favorable to the Company than could reasonably be obtained in "arm's length" transactions with independent third parties, and providing that any such transactions also be approved by a majority of the Company's disinterested outside directors, including one of the Representative's designees so long as they are then serving on the Company's Board of Directors. In addition, the Underwriting Agreement contains certain restrictions on the Company involving transactions with affiliates.


                      DESCRIPTION OF SECURITIES

     The Amended and Restated Articles of Incorporation of the Company authorize capital stock consisting of 75,000,000 shares of Common Stock, $0.001 par value, of which 10,000,000 shares are designated as Series A Common Stock and of which 65,000,000 shares are designated Series B Common Stock. In addition, the Company's authorized capital stock consists of 10,000,000 shares of Series Preferred Stock, $1.00 par value ("Preferred Stock"). As of June 30, 1997, there were no shares of Series A Common Stock issued and outstanding, 3,241,201 shares of Series B Common Stock issued, 3,157,372 shares of Series B Common Stock outstanding and no shares of Preferred stock issued and outstanding.

Common Stock

     Reverse Stock Splits. In March 1994, the Board of Directors of the Company recommended, and Shareholders approved, a reverse split of the outstanding common stock on a four to one ratio ("1994 Reverse Split"). Under the terms, for every four shares owned by a Shareholder on the record date, that Shareholder would own one replacement share of common stock (rounded to the next highest
number in the event of fractional shares).   The 1994 Reverse Split
was not implemented upon approval because of the financial condition of the Company at that time.

     On December 12, 1996, the Shareholders approved another reverse split of the outstanding common stock on a four to one ratio ("1996 Reverse Split") in anticipation of the Offering, provided that for every four shares owned by a Shareholder on the record date, that Shareholder would own one replacement share of Common Stock (rounded to the next highest number in the event of fractional shares).

     As of March 5, 1997, the Company had implemented both the 1994 Reverse Split and the 1996 Reverse Split.

     Series A Common Stock. Holders of Series A Common Stock shall be entitled to all rights and privileges entitled to holders of common shares under the Arkansas Business Corporation Act, except as otherwise provided in the Amended and Restated Articles of
Incorporation.    Holders of Series A Common Stock have the right
to cast one vote for each share held of record on any matter coming before shareholders for vote. Holders of Series A Common Stock have no preemptive rights or other right to subscribe for shares or to convert shares of Series A Common Stock into other securities. Holders of Series A Common Stock are entitled to receive such dividends as may be declared by the Board from time to time from funds legally available therefor and to share pro rata in any distribution upon the liquidation of the Company. The designation of Series A Common Stock shall be removed after the Lock-Up Period (as described below), when shares of Common Stock shall no longer be designated Series A or Series B, and the Company shall have only one series of Common Stock. See "Description of Securities-Common Stock--Series B Common Stock."

     Holders of Series A Common Stock who received their shares by converting bridge financing in connection with the Private
Placement shall be subject to a lock-up agreement with the Representative prohibiting sales or transfers of such Series A
Common Stock for 180 days following the date of this Prospectus without the consent of the Representative.

     Series B Common Stock. Holders of Series B Common Stock shall be entitled to all rights and privileges as holders of Series A Common subject to the following restrictions on transfer ("Lock-Up
Period"):   Series B Common Stock shall be converted to Series A
Common Stock commencing twelve (12) months (the "first year") after the effective date of the registration statement filed with the United States Securities and Exchange Commission resulting in gross proceeds to the Company of $5,000,000 or more, and the average closing bid price of the Series A Common Stock, as reported on Nasdaq or such other exchange as the Company's stock may be traded, equals or exceeds 120% of its initial public offering price for twenty (20) consecutive trading days within a thirty-day (30) period (the "trading test"). In the event the bid price of the Company's Series A Common Stock twelve (12) months from the effective date does not meet the trading test, then no more than 20% of the Series B Common Stock may be converted to Series A Common Stock, on a pro rata basis, in any one quarterly calendar period during twelve (12) month period following the first year, or 100% of the Series B Common Stock shall be converted to Series A Common Stock when the trading test is met, whichever first occurs and all shares will be transferable. At such time as all Series B Common Stock has been converted to Series A Common Stock, the separate class designations shall be removed as a matter of law.

Preferred Stock

     The Company is authorized by its amended and restated Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of such Preferred Stock is that the Company's Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely effect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

Warrants

     Series 1 Warrants. The following is a brief summary of certain provisions of the Redeemable Series 1 Stock Purchase Warrants issued in connection with the Offering ("Series 1 Warrants"). Reference is made to the actual text of the Series 1 Warrant Agreement between the Company and ChaseMellon Shareholder Services, L.L.C. (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a more complete description of the Series 1 Warrants. See "Additional Information."

     Exercise Price and Terms. Each Warrant entitles the registered holder thereof to purchase, at any time during the four year period commencing one year after the date of this Prospectus, one share of Common Stock at a price of $6.36 per share [120% of the initial public offering price per share], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Series 1 Warrant may exercise such Series 1 Warrant by surrendering the certificate representing the Series 1 Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. Commencing one year after the date of this Prospectus, the Series 1 Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration
of the Series 1 Warrants.   No fractional shares will be issued
upon the exercise of the Series 1 Warrants.

     Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Series 1 Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock (exclusive of options and shares under the Plan, and other limited exceptions) at a price below the then-applicable exercise price of the Series 1 Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might have been purchased upon the exercise of the Series 1 Warrant.

     Redemption Provisions. Commencing ______, 1998, the Series 1 Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on OTC Bulletin Board equals or exceeds $6.60 per share [200% of the initial public offering price per share] (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the Common Stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Series 1 Warrants, such Series 1 Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Series 1 Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     Transfer, Exchange and Exercise. The Series 1 Warrants are in registered form and may be presented to the Warrant Agent for transfer, or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Series 1 Warrants become wholly void and of no value. If a market for the Series 1 Warrants develops, the holder may sell the Series 1 Warrants instead of exercising them. There can be no assurance, however, that a market for the Series 1 Warrants will develop or continue.

     Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Series 1 Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Series 1 Warrants for a period of not less than 30 days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Series 1 Warrants, without the consent of two-thirds of the warrantholders.

     The Series 1 Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Series 1 Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Series 1 Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Series 1 Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Series 1 Warrants, there can be no assurance that it will be able to do so.

     The Series 1 Warrants are separately transferable immediately upon issuance. Although the Securities will not knowingly be sole to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Series 1 Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Series 1 Warrants are not so registered or qualified during the period that the Series 1 Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Series 1 Warrants, and holders of Series 1 Warrants would have no choice but to attempt to sell the Series 1 Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

     Series 2 Warrants. The following is a brief summary of certain provisions of the Redeemable Series 2 Stock Purchase Warrants issued in connection with the Offering ("Series 2 Warrants"). Reference is made to the actual text of the Series 2 Warrant Agreement between the Company and ChaseMellon Shareholder Services (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a more complete description of the Series 2 Warrants. See "Additional Information."

     Exercise Price and Terms. Each Series 2 Warrant entitles the registered holder thereof to purchase, at any time during the four year period commencing one year after the date of this Prospectus, one share of Common Stock at a price of $6.60 per share [200% of the initial public offering price per share], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Series 2 Warrant may exercise such warrant by surrendering the certificate representing the Series 2 Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. Commencing one year after the date of this Prospectus, the Series 2 Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration
of the Series 2 Warrants.   No fractional shares will be issued
upon the exercise of the Series 2 Warrants.

     Adjustments.  See "Series 1 Stock Purchase Warrants."

     Redemption Provisions. Commencing ______, 1998, the Series 2 Warrants are subject to redemption at $.05 per Warrant on 30 days' prior written notice provided that the average closing bid price of the Common Stock as reported on OTC Bulletin Board equals or exceeds $15.90 per share [300% of the initial public offering price per share] (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the Common Stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Series 2 Warrants, such Series 2 Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Series 2 Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     Transfer, Exchange and Exercise. See "Series 1 Stock Purchase
Warrants."

     Modification of Warrants.  See "Series 1 Stock Purchase
Warrants."

     Series B Warrants. Company warrants outstanding prior to the Offering are designated as Series B Warrants ("Series B Warrants"). Series B Warrants for 701,875 shares of Series B Common Stock were issued in March 1988 and April 1991 to Centerpoint Power Corporation of Virginia pursuant to the terms of a substitute general compensation and stock warrant agreement and amendments thereto, between the Company and Centerpoint. Centerpoint may exercise the warrant rights at any time, in whole, or in part until April 22, 2001. The Purchase Price for the shares of stock is $0.01 per share. In addition, these warrant rights contain a "fairness" protection which prevents the warrants from being diminished or diluted as a result of stock dividends, stock splits or stock options which price and amount are both subject to adjustment for stock splits or reverse stock splits.

     Series B Warrants for 435,219 shares of Series B Common Stock were issued prior to March 1994 to three individuals. Series B Warrants for 461,965 shares of Series B Common Stock were issued subsequent to 24 individuals in connection with the Company's efforts to maintain operating capital. These Series B Warrants may be exercised at any time, in whole or in part, within a five year period form the date of issuance. The Purchase Price for the shares of stock ranges from $0.60 per share to $0.90 per share, which prices and amounts are each subject to adjustment for stock splits and reverse stock splits. See "Description of Securities-Common Stock-Series B Common Stock."


Transfer Agent and Registrar and Warrant Agent

     The Transfer Agent and Registrar for the Common Stock and the Warrant Agent for the Warrant is ChaseMellon Shareholder Services, L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas, 75201.



                       PRIVATE PLACEMENT

    Certain holders of notes with aggregate principal and interest of approximately $1,001,655 have agreed to convert, prior to the close of this Offering, the principal balance owed and interest due into shares of Series A Common Stock, Series 1 Warrants and Series 2 Warrants at a conversion rate of $3.18 of principal and interest for one Unit (a 10% discount from the public offering price of the Units)("Private Placement"). The shares of Series A Common Stock issued to such noteholders in the Private Placement are subject to a lock-up agreement with the Representative prohibiting sales or transfers of such Common Stock for 180 days following the date of this Prospectus without consent of the Representative. See "Concurrent Registration of Securities" and "Selling Securityholders."


                       CONCURRENT REGISTRATION OF SECURITIES

     Concurrently with this Offering, the Company is registering 314,999 shares of Series A Common Stock ("Selling Securityholders' Shares"), 314,999 Series 1 Warrants and 314,999 Series 2 Warrants (collectively, "Selling Securityholders' Warrants"), and the shares underlying such Selling Securityholders' Warrants ("Selling Securityholders' Warrant Shares"), at its expense, received by certain noteholders ("Selling Securityholders") in the Private Placement. See "Private Placement." The Selling Securityholders' Shares and Selling Securityholders' Warrants are not part of this underwritten Offering. Further, all Selling Securityholders' Shares are the subject of a "lock-up" agreement whereby holders of Selling Securityholders' Shares are prohibited from selling or otherwise disposing of the Selling Securityholders' Shares for a period of 180 days following the date of this Prospectus without
the prior written consent of the Representative.   The Company will
not receive any proceeds from the sale of the Selling Securityholders' Shares and Selling Securityholders' Warrants by such Selling Securityholders. However, the Company will receive proceeds from the exercise, if any, of the Selling Securityholders' Warrants. See "Use of Proceeds," "Description of Securities" and "Underwriting."


                 SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have 3,463,568 shares of Series B Common Stock outstanding and 1,300,331 shares of Series A Common Stock outstanding, of which only the 1,100,000 shares of Series A Common Stock offered hereby (and the 1,100,000 Warrants) (1,265,000 shares and 1,265,000 Warrants if the Overallotment Option is exercised) will be transferable without restriction under the Securities Act. 200,331 shares of Series A Common Stock issued in connection with the Concurrent Offering will be transferable after 180 days from the date of the Prospectus.
The outstanding shares of Series B Common Stock, all of which are owned by existing shareholders, are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities
Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on Nasdaq or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least two years, its entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

     No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market prices of the Common Stock prevailing from time to time. The Company, as well as all holders of outstanding securities exercisable for or convertible into Series B Common Stock (other than the Representative's Warrants), by the terms of the Series B Common Stock, are prohibited from, directly or indirectly, issuing, agreeing or offering to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of at least
12 months following the date of this Prospectus without the prior written consent of the Representative. The sale or issuance, or the potential for sale or issuance, of Common Stock after such 12-month period could have an adverse impact on the market prices of the Common Stock and/or the Warrants. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Securities. See "Underwriting."





                     SELLING SECURITYHOLDERS

     An aggregate of 200,331 shares of Common Stock ("Selling Securityholders' Shares"), 200,331 Series 1 Warrants and 200,331 Series 2 Warrants (collectively, "Selling Securityholders' Warrants"), and the shares underlying such Warrants ("Selling Securityholders' Warrant Shares"), which were issued to certain holders of bridge financing notes ("Selling Securityholders") in the Private Placement, are being registered herewith, at the expense of the Company, for future sale by such Selling Securityholders. See "Private Placement," "Concurrent Offering" and "Shares Eligible for Future Sale." The Selling Securityholders' Shares and Selling Securityholders' Warrants are collectively referred to herein as "Selling Securityholders' Securities".

     The future sales of the Selling Securityholders' Securities may depress the price of the Units and the Common Stock or Warrants underlying the Units in any markets for such securities.

     The following table sets forth information with respect to persons for whom the Company is registering the Selling Securityholders' Securities for resale to the public in the Concurrent Offering. Ownership of the Common Stock, Series 1 Warrants and Series 2 Warrants by the Selling Securityholders after this Offering will depend on the number of such securities sold by each Selling Securityholder in the Concurrent Offering and if all Selling Securityholders' Securities are sold in such Offering the Selling Securityholders will own no Securities.

                         Common Stock               Series 1 Warrants

                                                     Number of
                                                     Series 1
                    Number of                        Warrants
                    Shares of                        Owned Prior
                    Common Stock                     to and
                    Owned Prior to                   Registered
                    and Registered      Percent of   in the      Percent of
Selling             in the Concurrent   Class after  Concurrent  Class after
Securityholder      Offering            Offering     Offering    Offering
Peter K. Ahuna      6,831                    *         6,831          *
Gerald Bobo         3,249                    *         3,249          *
Dennis A. Boston,
Sr.(1)              3,467                    *         3,467          *
John W. Chapman,
Jr.(2)              3,438                    *         3,438          *
Henry C. Cooper     3,556                    *         3,556          *
Dennis C. Cossey(3) 2,523                    *         2,523          *
Robert P. Dorman(4) 3,453                    *         3,453          *
Brian A. Dusseault  3,560                    *         3,560          *
James E. Gibbs, Jr. 8,666                    *         8,666          *
Harry Hutson (5)    19,578                   1.3       19,578         1.3
Jacam Corporation   7,010                    *         7,010          *
George Kajiwara     34,477                   2.3       34,477         2.3
George Kajiwara
 Insurance Agency,
  Inc. Defined
   Benefit Plan (6) 66,013                   4.4       66,013         4.4
Joseph P. Masetta   3,568                    *         3,568          *
Willoughby D.
 Millard (7)        19,908                   1.3       19,908         1.3
James Moffett(8)    3,524                    *         3,524          *
Primo L. Montesi
(9)                 23,901                   1.6       23,901         1.6
Larry Mullett       3.282                    *         3,282
*Elizabeth Ortmann
 (10)               21,227                   1.4       21,227         1.4
Louis J. Ortmann
 (11)               23,927                   1.6       23,927         1.6
Rev. William J.
 Ortmann(12)        3,282                    *         3,282          *
Frank Rayner(13)    13,228                   *         13,228         *
Jack Roland         16,526                   1.1       16,526         1.1
Robert Siragusa,
 M.D. (14)          10,167                   *         10,167         *
Douglass J. Wood
(15)                6,634                    *         6,634          *
total               314,999                  20.79%    314,999       20.79%

                    Number of
                    Series 2
                    Warrants
                    Owned Prior
                    to and
                    Registered in       Percent of
                    the Concurrent      Class after
                    Offering            Offering

Peter K. Ahuna      6,831                    *
Gerald Bobo         3,249                    *
Dennis A. Boston,
Sr.(1)              3,467                    *
John W. Chapman,
Jr.(2)              3,438                    *
Henry C. Cooper     3,556                    *
Dennis C. Cossey(3) 2,523                    *
Robert P. Dorman(4) 3,453                    *
Brian A. Dusseault  3,560                    *
James E. Gibbs, Jr. 8,666                    *
Harry Hutson (5)    19,578                   1.3
Jacam Corporation   7,010                    *
George Kajiwara     34,477                   2.3
George Kajiwara
 Insurance Agency,
  Inc. Defined
   Benefit Plan (6) 66,013                   4.4
Joseph P. Masetta   3,568                    *
Willoughby D.
 Millard (7)        19,908                   1.3
James Moffett(8)    3,524                    *
Primo L. Montesi
(9)                 23,901                   1.6
Larry Mullett       3.282                    *
Elizabeth Ortmann
 (10)               21,227                   1.4
Louis J. Ortmann
 (11)               23,927                   1.6
Rev. William J.
 Ortmann(12)        3,282                    *
Frank Rayner(13)    13,228                   *
Jack Roland         16,526                   1.1
Robert Siragusa,
 M.D. (14)          10,167                   *
Douglass J. Wood
(15)                6,634                    *
total               314,999                  20.79%

________
* Less than 1%
(1) Held in joint tenancy with wife Joyce Boston.
(2) Held in joint tenancy with Monte Chapman and Kevin Chapman.
(3) Mr. Cossey is Chairman of the Board of Directors, Chief Executive Officer and
Secretary of the Company.
(4) Held in joint tenancy with wife Bonnie K. Dorman.
(5) Held in joint tenancy with wife Janet Hutson.
(6) Held as trustee for the benefit of George Kajiwara.
(7) Held in joint tenancy with wife  Linda M. Millard.
(8) Held in joint tenancy with wife Linda Moffett.
(9) Mr. Montesi is President and Director of the Company.
(10) Elizabeth Ortmann is the wife of Dr. Louis Ortmann, a Director of the Company.
(11) Dr. Louis Ortmann is a Director of the Company.
(12) Father Ortmann is the brother of Dr. Louis Ortmann, a Director of the Company.
(13) Mr. Rayner will beneficially own more than 5% of the outstanding shares of the
Company after the Offering.  See "Principal Stockholders".
(14) Held in joint tenancy with wife Susan Siragusa.
(15) Held in joint tenancy with wife Carolyn Wood.

     Except as set forth in the table above, there are no material relationships between any of the Selling Securityholders and the Company or any of its predecessors or affiliates. The Selling Securityholders' Securities are not being underwritten by the Underwriter. All Selling Securityholders' Shares are the subject of a "lock-up" agreement whereby holders of Selling Securityholders' Shares are prohibited from selling or otherwise disposing of the Selling Securityholders'
Shares for a period of 180 days following the date of this Prospectus without the prior written consent of the Representative. See "Description of the Securities."
Subject to these restrictions, the Company anticipates that sales of the Selling
Securityholders' Securities may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transaction, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Selling Securityholders' Securities directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the
Selling Securityholders for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Securityholders and any broker-dealers that act in connection with the sale of the Selling Securityholders' Securities as principals may be deemed to be "underwritten" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities as principals might be deemed to be underwriting discounts and commissions under the
Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transaction involving sales of such security against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Selling Securityholders' Securities by the Selling Securityholders. Sales of the
Selling Securityholders' Securities by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Units, the Common Stock and the Warrants.

     Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable restricted period as set forth in Regulation
M. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, the rules promulgated under
Regulation M, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

                              UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as the representative (among the Company and the
Representative, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of Units set forth opposite their names:

                                           Number of
      Underwriters                         Units

    National Securities Corporation . . . .

         Total . . . . . . . . . . . . . .  1,200,000


     The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by their counsel and various other conditions. The Underwriters are committed to purchase all the
Units offered hereby, if any  are purchased.

     The Representative has advised the Company that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in excess of $3.30 per share and $.10 per Warrant.
Such dealers may reallow a concession not in excess of   $___ per share and
$___
per Warrant to other dealers. After this Offering, the public offering price, concession and reallowance may be changed by the Representative.

     The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $25,000 has been paid to date.

     The Company has granted to the Underwriters an Overallotment Option exercisable within 45 days of the date hereof, to purchase up to an additional 180,000 shares of Series A Common Stock and/or an additional 180,000 Series 1 Warrants and Series 2 Warrants at the initial public offering prices per share and per Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering overallotments, if any, incurred in the sale of the Securities offered hereby. The Overallotment Option may be exercised to purchase Units (each consisting of one share of Common Stock, one Series 1 Warrant and one Series 2 Warrant) and/or shares of Common Stock or Warrants or any combination thereof. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

     The Company and all officers, directors and stockholders of the Company and all holders of any options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have agreed not to directly or indirectly, offer, agree or offer to sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge or otherwise dispose of any beneficial interest in such securities for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be marked on the face of the certificates representing all such securities.

     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 120,000 shares of Common Stock and/or 120,000 Series 1 Warrants and/or 120,000 Series 2 Warrants (the "Representative's Warrants"). The Representative's
Warrants are initially exercisable at a price of $3.96 per Unit [120% of the initial offering price per Unit] and $__ per Warrant for a period of four years, commencing _____, 1998 and are restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of completion of this Offering, except to partners and officers of the Representative. The Representative's Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.


     The Company has agreed for a period of five years after the date of this Prospectus, if requested by the Representative, to use its best efforts to nominate for election to the Company's Board of Directors one person designated by the Representative. In the event that the Representative elects not to exercise such right, the Representative may designate a person to receive all notices of meetings by the Company's Board of Directors and all other correspondence and communications sent by the Company to its Board of Directors and to attend all such meetings of the Company's Board of Directors. The Company has agreed to reimburse designees of the Representative for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors. No person has yet been designated by the Representative to be nominated for election to the Company's Board of Directors. See "Management."

     Prior to this Offering, there has been no public market for the Series B Common Stock or the Securities. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations-Liquidity and Capital Resources." Consequently, the initial public offering prices of the Securities and the terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. Among the factors considered in such negotiations were prevailing market conditions, the history of and prospects for the industry in which the Company competes, an assessment of the
Company's technology and management, the prospects of the Company, its capital structure, the market for initial public offerings and market prices of similar securities of comparable publicly-traded companies.


     The Company has agreed to appoint the Representative as the Company's agent with respect to the solicitation of Warrants, if any solicitation agent is retained by the Company. Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the National
Association of
Securities Dealers, Inc. and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission of five percent
(5%) of
the aggregate exercise price of such Warrants in connection with bona fide services provided by the Representative relating to any warrant solicitation undertaken by the Representative. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants were held in a discretionary account, or (c) the Warrants are exercised in an unsolicited transaction where the holder of the Warrants has not stated in writing that the transaction was solicited and has not designated in writing the Representative as soliciting agent. Unless granted an exemption by the Commission from its Rule 101 under the Securities Act, the Representative and any soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities for the periods prescribed in Rule 101 prior to any solicitation or the exercise of the Warrants until the later of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative or soliciting broker-dealers may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative and any soliciting broker-dealers may be unable to continue to provide a market for the Common Stock or Warrants during certain periods while the
Warrants are exercisable. If the Representative has engaged in any of the activities prohibited in Rule 101 during the periods described above, the Representative undertakes to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

     In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Underwriters' Over-allotment Option referred to above. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part for a more complete description thereof.
See "Additional
Information."



                            LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the Davidson Law Firm, Little Rock, Arkansas, as corporate counsel to the Company in connection with this Offering. In addition, the Company has relied on Waring Cox, PLC, Memphis, Tennessee, as special counsel to the Company in connection with certain legal matters in connection with this Offering.
Certain legal matters in connection with this Offering will be passed upon for the
Underwriters by Camhy Karlinsky & Stein LLP, New York, New York.
Waring Cox, PLC
owns 88,215 shares of Series B Common Stock, representing less than 2% of the Company's outstanding common stock. Jerald H. Sklar, a director of the Company, is also a member of Waring Cox, PLC. Upon completion of this Offering, Gary Barket, a partner of the Davidson Law Firm, will become Senior Vice President and General
Counsel of the Company.

                                  EXPERTS

     The financial statements of the Company included in this Prospectus and in the
Registration Statement of which this Prospectus is a part have been audited by Kemp
& Company, independent auditors, and Baird, Kurtz & Dobson, independent auditors,
to the extent and for the periods set forth in the reports of such firms contained
herein and in the Registration Statement of which this Prospectus is a part.
  All
such financial statements have been included in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.


                       ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement. For further information regarding the Company and the Securities offered hereby, reference is made to the Registration Statement and to
the exhibits filed as a part thereof, which may be inspected at the office of the
Commission without charge or copies of which may be obtained there from upon request to the Commission and payment of the prescribed fee. With respect to each
contract, agreement or other document referred to in this Prospectus and filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov.

     The Registration Statement and such exhibits and schedules may be inspected without charge at the public reference facilities maintained by the
 Commission at
450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Office of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp
Center, 500
West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450
Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

THERMOENERGY CORPORATION
INDEX TO FINANCIAL STATEMENTS

                                                       Page Number

Report of Kemp & Company.......................................F-2

Report of Baird, Kurtz & Dobson...............................F-3

Balance Sheets as of September 30, 1996 and 1995..............F-4

Statements of Operations for the years ended
  September 30, 1996,1995 and 1994
  and cumulative during development stage
  through September 30, 1996...................................F-5

Statements of Changes in Stockholders' Equity
 (Deficit) for the periods ended September 30,
 1988 through September 30, 1996..............................F-6

Statements of Cash Flows for the years ended
 September 30, 1996, 1995 and 1994 and
 cumulative during development stage
  through September 30, 1996..................................F-10

Notes to Financial Statements - September 30, 1996...........F-11

Balance Sheets as of June 30, 1997 (unaudited),
 and September 30, 1996......................................F-23

Statements of Operations cumulative during
 development stage through June 30, 1997
(unaudited), for the nine months ended June 30,
 1997 and June 30, 1996 (unaudited) and for
 the three months ended June 30, 1997 and June 30,
1996(unaudited)..............................................F-24

Statements of Changes in Stockholders' Equity
 (Deficit) for the periods ended September 30,
 1988 through September 30, 1996 and  the nine
 months ended June 30, 1997(unaudited).......................F-25

Statements of Cash Flows cumulative during
 development stage through June 30, 1997
 (unaudited) and for the three months
  ended June 30, 1997 and June 30, 1996 (unaudited)..........F-29

Notes to Financial Statements - June 30, 1997
 (unaudited).................................................F-30

                          Report of Independent Auditors



Board of Directors
ThermoEnergy Corporation
Little Rock, Arkansas

We have audited the accompanying balance sheets of ThermoEnergy Corporation, formerly Innotek Corporation, (A Development Stage Company) as of September 30, 1996 and 1995, the related statements of operations and cash flows for each of the three years in the period ended September 30, 1996 and for the period cumulative during development stage through September 30, 1996, and the related statements of changes in stockholders' equity (deficit) for each of the five years in the period ended September 30, 1996. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We did not audit the balance sheets of
the Company as of September 30, 1991 and 1990, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 1991 and cumulative since inception through September 30, 1991. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts cumulative during development stage through September 30, 1991 included in the statements of operations and cash flows cumulative during development stage through September 30, 1996, is based solely on the report of the other auditors.

We conducted our
audits in accordance with generally accepted auditing standards.
Those standards
require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining,
on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,
based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of
ThermoEnergy Corporation (A Development Stage Company) as of
September 30, 1996 and 1995, and the
results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 and the period cumulative during development stage through September 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial
statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9, the Company is in the development stage with no significant revenues from operations, has incurred net losses since inception, and will likely require substantial capital to commercialize the Company's technologies.
These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9.
The financial statements do
not include any adjustments that might result from the outcome of this uncertainty.

Little Rock, Arkansas
December 4, 1996, except for Note 11,
  as to which the date is March 5, 1997

                         Independent Accountants' Report


Board of Directors
Innotek Corporation
Little Rock, Arkansas

     We have audited the
balance sheets of INNOTEK CORPORATION (A Development Stage
Company) as of September
30, 1991 and 1990 (not presented herein), and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1991 (not presented herein) and cumulative since inception, through September 30, 1991 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,
the financial statements referred to above present fairly, in all material respects, the financial position of INNOTEK CORPORATION (A Development
Stage Company) as of
September 30, 1991 and 1990, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1991 and cumulative since inception through September 30, 1991 in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage with no significant revenues from operations, and will likely require substantial capital to construct and operate a demonstration facility to commercialize the technologies. These conditions raise substantial doubt about its ability to continue as a going concern.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                   /s/ Baird, Kurtz & Dobson

Little Rock, Arkansas
December 11, 1991

                             THERMOENERGY CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEETS


                                      ASSETS

                                      September 30   September 30
                                              1996           1995
Cash - Total Current Assets                     $   62,333   $   52,524

Advances to officers (Note 6)                       96,200       62,200
Accrued interest receivable -
officers (Note 6)                                    9,138        2,196
Property and equipment, at cost:
Equipment                                           14,818       14,818
Furniture and fixtures                               4,991        4,991
Less accumulated depreciation                     (14,147)     (11,514)
                                                ----------   ----------
                                                     5,662        8,295
                                                ----------   ----------
                                                $173,333  $125,215
                                                ==========   ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable (Note 6)                      $   360,288   $  270,622
Accrued expenses:
Salaries                                           364,314      159,720
Consulting fee (Note 7)                            100,000      100,000
Other (Note 4)                                      92,513       70,563
                                               -----------   ----------
                                                   556,827      330,283
Deferred compensation (Note 6)                     215,460      198,906
Notes payable to stockholders (Note 4)             735,000      473,365
                                               -----------   ----------
Total Current Liabilities                        1,867,575    1,273,176
                                               -----------   ----------

Commitments and contingencies
(Notes 3, 7, 10 and 11):

Stockholders' equity (deficit)
(Notes 7 and 11):
Preferred stock, non-voting,
$1 par value: Authorized -
10,000,000 shares; none issued
Common Stock, $.001 par value:
Series A Common Stock; Authorized
- 10,000,000 shares; no shares issued
and outstanding
Series B Common Stock;
Authorized - 65,000,000 shares; issued
-- 3,241,201 shares, outstanding --
3,157,372 shares                                     3,241        3,241
Additional paid-in capital                       3,843,918    3,838,578
Deficit accumulated during the
development stage                              (5,541,401)  (4,989,780)
                                               -----------  -----------
                                               (1,694,242)  (1,147,961)
                                               -----------  -----------
                                                  $173,333     $125,215
                                               ===========  ===========

See notes to financial statements.

                             THERMOENERGY CORPORATION
                          (A Development Stage Company)

                             STATEMENTS OF OPERATIONS

                                   Cumulative
                                       During
                                  Development
                                Stage Through         Year Ended September 30,
                           September 30, 1996        1996         1995     1994

Operating expenses:
General and administrative
(Note 2)                         $   4,083,832 $  423,959  $ 641,765 $  548,387
Payments under licenses
(Note 3)                               627,266               123,000     48,500
Travel and entertainment               750,670     96,405    114,576    173,109

                           ------------- ----------  --------- ----------
                               5,461,768   520,364   879,341   769,996
                                 ------------- ----------  --------- ----------
Loss From Operations               (5,461,768)  (520,364)  (879,341)  (769,996)
                                 ------------- ----------  --------- ----------
Other income (expense):
Interest income (Note 6)                60,785      6,942      2,391      2,714
Interest expense (Note 4)            (140,418)   (38,199)   (20,048)      (145)
                                 ------------- ----------  --------- ----------
                                      (79,633)   (31,257)   (17,657)      2,569
                                 ------------- ----------  --------- ----------

Net Loss                          $(5,541,401) $(551,621) $(896,998) $(767,427)
                                 ============= ========== ========== ==========

Per Common Share (Notes 1 and 11):
Loss From Operations                  $(1.48)      $(.14)     $(.23)     $(.20)
Net Loss                              $(1.50)      $(.15)     $(.24)     $(.20)

See notes to financial statements.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

   Periods Ended September 30, 1988 Through September 30, 1996

                                                           Deficit
                                                       Accumulated
                                           Additional   During The
                                   Common     Paid-in  Development
                                    Stock     Capital        Stage       Total


Issuance of stock, January 1988,
(2,205,762 shares at $.08
per share)                         $2,206    $178,094   $             $180,300

Net loss                                                 (290,483)   (290,483)
                                 --------   ---------   ----------  ----------

Balance (deficit),
September 30, 1988                  2,206     178,094    (290,483)   (110,183)

Conversion of $412,000 of
debentures and accrued
interest, September 1989
(306,335 shares)                      306     456,695                  457,001

Net loss                                                 (338,985)   (338,985)
                                 --------    --------    ---------   ---------

Balance (deficit),
September 30, 1989                  2,512     634,789    (629,468)       7,833

Net loss                                                 (255,036)   (255,036)
                                ---------    --------    ---------   ---------
Balance (deficit),
September 30, 1990                  2,512     634,789    (884,504)   (247,203)

Conversion of $63,000 of
unsecured debentures and
accrued interest at 10%,
March 1991, (44,286 shares)            44      70,813                   70,857

Issuance of stock, May-June
1991, (387,880 shares:
366,630 at $1.60 per share;
21,250 shares at $.80 per
share)                                388     603,219                  603,607

Issuance of stock for interest,
June 1991, (1,375 shares at
$1.60 per share)                        1       2,199                    2,200

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) CONTINUED

   Periods Ended September 30, 1988 Through September 30, 1996


                                                           Deficit
                                                       Accumulated
                                           Additional   During The
                                   Common     Paid-in  Development
                                    Stock     Capital        Stage       Total

Issuance of stock for
expenses incurred by
stockholders, July 1991
(5,081 shares at $1.60 per share)      $5      $8,124  $                $8,129

Net loss                                                 (670,179)   (670,179)
                                   ------     -------    ---------   ---------
Balance (deficit),
September 30, 1991                  2,950   1,319,144  (1,554,683)   (232,589)

Issuance of stock, October -
 December 1991 (150,925 shares
 at $1.60 per share)                  151     241,329                  241,480

Shares purchased in rescission
offer (10,562 shares)                (11)    (16,888)                 (16,899)

Issuance of stock, public
offering, August - September
1992 (344 shares at $16.00
per share)                              1       5,499                    5,500

Net loss                                                 (562,751)   (562,751)
                                   ------     -------    ---------   ---------
Balance (deficit), September 30,
1992                                3,091   1,549,084  (2,117,434)   (565,259)

Issuance of stock, public
offering October 1992 -
September 1993 (92,785 shares
at $16.00 per share)                   93   1,484,457                1,484,550

Issuance of stock for exercise of
stock options, May 1993 (2,500
shares at $1.60 per share)              3       3,997                    4,000



                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) CONTINUED

   Periods Ended September 30, 1988 Through September 30, 1996

                                                           Deficit
                                                       Accumulated
                                           Additional   During The
                                   Common     Paid-in  Development
                                    Stock     Capital        Stage       Total

Issuance of warrants to
stockholders                            $      $6,333      $             6,333

Conversion of $103,000 of
notes payable to stockholders
and accrued interest, December
1992 (6,438 shares)                     6     102,994                  103,000

Issuance of stock for
consulting services, June 1993
(9,375 shares at $16.00 per
share)                                  9     149,991                  150,000


Net loss                                               (1,207,921) (1,207,921)
                                 --------    --------   ----------   ---------

Balance (deficit),
September 30, 1993                  3,202   3,296,856  (3,325,355)    (25,297)

Issuance of warrants to
stockholders                                  226,000                  226,000

Issuance of stock for
exercise of stock options,
March 1994 (3,750
shares at $1.60 per share)              4       5,996                    6,000

Issuance of stock for
exercise of warrants by
stockholder, August 1994
(3,677 shares at $13.60 per
share)                                  4      49,997                   50,001

Net loss                                                 (767,427)   (767,427)
                                  -------  ----------  -----------  ----------

Balance (deficit),
September 30, 1994                  3,210   3,578,849  (4,092,782)   (510,723)


                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) CONTINUED

   Periods Ended September 30, 1988 Through September 30, 1996

                                                           Deficit
                                                Accumulated
                                    Additional   During The
                            Common     Paid-in  Development
                             Stock     Capital        Stage       Total

Issuance of warrants to
stockholders                     $      $9,760    $              $9,760

Issuance of stock, May 1995
(6,250 shares at $8.00 per
share)                           6      49,994                   50,000

Issuance of stock for exercise
of warrants by stockholder,
June 1995 (6,250 shares at $8.00
per share)                       6      49,994                   50,000

Issuance of stock for expenses,
July 1995 (18,750 shares at
$8.00 per share)(Note 7)        19     149,981                  150,000

Net loss                                          (896,998)   (896,998)
                           -------   ---------  -----------   ---------

Balance (deficit),
September 30, 1995           3,241   3,838,578  (4,989,780) (1,147,961)

Issuance of warrants to
stockholders                             5,340                    5,340

Net loss                                          (551,621)   (551,621)
                          --------   ---------  ----------- -----------

Balance (deficit),
September 30, 1996        $  3,241  $3,843,918 $(5,541,401)$(1,694,242)
                          ========  ========== ========================

See notes to financial statements

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                     STATEMENTS OF CASH FLOWS

                                   Cumulative
                                       During
                                  Development
                                Stage Through                         Year Ended September 30,
                           September 30, 1996        1996         1995     1994

Operating activities
Net loss                        $ (5,541,401) $ (551,621)  $ (896,998) $(767,427)
Items not requiring
(providing) cash:
Depreciation                           14,147       2,633        3,038    4,364
Expenses funded by Common
Stock issuance                        543,187                  150,000
Other                                   3,341                             3,341
Changes in:
Advances to officers                (295,183)    (34,000)     (50,200) (12,000)
Other receivables                     (9,138)     (6,942)      (2,196)   44,880
Accounts payable                      360,288      89,666      116,000   85,356
Accrued expenses                      556,827     226,544      157,547   13,722
Deferred compensation                 414,442      16,554       16,000    (469)
                               --------------------------  -----------------------
Net cash used in
operating activities              (3,953,490)   (257,166)    (506,809)(628,233)
                               --------------------------  -----------------------

Investing activities:
Purchase of fixed assets             (19,808)                             (679)
Other                                 (3,341)
                               --------------                         ------------
Net cash used in
investing activities                 (23,149)                             (679)
                               --------------                         ------------

Financing activities:
Proceeds from issuance
of Common Stock and
warrants                            2,620,562       5,340      109,760  282,001
Proceeds from notes
payable                               989,609     261,635      473,365
Proceeds from convertible
debentures                            475,000
Payments on notes payable           (154,609)
Other                                 108,410                 (50,000)   50,000
                                    ---------    --------    --------- --------
Net cash provided by
financing activities                4,038,972     266,975      533,125  332,001
                                    ---------    --------    --------- --------
Increase (decrease) in cash            62,333       9,809       26,316(296,911)

Cash, beginning of period                   0      52,524       26,208  323,119
                                    ---------    --------     -------- --------
Cash, end of period                   $62,333     $62,333      $52,524  $26,208
                                     ========    ========     ======== ========

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        September 30, 1996


Note 1: Organization and summary of significant accounting policies

Nature of business

ThermoEnergy Corporation, formerly Innotek Corporation, ("the Company") was incorporated in January 1988, for the purpose of marketing and developing certain environmental technologies. These technologies include two chemical processes known as Sludge-to-Oil Reactor System, or STORS, and Nitrogen Removal, or NitRem, both of which were developed through a research project at Battelle Memorial Institute Pacific Northwest Laboratories (Battelle) in Richland, Washington. A third technology, a dual-shell pressure balance vessel, known as the Dual Shell Reactor ("DSR"), is the unique reactor equipment in which the STORS and NitRem chemistries are conducted. STORS, NitRem and DSR are referred to collectively as the "Technologies".

The Company was formed for the transfer of technology from American Fuel and Power Corporation ("AFP") in 1988 to continue development of the STORS technology under assignment of the license from AFP, the original license. Management of the AFP division developing the STORS technology became management of the Company concurrent with the terms of the transfer. The licensee was assigned to the Company under an agreement requiring that 70 percent of the Company's initial outstanding Common Stock, approximately 1,543,750 shares (as restated for the two reverse stock splits discussed in Notes 7 and 11), be issued to AFP for distribution to AFP stockholders.

The Company is totally dependent upon the engineering, laboratory, research and development skills and expertise of Battelle to supervise the design and implementation of a STORS or NitRem demonstration facility, for the conducting of laboratory analysis and characterization of various waste streams to be processed through a STORS or NitRem unit, to collect and analyze process equipment and performance data generated during a STORS and/or NitRem demonstration test, and for on-going research and development of the STORS and NitRem processes. The Company owns the worldwide licensing rights to both STORS and NitRem, except for STORS in Japan, pursuant to exclusive license agreements with Battelle. The Technologies are currently in the demonstration phase. No commercial contracts have been awarded to the Company.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment

Property and equipment are depreciated over the estimated useful life of each asset. Depreciation is computed primarily using accelerated methods.

Loss per common share

Loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding during the period after giving effect to the reverse stock splits described in Notes 7 and 11. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992, see Note 7) have been treated as outstanding for all periods presented.

The weighted average number of common shares used in the loss per share computations were 3,799,555, 3,776,113, 3,763,343, and
3,698,670 shares for the years ended September 30, 1996, 1995 and 1994 and cumulative since inception through September 30, 1996, respectively.

Future application of accounting standards

During 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The adoption of Statement No. 121 (required during the year ending September 30,
1997), which establishes accounting standards for the impairment of long-lived assets and goodwill related to assets to be held and used and long-lived assets to be disposed of, is not expected to have a significant impact on the Company's financial statements.

Note 2: Government contract

A cost reimbursement Letter Subcontract was awarded to the Company in connection with a red water waste project with the Department of Defense. The terms of the contract provided for the reimbursement of certain direct costs, including labor, associated with the Company's participation in the project. During the years ended September 30, 1996, 1995 and 1994, the Company was reimbursed for approximately $4,000, $20,000 and $20,000, respectively, of general and administrative expenses incurred in each year in connection with the project. The reimbursements are accounted for as reductions of the related expenses in the Statements of Operations.

Note 3: License and marketing agreements

The license agreements with Battelle permit the Company to commercialize the Technologies with respect to municipal and hazardous waste disposal. Payments under the terms of the license agreements have been charged to operations.

The license agreements, which provide for payment of royalties to Battelle from revenues generated using the Technologies, are cancelable by Battelle on or after January 31, 1998, if ThermoEnergy has not demonstrated the Technologies by that date. The Company has not been required to make royalty payments to Battelle under the agreements since no revenues have been generated from the use of the Technologies.

The Company entered into a memorandum of understanding with Foster Wheeler and Mitsui & Co. (U.S.A.) Inc. in September 1996 to pursue various water and waste water projects in Brazil, Mexico and Peru. In April 1996, the Company entered into a teaming agreement with Roy F. Weston, Inc. to jointly pursue both municipal and governmental projects using the Technologies. In March 1996, the Company executed a marketing agreement with a Georgia corporation for the purpose of marketing the Technologies in Georgia and Florida (see Note 7). The Company entered into a ten-year worldwide marketing agreement with Foster Wheeler USA Corporation in September 1994, for the purpose of marketing, developing and commercializing the Technologies. The agreement provides for three-year extensions after the initial period and conditions for changing or terminating the arrangement.

The Company entered into the agreements referred to above as part of its business strategy of creating collaborative working relationships with established engineering and environmental companies. Management believes that such relationships will limit the Company's participation in future projects to providing the Technologies and technical support relevant to the design of STORS, NitRem and/or the DSR portion of such projects. The Company may be required to bear a portion of the operational costs of such collaborative efforts. Accordingly, the profitability of future projects and the Company's financial success may be largely dependent upon the abilities and financial resources of the parties collaborating with the Company.

Note 4: Notes payable

The Company executed notes payable to stockholders at various dates during the years ended September 30, 1996 and 1995. The unsecured notes mature four years from the date of issuance with interest at a rate of 6.63%. The notes provide that the principal balances and accrued interest will become immediately due and payable at the closing of the next public offering of securities of the Company should that event occur prior to the stated maturity dates. In addition, if the Company obtains financing from a third party on terms more favorable to the third party than the terms of the notes to the stockholders, the Company and the stockholders may agree to modify the notes to the stockholders to reflect the more favorable terms. The notes payable have been classified as current liabilities since management anticipates that they will be paid off within one year (see Note 11). These transactions were executed in connection with the authorization of the Board of Directors on September 29, 1994 for the Company to borrow up to $735,000 by term note for up to 48 months and to sell up to 187,500 warrants, at $.08 per warrant for 187,500 shares of Common Stock, exercisable up to 48 months from date of issuance (see Note 7).

Interest expense on notes payable to stockholders amounted to $38,199 and $19,704 for the years ended September 30, 1996 and 1995, respectively. Accrued interest payable on notes payable to stockholders (included in other accrued expenses in the accompanying Balance Sheets, amounted to $57,903 and $19,704 at September 30, 1996 and 1995, respectively. Interest paid during the years ended September 30, 1995 and 1994 amounted to $344 and $145, respectively. No interest was paid during the year ended September 30, 1996.

Based on the borrowing rates currently available to the Company for loans with similar terms, the fair value of notes payable approximated the book value of such borrowings at September 30, 1996.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        September 30, 1996


Note 5: Income Taxes

Effective October 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by Statement of Financial Accounting Standards No. 109. The Statement provides that the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred taxes. The change had no effect on the financial statements since the Company had incurred net operating losses since inception. A valuation allowance equal to the total of the Company's deferred tax assets has been recognized for financial reporting purposes. The net changes in the valuation allowance during the years ended September 30, 1996 and 1995 were increases of approximately $206,000 and $356,000, respectively. The Company's deferred tax liabilities are not significant.

Significant components of the Company's deferred tax assets as of September 30, 1996 and 1995 are as follows:

                                                       1996          1995
Net operating loss carryforwards                 $1,685,000    $1,485,000
Deferred compensation                               115,000       109,000
Capitalized costs for income tax
purposes                                             78,000        78,000
Other                                                35,000        35,000
                                                -----------   -----------
                                                  1,913,000     1,707,000
Valuation allowance for deferred
tax assets                                      (1,913,000)   (1,707,000)
                                                -----------   -----------
                                                $         0   $         0
                                                ===========   ===========

A reconciliation of income tax expense (credit) at the statutory rate to income tax expense at the Company's effective rate is shown below:

                                        1996           1995          1994
Computed at the statutory
rate (34%)                        $(187,551)     $(304,979)    $(260,925)
Increase in taxes resulting
from net operating loss
benefit not recognized               187,551        304,979       260,925
                                  ----------     ----------    ----------

Provision for income taxes                $0             $0            $0
                                  ==========     ==========    ==========

The Company has net operating loss carryforwards at September 30, 1996 of approximately $4,400,000 which expire in 2003 through 2011.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        September 30,1996

Note 6: Related party transactions

During the years ended September 30, 1996 and 1995 the Company advanced an aggregate of $34,000 and $62,200 (net of $10,000 of repayments), respectively, to its officers. The $96,200 of advances outstanding at September 30, 1996 are due on demand with interest at the average prime rate of a local bank. Interest income on the advances amounted to $6,942 and $2,196 for the years ended September 30, 1996 and 1995, respectively.

During the year ended September 30, 1995, an officer advanced an aggregate of $20,000 to the Company. The advances, which did not bear interest, were repaid, prior to September 30, 1995. See Note 7 for information concerning notes payable and other transactions with stockholders.

During the years ended September 30, 1995 and 1994, the Company paid approximately $15,000 and $45,000, respectively, in consulting fees to a company associated with a member of the Board of Directors. Fees payable to this company amounted to approximately $96,000 and $65,000 at September 1996 and 1995, respectively, and are included in accounts payable in the accompanying Balance Sheets. See Note 7 for information concerning additional transactions with this consulting firm. During the years ended September 30, 1996 and 1995, the Company paid Battelle approximately $5,000 and $59,000, respectively, for support services. See Note 7 for information concerning the issuance of the Company's Common Stock to Battelle during 1995.

During 1991, the Board of Directors adopted a resolution specifying amounts of deferred compensation for the two officers of the Company for services rendered prior to September 30, 1991. This resolution provides that amounts due from officers may be offset against accrued deferred compensation. Management anticipates that the outstanding balance of advances to officers will be offset against accrued deferred compensation upon completion of the proposed public offering described in Note 11. The Board of Directors also approved employment agreements with the officers effective January 1, 1992 specifying minimum levels of compensation and terms of employment. The agreements provide a minimum annual salary of $72,000 to each of the individuals with 10% annual increases until the salary for each individual reaches $175,000. The agreements provide for incentive compensation in addition to the above described salary, not to exceed 50% of such salary determined in accordance with a formula to be established annually in good faith by a committee of the Board of Directors. Any amounts earned as salary and incentive compensation but not paid by the Company will accrue interest until payment. Deferred incentive compensation aggregating $50,000 was approved by the Board of Directors for the year ended September 30, 1993. No incentive compensation was earned during the years ended September 30, 1996, 1995, and 1994. Compensation expense aggregating $16,678, $16,000, and $11,677 was accrued during the years ended September 30, 1996, 1995, and 1994, respectively, pursuant to the interest provisions of the compensation arrangements.

                     THERMOENERGY CORPORATION
                (A Development Stage Corporation)

                  NOTES TO FINANCIAL STATEMENTS

                        September 30, 1996

Note 6: Related party transactions (continued)

In addition to the compensation described above, the agreements specify that the Company will provide $250,000 of life insurance, financial planning and tax preparation, annual medical examinations and membership dues in a social or business club. Also, should the individuals' employment terminate within one year of a change in control, the agreements require a payment of 2.99 times annual salary.

Note 7: Common Stock

During 1992, the Company filed a registration statement with the Securities and Exchange Commission for the sale of 125,000 shares of Common Stock. The offering was conducted on a "best efforts" basis primarily by directors, officers and employees of the Company. The offering was terminated effective January 5, 1994.
A total of 93,129 shares were sold at a price of $16 per share and 6,438 shares were issued at $16 per share in satisfaction of notes payable and related accrued interest.

In 1993, the Company issued 9,375 shares of Common Stock to a consulting firm pursuant to a Service Agreement (the "Agreement") dated March 1992. The Agreement provided for the payment of a fee to the firm equal to 2.5% of the total capital cost of the New York demonstration facility after completion of project funding from a source produced by the firm. An accrual for this fee of $100,000 is included in the 1996 and 1995 Balance Sheets. The Agreement also provided for payment to the consulting firm of a fee equal to 1.25% of the overall capital cost of a full-scale facility after funding of such a project and for granting of options to buy up to 62,500 shares of the Company's Common Stock at $4 per share during a two-year period upon signing of an agreement for such a project. Success fees for producing a source of debt or equity financing are also provided for in the Agreement.

During May 1995, a stockholder purchased 6,250 shares of Common Stock at $8.00 per share and warrants for 6,250 shares of Common Stock (exercise price of $8.00 per share) at a price equal to the par value of the Company's Common Stock. The stockholder exercised these warrants during June 1995.

During the year ended September 30, 1995, the Board of Directors approved the issuance of 18,750 shares of the Company's Common Stock, at $8.00 per share (based on the price for the May 1995 sale of the Company's Common Stock), to Battelle in lieu of a cash payment for $75,000 of license fees and $75,000 of expenses.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        September 30, 1996

Note 7: Common Stock (continued)

During the year ended September 30, 1994, the Company issued Common Stock warrants, at prices ranging from $.40 to $3.20 per warrant, to stockholders for 289,375 shares of the Company's Common Stock. The Company issued Common Stock warrants, at a price equal to par value of the Company's Common Stock, to a stockholder for 395,844 shares during the year ended September 30, 1993. The related Warrant Agreements provide for an exercise period of 10 years from the date of issuance at prices ranging from $12.80 to $14.40 per share, subject to adjustment in the event that the Company issues shares of Common Stock at a price per share which is less than the warrant price or the current market value of such shares. The exercise prices for the warrants were adjusted to prices ranging from $2.00 to $8.00 during the year ended September 30, 1995 due to the sale of Common Stock in May 1995 for $8.00 per share. During the year ended September 30, 1995, a stockholder exercised warrants for 3,677 shares at $13.60 per share.

In connection with the issuance of notes payable to stockholders during the years ended September 30, 1996 and 1995 described in
Note 4, the Company sold warrants to stockholders for 66,744 and 120,756 shares, respectively, of the Company's Common Stock. The related Warrant Agreements provide for an exercise period of 4 years from the date of issuance at a price of $2.40 per share, subject to adjustment in the event that the Company issues shares of Common Stock at a price per share which is less than the warrant price or the current market value of such shares. The exercise price for the warrants was adjusted to $2.00 due to the sale of Common Stock in May 1995 described above.

An agreement with Centerpoint Power Corporation (CPC) specifies compensation at an hourly rate plus expenses for services rendered and grants CPC stock warrants for 701,875 shares of Common Stock (which were registered in connection with the Company's public offering), exercisable at $.16 cent per share, if CPC obtains public funding for a demonstration facility or obtains capital financing from an investor entity. The agreement expires in April 2001. No payments have been made to CPC under the terms of the agreement and CPC has not obtained funding which obligates the Company to compensate CPC under the agreement.

The marketing agreement with a Georgia corporation discussed in
Note 3 provides for the issuance to the corporation of 62,500 warrants for 62,500 shares of the Company's Common Stock exercisable within 10 years from the date of granting the warrants at a price of $2.00 per share within 90 days upon the signing of an agreement with a customer to purchase or utilize the Technologies.

In connection with the assignment of the license for the STORS technology from AFP, 1,543,750 shares of the Company's Common Stock were issued to AFP. The shares placed in a Voting Trust and during 1993 began to be distributed to the AFP stockholders. The Company owns 83,829 shares of its Common Stock previously included in the Voting Trust pursuant to a 1990 settlement agreement with a former AFP stockholder. These treasury shares have a zero cost basis.

The Company issued Common Stock options during 1991 to a member of the Board of Directors to acquire 6,250 shares at $1.60 per share. These options were exercised during 1993 and 1994.

On January 5, 1994, the Board of Directors adopted a resolution for a four-to-one reverse stock split of the Company's Common Stock. Stockholder approval for the reverse stock split was obtained on March 2, 1994 annual meeting of the stockholders (see Note 11).

At September 30, 1996, approximately 1,633,500 shares of Common
Stock were reserved for future issuance under warrant agreements.

Note 8:  Employee Stock Ownership Plan

The Company has adopted an Employee Stock Ownership Plan. However, as of September 30, 1996, the Plan had not been funded nor submitted to the Internal Revenue Service for approval.

Note 9:  Management's Consideration of Going Concern Matters

The Company has incurred net losses nice inception. Additionally, substantial capital will likely be required to commercialize the Technologies. The financial statements have been prepared assuming the Company will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business and do not reflect any adjustments that might result from the outcome of the aforementioned uncertainties. Management is considering several alternatives for mitigating these conditions during the next year, including, the sale of stock pursuant to a public offering (see Note 11) and fees from projects involving the Technologies.

The Company plans to use the net proceeds form the public offering to satisfy the cash requirements for its operations for the next eighteen months. Additional funds may be necessary in the in the event the Company takes on other projects or makes an acquisition of another company to facilitate the Company's commercial demonstration of the Technologies. During the next twelve months, the Company expects to add two executives to senior management, seven engineering, technical and sales positions and three clerical positions.

In the event that the public offering is not completed, management would continue to raise capital through private placement financings, sales of warrants and common stock. If the Company is unable to enter into commercially attractive collaborative working arrangements for one or more commercial or industrial projects, the Company may sub-license the Technologies to third parties.

The overall goal of the Company is to successfully complete a demonstration project for STORS and/or NitRem. Management plans to utilize any demonstration facilities to expand the visibility of the Company in municipal, industrial, Department of Defense and Department of Energy markets. A successful demonstration project is the single most important business factor in implementation of the Company's plan of operations.

Management has determined that the financial success of the Company may be largely dependent upon the ability and financial resources of established third parties collaborating with the Company with respect to projects involving the Technologies. As described more fully in Note 3, the Company has entered into marketing arrangements with third parties in order to pursue this business strategy.

Note 10:  Commitments

On July 26, 1996, the Company signed an agreement with the City of New York which allows the Company to demonstrate certain services and equipment. The Company agreed to provide the test equipment at no cost to the City of New York fora period of not less than 150 consecutive calendar days nor more than 200 consecutive calendar days form the start-up of the demonstration. The Company will provide the technology and, in conjunction with Battelle, assist in the design, engineering and operation in the New York nitrogen removal demonstration facility. Foster Wheeler will finance, design, build and manage the overall demonstration project and will jointly participate in a large-scale commercial nitrogen removal project in the event that New York City elects to use the technology.

Note 11:  Subsequent Events

On October 23, 1996, the Board of Directors of the Company approved the execution of a nonbinding letter of intent with a NASD member-broker-dealer to act as managing underwriter in connection with a proposed public offering. The letter of intent provides for the underwriting on a firm commitment basis of approximately 1,600,000 shares of Series A Common Stock (as described more fully below) and 1,600,000 warrants redeemable for Series A Common Stock, based upon no more than 3,500,000 shares of Common Stock and 1,600,000 warrants convertible to Common Stock outstanding immediately prior to closing. The redeemable warrants entitle the holder to acquire one share of Common Stock at a price per share equal to 150% of the initial public offering price per share, subject to adjustment. Commencing 12 months after the effective date of a registration statement for the proposed offering, the Company may redeem all, but not less than all, of the redeemable warrants if specified conditions are met.

The letter of intent provides for a 10% underwriter's discount, an over-allotment option, an expense allowance equal to 3% of the gross proceeds of the offering, a financial advisory fee of $48,000 and five year warrants, exercisable at the beginning of the second year after issuance, to purchase 10% of the aggregate principal amount of Common Stock and warrants offered at $.0001 per warrant. It also provides for restrictions on the disposition by stockholders of Common Stock outstanding prior to the proposed offering and for the underwriter to have the right to designate one person for election to the Company's Board of Directors for a period of five years.

In order to comply with the pre-conditions set forth in the letter of intent, the Board of Directors approved a resolution for a four-to-one reverse stock split of the Company's Common Stock in addition to the four-to-one reverse stock split approved in 1994
(see Note 7). The Board of Directors also approved amendments to the Company's Articles of Incorporation as follows: (1) To authorize the designation of 10,000,000 shares as Series A Common
Stock and 65,000,000 shares of Series B Common Stock, which are convertible to Series A Common Stock commencing 12 months after the effective date of a registration statement for the proposed offering subject to certain conditions, from the 75,000,000 shares of $0.001 par value Common Stock authorized originally under the Company's Articles of Incorporation; (2) To authorize the designation of and reclassification of all shares of Common Stock issued prior to the adoption of the proposed amendments to the Articles of Incorporation to Series B Common Stock; and (3) To change the name of the Company from Innotek Corporation to ThermoEnergy Corporation. Stockholders' approval of these matters was obtained on December 12, 1996 during a special stockholders' meeting.

The reverse stock splits were implemented on March 5, 1997. All numbers of common stock shares and per share data have been restated to reflect the reverse stock splits.

During 1997, the Board of Directors approved a Stock Option Plan which provides for incentive and non-incentive stock options for an aggregate of 750,000 shares of Series B Common Stock for key employees and non-employee Directors of the Company.
Implementation of the Plan is subject to approval by the stockholders.

On December 9, 1996, the Board of Directors authorized the Company to borrow from stockholders up to $500,000 to fund operations through the completion of the proposed public offering. The terms of the unsecured notes provide for maturities six months from the date of execution or the closing of the proposed public offering, whichever is sooner, with interest at a rate of 10%. The notes also provide for the issuance of shares of Series B Common Stock to the holders of the notes, in the ratio of one share for each $10 loaned to the Company, within six months from the date of execution of the notes or the closing of the proposed public offering, whichever is sooner. During December 1996 and January 1997, the Company executed notes payable to stockholders under this arrangement for an aggregate amount of $500,000. The Company is committed to issue 50,000 shares of Series B Common Stock to the holders of the notes.

On January 3, 1997, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less than 5% of net sales but less than 15% of net sales. The Board of Directors approved bonus payment percentages for certain individual for fiscal 1997. In the future, the Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

                              BALANCE SHEETS

                                              June 30,       September 30,
                                               1997              1996
                                            -----------      -------------
                                            (Unaudited)

ASSETS

Cash                                                50,117           62,333
                                                  --------         --------
Total Current Assets                                50,117           62,333


Advances to officers                               223,365           96,200
Accrued interest receivable - officers              18,499            9,138
Deferred public offering expenses (Note 3)         126,432
Property and equipment, at cost:
 Equipment                                          14,818           14,818
 Furniture and fixtures                              4,991            4,991
Less accumulated depreciation                     (15,344)         (14,147)
                                                  --------         --------
4,465                                                5,662
                                                  --------         --------
                                                   422,878          173,333


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable                                   454,792          360,288
Accrued expenses:
 Salaries                                          522,444          364,314
 Consulting Fee                                    100,000          100,000
 Other                                             170,464           92,513
                                                  --------         --------
                                                   792,908          556,827
Deferred compensation                              229,030          215,460
Notes payable to stockholders (Note 2)           1,341,000          735,000
                                                 ---------        ---------
Total Current Liabilities                        2,817,730        1,867,575
                                                 ---------        ---------

Stockholders' equity (deficit)(Note 3):
  Preferred stock, non-voting,
  $1 par value:
  Authorized - 10,000,000 shares;
  none issued
 Common Stock, $.001 par value:
 Series A Common Stock;
  Authorized - 10,000,000 shares;
  no shares issued and outstanding
 Series B Common Stock;
  Authorized - 65,000,000 shares;
  issued - 3,241,201 shares;
  outstanding - 3,157,372 shares                     3,241            3,241
Additional paid-in capital                       3,843,918        3,843,918
Deficit accumulated during
  the development stage                        (6,242,011)      (5,541,401)
                                               -----------      -----------
                                               (2,394,852)      (1,694,242)
                                               -----------      -----------

                                                   422,878          173,333
                                               ===========      ===========

See notes to financial statements.

                    THERMOENERGY CORPORATION
                 (A Development Stage Company)

                    STATEMENTS OF OPERATIONS

                           Cumulative
                           During
                           Development     Nine Months         Three Months
                           Stage           Ended               Ended
                           Through         June 30,      June 30,
                           June 30,
                           1997        1997      1996      1997       1996
                           ----------- -----     -----     -----      ----


Operating Expenses            4,603,585   519,753    300,533  125,596   78,619
General and Admin-
istrative Payments
under licenses                  627,266
Travel and entertainment        883,315   132,645     60,988   32,762   18,174
                              ---------  --------   -------- -------- --------
                              6,114,166   652,398    361,521  158,358   96,793
                              ---------  --------   -------- -------- --------

Loss From Operations        (6,114,166) (652,398)  (361,521)(158,358) (96,793)
                            ----------- ---------  ------------------ --------

Other Income (Expense)
 Interest Income                 70,146     9,361      4,961    4,036    1,834
 Interest Expense             (197,991)  (57,573)   (26,273) (25,224)  (8,796)
                             ---------- ---------  --------- --------  -------
                              (127,845)  (48,212)   (21,312) (21,188)  (6,962)
                             ---------- ---------  --------- --------  -------

Net Loss                    (6,242,011) (700,610)  (382,833)(179,546)(103,755)
                            ===========  ========  ========= ======== ========

Per Common Share
(Notes 3 and 4)
Loss From Operations        (1.65)     (0.17)    (0.10)    (0.04)   (0.03)

Net Loss                    (1.68)     (0.18)    (0.10)    (0.05)   (0.03)




See notes top financial statements.

                     THERMOENERGY CORPORATION
                  (A Development State Company)

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

Periods Ended September 30, 1988 Through September 30, 1996 and the Nine Months Ended June 30, 1997 (Unaudited)


                                                     Deficit
                                                     Accumulated
                                      Additional     During the
                            Common    Paid-In        Development
                            Stock     Capital        Stage          Total
                            -------   ------------   ------------   -----

Issuance of stock,
January 1988:
    (2,205,762 shares
    at $.08 per share)       $  2,206     $  178,094  $             $  180,300

Net Loss                                                 (290,483)   (290,483)
                             --------     ----------  ------------  ----------

Balance (deficit),
 September 30, 1988             2,206        178,094     (290,483)   (110,183)

Conversion of $412,000
    of debentures
    and accrued interest,
    September 1989
    (306,335 shares)              306        456,695                   457,001

Net loss                                                 (338,985)   (338,985)
                             --------     ----------     ---------   ---------

Balance (deficit),
September 30, 1989              2,512        634,789     (629,468)       7,833

Net loss                                                 (255,036)   (255,036)
                             --------     ----------     ---------   ---------

Balance (deficit),
September 30, 1990              2,512        634,789     (884,504)   (247,203)

Conversion of $63,000
    of unsecured debentures
    and accrued interest
    at 10%,March 1991
    44,286 shares)                 44         70,813                    70,857

Issuance of stock,
May-June 1991,
(   387,880 shares:
    366,630 at $1.60
    per share;
    21,250 shares
    at $.80 per share:            388        603,219                   603,607

Issuance of stock
    for interest,
  June 1991, (1,375 shares
    at $1.60 per share)             1          2,199                     2,200



                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

Periods Ended September 30, 1988 Through September 30, 1996 and the Nine Months Ended June 30, 1997 (Unaudited)

                                                     Deficit
                                                     Accumulated
                                       Additional    During the
                              Common   Paid-In       Development
                              Stock    Capital       Stage            Total
                              -------  ------------  ------------     -------


Issuance of stock
    for expenses incurred
    by stockholders,
    July 1991
    (5,081 shares at
    $1.60 per share)            $      5     $  8,124 $            $     8,129

Net Loss                                                 (670,179)   (670,179)
                                 -------   ---------- ------------ -----------

Balance (deficit),
    September 30,1991              2,950    1,319,144  (1,554,683)   (232,589)

Issuance of stock,
    October-December 1991
    (150,925 shares at
    $1.60 per share)                 151      241,329                  241,480

Shares purchased
    in rescission offer
    (10,562 shares)                 (11)     (16,888)                 (16,899)

Issuance of stock,
    public offering,
    August-September 1992
    (344 shares at $16.00
    per share)                         1        5,499                    5,500

Net loss                                                 (562,751)   (562,751)
                                 -------    ---------    ---------   ---------

Balance (deficit),
    September 30,1992              3,091    1,549,084  (2,117,434)   (565,259)

Issuance of stock,
    public offering
    October 1992 -
    September 1993
  (92,785 shares
    at $16.00 per share)              93    1,484,457                1,484,550

Issuance of stock
    for exercise of
    stock options, May 1993
  (2,500 shares at
    $16.00 per share)                  3        3,997                    4,000



                     THERMOENERGY CORPORATION
                  (A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) CONTINUED

Periods Ended September 30, 1988 Through September 30, 1996 and the Nine Months Ended June 30, 1997 (Unaudited)


                                                           Deficit
                                                       Accumulated
                                           Additional   During the
                                  Common      Paid in  Development
                                   Stock      Capital        Stage       Total
                                  ------    ---------  -----------      ------

Issuance of warrants to
stockholder                       $        $    6,333  $            $    6,333

Conversion of $103,000 of
notes payable to stockholders
and accrued interest,
December 1992 (6,438 shares)           6      102,994                  103,000

Issuance of stock for
consulting services, June
1993 (9,375 shares at
$16.00 per share)                      9      149,991                  150,000

Net loss                                               (1,207,921) (1,207,921)
                                 -------    --------- ------------ -----------

Balance (deficit),
September 30,1993                  3,202    3,296,856  (3,325,355)    (25,297)

Issuance of warrants to
stockholders                                  226,000                  226,000

Issuance of stock
    for exercise of stock
    options, March 1994
(3,750 shares at
$1.60 per share)                       4        5,996                    6,000

Issuance of stock
    for exercise of warrants
    by stockholder,
    August 1994
(3,667 shares at
$13.60 per share)                      4       49,997                   50,001

Net loss                                                 (767,427)   (767,427)
                                 -------    ---------   ----------  ----------

Balance (deficit),
September 30, 1994                 3,210    3,578,849  (4,092,782)   (510,723)



                           THERMOENERGY CORPORATION
                         (A Development Stage Company)

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) CONTINUED

      Periods Ended September 30, 1988 Through September 30, 1996 and the
                  Nine Months Ended June 30, 1997 (Unaudited)

                                                    Deficit
                                                    Accumulated
                                     Additional     During the
                           Common    Paid-in        Development
                           Stock     Capital        Stage          Total
                           -------   ----------     -----------    -----
Issuance of warrants
    to stockholder                $        $  9,760      $            $  9,760

Issuance of stock,
May 1995 (6,250 shares
at $8.00 per share)                   6      49,994                     50,000

Issuance of stock for
exercise of warrants by
stockholder, June 1995
(6,250 shares at $8.00
per share)                            6      49,994                     50,000

Issuance of stock for
    expenses, July 1995
    (18,750 shares at
    $8.00 per share)                 19     149,981                    150,000
                                  -----     -------      --------     --------

Net loss                                                (896,998)    (896,998)


Balance (deficit),
September 30, 1995                3,241   3,838,578   (4,989,780)  (1,147,961)

Issuance of warrants to
stockholders                                  5,340                      5,340

Net loss                                                (551,621)    (551,621)
                                ------- -----------   -----------  -----------

Balance (deficit),
September 30, 1996                3,241   3,843,918   (5,541,401)  (1,694,242)

Net loss                                                (700,610)    (700,610)
                                ------- -----------   -----------  -----------

Balance (deficit),
June 30, 1997
(Unaudited)                      $3,241  $3,843,918  $(6,242,011) $(2,394,852)
                                =======  ==========   ===========  ===========

See notes to financial statements

                           THERMOENERGY CORPORATION
                         (A Development Stage Company)

                           STATEMENTS OF CASH FLOWS

                                Cumulative
                                During
                                Development         Nine Months
                                Stage Through       Ended June 30
                                June 30, 1997       1997      1996
                                --------------      ----      ----
                                (Unaudited)

Operating Activities:
Net loss                                $(6,242,011)  $(700,610)   $(382,833)
Items not requiring
(providing) cash:
Depreciation                                  15,344       1,197        2,373
Expenses funded by Common
Stock issuance                               543,187
Other                                          3,341
Changes in:
Advances to officers                       (422,348)   (127,165)     (28,000)
Other assets                               (144,931)   (135,793)      (4,961)
Accounts payable                             454,792      94,504       58,214
Accrued expenses                             792,908     236,081      151,195
Deferred compensation                        428,012      13,570       12,261
                                        ------------  ----------   ----------

Net cash used in
operating activities                     (4,571,706)   (618,216)    (191,751)
                                        ------------  ----------   ----------

Investing activities:
Purchase of fixed assets                    (19,808)
Other                                        (3,341)
                                        ------------  ----------   ----------
Net cash used in
investing activities                        (23,149)
                                        ------------  ----------   ----------

Financing activities:
Proceeds from issuance of
Common Stock and warrants                  2,620,562                    1,800
Proceeds from notes payable                1,595,609     606,000       88,200
Proceeds from convertible debentures         475,000
Payments on notes payable                  (154,609)
Other                                        108,410                   65,000
                                        ------------  ----------  -----------

Net cash provided by
financing activities                       4,644,972     606,000      155,000
                                        ------------  ----------  -----------

Increase (decrease) in cash                   50,117    (12,216)     (36,751)

Cash, beginning of period                          0      62,333       52,524
                                        ------------  ----------  -----------

Cash, end of period                     $     50,117 $    50,117  $    15,773

                                         ===========  ==========   ==========

See notes to financial statements.

                     THERMOENERGY CORPORATION
                  (A Development Stage Company)


                  NOTES TO FINANCIAL STATEMENTS
                          June 30, 1997
                            UNAUDITED


NOTE 1: FINANCIAL STATEMENTS

The balance sheet as of June 30, 1997, the statements of operations and cash flows cumulative during development stage through June 30, 1997, the statements of operations for the nine months and three months ended June 30, 1997 and 1996 and the statements of changes in stockholders' equity (deficit) and cash flows for the nine months ended June 30, 1997, have been prepared by Thermoenergy Corporation (the "Company"), formerly Innotek Corporation, without audit. In the opinion of management, all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1997 and for all periods presented have been made. Operating results for the nine months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1997.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance wit Article 10 of Regulation S-X. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 1996 Form 10-K.

NOTE 2:  NOTES PAYABLE TO STOCKHOLDERS

As of September 30, 1996 notes payable to stockholders aggregating $735,000 were outstanding. The unsecured notes mature four years from the date of issuance with interest at a rate of 6.63%. The notes provide that the principal balances and accrued interest will become immediately due and payable at the closing of the next public offering of securities of the Company should that event occur prior to the stated maturity date. In addition, if the Company obtains financing from a third party on terms more favorable to the third party than the terms of the notes to the stockholders, the Company and the stockholders may agree to modify the notes to the stockholders to reflect such m ore favorable terms. The notes payable have been classified as current liabilities since management anticipates that they will be paid off within one year.

In December 1996, the Board of Directors authorized the Company to borrow from stockholders up to $500,000 to fund operations through the completion of a proposed public offering (see Note
3). The terms of the unsecured notes provided for maturities six months from the date of execution or the closing of the proposed public offering, whichever was sooner, with interest at a rate of 10%. The maturity dates of the $500,000 of outstanding notes payable were extended to December 1997 and the Board of Directors authorized an additional $200,000 of such notes during the quarter ended June 30, 1997. A total of $106,000 of such notes were issued during the quarter ended June 30, 1997. The notes also provide for the issuance of shares of Series B Common Stock (see Note 3), to the holders of the notes, in the ratio of one share for each $10 loan to the Company, within six months from the date of execution of the notes or extensions thereof or the closing of the proposed public offering, whichever is sooner.

As of June 30, 1997, the Company had executed notes payable to stockholders under this arrangement in the aggregate amount of $606,000. The Company is committed to issue 60,600 shares of Series B Common Stock to the holders of the notes.

NOTE 3:  COMMON STOCK

On October 23, 1996, the Board of Directors of the Company approved the execution of a nonbinding letter of intent with a NASD member-broker-dealer to act as managing underwriter in connection with a proposed public offering. The letter of intent provided for the underwriting on a firm commitment basis of approximately 1,600,000 shares of Series A Common Stock (as described more fully below) and 1,600,000 warrants redeemable for Series A Common Stock, based upon no more than 3,500,000 shares of Common Stock and 1,600,000 warrants convertible to Common Stock outstanding immediately prior to closing.

In order to comply with the pre-conditions set forth in the letter of intent, the Board of Directors approved a resolution for a four-to-one reverse stock split of the Company's Common Stock in addition to the four-to-one reverse stock split approved by stockholders in 1994. The Board of Directors also approved amendments to the Company's Articles of Incorporation as follows:
(1) To authorize the designation of 10,000,000 shares as Series A Common Stock and 65,000,000 shares as Series B Common Stock, which are convertible to Series A Common Stock commencing 12 months after the effective date of a registration statement for the proposed offering subject to certain conditions, from the 75,000,000 shares of $0.001 par value Common Stock authorized originally under the Company's Articles of Incorporation; (2) To authorize the designation of and reclassification of all shares of Common Stock issued prior to the adoption of the proposed amendments to the Articles of Incorporation to Series B Common Stock; and (3) To change the name of the Company from Innotek Corporation to Thermoenergy Corporation. Stockholders' approval of these matters was obtained on December 12, 1996 during a special stockholders' meeting.

During May 1997, the Company and the managing underwriter terminated the nonbinding letter of intent regarding the Company's proposed public offering. Negotiations with the underwriter resulted in the structure for the proposed public offering described more fully in Note 7. As of June 30, 1997, public offering expenses aggregating $126,432 have been deferred and will be charged against the gross proceeds of the public offering.

The two reverse stock splits described above were implemented during the quarter ended March 31, 1997. All numbers of common stock shares and per share data have been restated to reflect the reverse stock splits.

During 1997, the Board of Directors approved a Stock Option Plan which provides for incentive and non-incentive stock options for an aggregate of 750,000 shares of Series B Common Stock for key employees and non-employee Directors of the Company.
Implementation of the Plan is subject to approval by stockholders.


NOTE 4:  LOSS PER COMMON SHARE

Loss per common share is computed by dividing the net loss for the period by weighted average number of shares outstanding during the period, after giving effect to the reverse stock splits described in Note 3. Stock options and warrants issued within twelve months of the initial public offering filing date (February 27, 1992) have been treated as outstanding for all periods presented.

The weighted average number of common shares used in the loss per share computations were 3,706,693 shares for the period cumulative since inception through June 30, 1997, and 3,799,555 shares for the nine month and three month periods ended June 30, 1997 and 1996.

NOTE 5:  MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS

The Company has incurred net losses since inception. Additionally, substantial capital will likely be required to commercialize the Company's technologies. The financial statements have been prepared assuming the Company will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business and do not reflect any adjustments that might result from the outcome of the aforementioned uncertainties. Management is considering several alternatives for mitigating these conditions, including the sale of stock pursuant to a public offering (see Notes 3 and 7) and fees from projects involving the Company's technologies.

The Company plans to use the net proceeds from the public offering to satisfy the cash requirements for its operations for the next eighteen months. Additional funds may be necessary in the event the Company takes on other projects or makes an acquisition of another company to facilitate the Company's commercial demonstration of the Technologies. During the next twelve months, the Company expects to add two executives to senior management, seven engineering, technical and sales positions and three clerical positions.

In the event that the public offering is not completed, management would continue to raise capital through private placement financings, sales of warrants and common stock. If the Company is unable to enter into commercially attractive collaborative working arrangements for one or more commercial or industrial projects, the Company may sub-license the Technologies to third parties.

The overall goal of the Company is to successfully complete a demonstration project for STORS and/or NitRem. Management plans to utilize any demonstration facilities to expand the visibility of the Company in municipal, industrial, Department of Defense and Department of Energy markets. A successful demonstration project is the single most important business factor in implementation of the Company's plan of operations.

Management has determined that the financial success of the Company may be largely dependent upon the ability and financial resources of established third parties collaborating with the Company with respect to projects involving the Technologies. The Company has entered into marketing agreements with third parties in order to pursue this business strategy.

NOTE 6:  EXECUTIVE BONUS PLAN

In January 1997, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less than 5% of net sales but less than 15% of net sales. The Board of Directors approved bonus payment percentages for certain individuals for fiscal 1997. In the future, the Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants.

NOTE 7:  SUBSEQUENT EVENT

During July 1997, the Company and the managing underwriter discussed in Note 3, executed a nonbinding letter of intent revising the proposed public offering. The letter of intent provides for the underwriting on a firm commitment basis of 1,100,000 units consisting of one share of Series A Common Stock, one Series 1 Common Stock Warrant exercisable within 48 months at 120% of the offering price and callable at 200% of the offering price, and one Series 2 Common Stock Warrant exercisable within 48 months at 200% of the offering price and callable at 300% of the offering price.


On September 30, 1997, the number of units for the proposed public offering was reduced to 635,000 units.

===========================================================================
No dealer, salesperson or any other person that has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                         -----------------

                         TABLE OF CONTENTS
PROSPECTUS SUMMARY ...................................... 3

RISK FACTORS ............................................ 9

USE OF PROCEEDS .........................................18

DIVIDEND POLICY..........................................19

CAPITALIZATION...........................................19

DILUTION.................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS .........23

BUSINESS ................................................26

MANAGEMENT...............................................37

PRINCIPAL STOCKHOLDERS...................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........46

DESCRIPTION OF SECURITIES................................50

PRIVATE PLACEMENT .......................................53

CONCURRENT REGISTRATION OF SECURITIES....................54

SHARES ELIGIBLE FOR FUTURE SALE..........................50

SELLING SECURITYHOLDERS..................................54

UNDERWRITING.............................................57

LEGAL MATTERS............................................59

EXPERTS..................................................59

ADDITIONAL INFORMATION...................................59

INDEX TO FINANCIAL STATEMENTS...........................F-1

     Until         , 1997 all dealers effecting transactions in
the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
=================================================================


THERMOENERGY CORPORATION



                              1,200,000 Shares of
                             Series A Common Stock
                                     and
                             1,200,000 Redeemable
                            Series 1 Common Stock
                               Purchase Warrants
                                      and
                             1,200,000 Redeemable
                     Series 2 Common Stock Purchase Warrants

(Purchased as Units, each consisting of one share of Series A Common Stock, one Redeemable Series 1 Common Stock Purchase Warrant and one Redeemable Series 2 Common Stock Purchase Warrant, each of which will trade separately immediately following the Offering)

                     -----------------------------------

                                 PROSPECTUS
                     -----------------------------------



                             NATIONAL SECURITIES
                                 CORPORATION

                                               , 1997
                             ------------------

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 4-27-850(A) of the Business Corporation Act of 1987 of the State of Arkansas provides that an Arkansas corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expense, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 4-27-850(B) provides that a Arkansas corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 4-27-850(C) further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (A) and (B) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 4-27-850(A) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 4-27-850(B).

     Section 4-27-202(B)(3) of the Business Corporation Act of 1987 provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Amended Certificate of Incorporation contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Arkansas. The Amended Certificate of Incorporation and Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

     The Company has entered into and intends to execute indemnity agreements with present and future directors for indemnification of and advance of expenses to such persons to the full extent permitted by law.

Item 25.  Other Expenses of Issuance and Distribution.*

     a.  SEC filing fee                              $ 10,823.24
     b.  NASD filing fee                                4,042.72
     c.  Blue Sky fees and expenses, including
           legal fees                                  40,000.00
     d.  Printing and engraving                        25,000.00
     e.  Legal fees and expenses                       90,000.00
     f.  Accounting fees and expenses                  30,000.00
     g.  Transfer agent and registrar fees and
           expenses                                     7,000.00
     h.  Miscellaneous                                 19,000.00
                                                     -----------
                                                     $225,865.96
                                                     ===========

*    All fees and expenses other than the SEC and NASD Filing
Fees are estimated. All of such fees and expenses shall be borne by the Company.


Item 26.  Recent Sales of Unregistered Securities.

     All shares of common stock described below are shares of Series B Common Stock and all warrants described below are for Series B Common Stock if exercised by the respective holders before the lock up period expires as discussed in the Prospectus. See "Certain Relationships and Related Transactions" and "Underwriting".

     On January 20, 1994, the Company sold to two shareholders warrants to purchase 31,250 and 8,125 shares of the Company's common stock, respectively. The warrants were sold for $100,000 and $26,000 respectively. The holders of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On May 25, 1994, the Company sold to one shareholder warrants to purchase 250,000 shares of the Company's common stock. The warrants were sold for $100,000. The holder of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     From October 1994 to September 1996, the Company sold to 23 shareholders warrants to purchase 178,126 shares of the Company's common stock. The warrants were sold for a total of $13,800.
The holder of the warrants represented to the Company that the warrants were acquired for investment and not with a view to the distribution thereof. The warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On May 10, 1995, the Company sold to one shareholder 6,250 shares of common stock and warrants to purchase 6,250 shares of the Company's common stock. The shares were sold for $100,000 and the warrants were sold for par value. The holder of the shares and warrants represented to the Company that the shares and warrants were acquired for investment and not with a view to the distribution thereof. The shares and warrants contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On July 25, 1997, the Company issued 245,596 shares of common stock to one shareholder in consideration of (i) an additional $100,000 capital contribution to the Company, (ii) the conversion of $391,192 in short-term debt to equity, and (iii) the cancellation of 195,596 Series B Warrants owned by such shareholder. The holder of the shares represented to the Company that the shares were acquired for investment and not with a view to the distribution thereof. The shares contain restrictive legends providing that such securities may not be sold, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). This issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.



Item 27.    Exhibits.

    (a)  Exhibits.

Number assigned
in regulation
S-B, Item 601  Description of Exhibit
1.1**     Underwriting Agreement.
3.1**     Amended and Restated Articles of Incorporation.
3.2**     Amended and Restated Bylaws of the Company.
4.1**     Form of Stock Certificate - Series A Common Stock.
4.2**     Form of Stock Certificate - Series B Common Stock.
4.3**     Form of Redeemable Series 1 and Series 2 Common Stock
          Purchase Warrants.
4.4**     Form of Representative Warrant.
5.1       Form of Opinion of The Davidson Law Firm.
9.1* Voting Trust Agreement between American Fuel and Power Corporation and P.L. Montesi, Trustee, dated November
         1, 1991.

10.1*     License Agreement between Battelle Memorial Institute
        and ThermoEnergy Corporation dated as of August 5,
   1991.
10.2(4) License Agreement between the Company and Battelle Memorial Institute for Battelle's dated July 7, 1995 (defense purposes for NitRem).
10.3(5)   License Agreement between Battelle Memorial Institute
        and ThermoEnergy Corporation dated July 7, 1995 (industrial purposes for NitRem).
10.4* Substitute General Compensation and Stock Warrant Agreement between ThermoEnergy Corporation and Centerpoint Power Corporation of Virginia for STORS/Denitrification and NitRem Technologies between ThermoEnergy Corporation and Centerpoint Power Corporation, dated April 22, 1991.
10.5* First Amendment to Substitute General Compensation and Stock Warrant Agreement between ThermoEnergy
Corporation and Centerpoint Power Corporation for
          STORS/Denitrification and NitRem Technologies by and between ThermoEnergy Corporation and Centerpoint Power Corporation, dated January 30, 1992.
10.6*(1)  Employment Agreement dated January 1, 1992 by and
    between ThermoEnergy and P. L. Montesi.
10.7*(1)  Employment Agreement dated January 1, 1992 by and
     between ThermoEnergy and Dennis Cossey.
10.8* STORS/NitRem Option Agreement between the Company and a Corporation in Formation dated March, 1992.
10.9*     Agreement between the Company and McKeown and Franz,
       Inc. dated March, 1992.
10.10(2)  Warrant Agreement with Robert Trump dated December 23,
          1992.
10.11(2)  Warrant Agreement with Robert Trump dated April 1,
     1993.
10.12(3)  Warrant Agreement with Robert Trump dated July 15,
     1993.
10.13(6) Form Warrant Agreement and Term Note with Robert Trump dated October 14, 1994, October 17, 1994, March 20,
      1996, May 17, 1996, and May 28, 1996, respectively.
10.14(7) Form of Promissory Note, Subscription Agreement and Warrant Agreement Concerning Financing Activities of
       the Company.
10.15(8)  Warrant Agreement dated May 10, 1995 with Robert Trump.
10.16** Joint Marketing Agreement between Dan Cowart, Inc. and Registrant dated April 1, 1996.
10.17** Worldwide Marketing Agreement between the Company and Foster Wheeler USA Corporation dated September 1994.
10.18**   Memorandum of Understanding between the Company and Roy
          F. Weston, Inc. dated April 10, 1996.
10.19** No Cost Test Agreement Between City of New York - Department of Clean Water and Registrant dated July 26, 1996.
10.20** Memorandum of Understanding Between Foster Wheeler Environmental Corporation and Mitsui Company (U.S.A.) Inc. dated October, 1996.
10.21**   Subcontract between Sam Houston State University and
       the Company dated October 31, 1994.
10.22** Modification Number 001 Subcontract SHSU - 5000 - 002 between Sam Houston State University and the Company dated August,1996.
10.23** Form of Redeemable Series 1 and Series 2 Common Stock Purchase Warrant Agreements.
10.24**   Form of Representative Warrant Agreement.
23.1      Consent of Kemp & Company
23.2      Consent of Baird, Kurtz & Dobson
23.3      Consent of The Davidson Law Firm, see Exhibit 5.1
23.4**    Consent of Waring Cox, PLC.
25.1      Powers of Attorney (included on signature page of
          Registration Statement)
28.1*     Form of Security Escrow Agreement.


    * Incorporated by reference from the Company's Registration Statement on Form S-18, File No. 33-46104-FW, effective June 24, 1992.
   **   Previously filed.
    (1) Management Contract or Compensatory Plan or Arrangement.
    (2) Incorporated by reference from the Company's Form 10-Q of March 31,
        1993.
    (3) Incorporated by reference from the Company's Form 10-Q of June 30,
        1993.
    (4) Incorporated by reference from the Company's Form 10-K of September
        30, 1993.
    (5) Incorporated by reference from the Company's Form 10KA of September
        30,1993.
    (6) Incorporated by reference from the Company's Form 10-Q of March 31,
        1995.
    (7) Incorporated by reference from the Company's Form 10-Q of June 30,
        1995.
    (8) Incorporated by reference from the Company's Form 10-Q of March 31,
        1996.

Item 28.  Undertakings.

    (a) The undersigned registrant hereby undertakes to:

     (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) include any additional or changed material information with respect to the plan of distribution.

     (2) for determining any liability under the Act, treat each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                            SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on October 10, 1997.

                                    THERMOENERGY CORPORATION


                                    By:/s/ Dennis C. Cossey
                                       ---------------------
                                       Dennis C. Cossey


     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature               Title                           Date
---------               -----                           ----
/s/ Dennis C. Cossey    Chairman, Chief Executive    October 10, 1997
--------------------    Officer, Secretary and
Dennis C. Cossey        Director (Principal Executive
                        Officer)

*                       President and Director       October 10, 1997
--------------------    (Principal Financial
Primo L. Montesi        Officer)


*                       Director                     October 10, 1997
----------------------
J. Donald Phillips


*                       Director                     October 10, 1997
---------------------
Dr. Louis J. Ortmann

/s/ Andrew T. Melton
----------------------   Director                    October 10, 1997
Andrew T. Melton



/s/ Paul A. Loeffler
-------------------      Director                    October 10, 1997
Dr. Paul A. Loeffler

/s/ Jerald H. Sklar
-------------------      Director                    October 10, 1997
Jerald H. Sklar



*By: /s/ Dennis C. Cossey
     --------------------
     Dennis C. Cossey,
     Attorney-in-Fact


POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ThermoEnergy Corporation, an Arkansas corporation, hereby constitutes and appoints Dennis Cossey, his true and said attorney-in-fact, for him and in his name, place and stead in any and all capacities to sign each Amendment to this Registration Statement, and to file this Registration Statement and each Amendment so signed with all exhibits thereto and any and all documents in connection therewith with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 10, 1997.


     Signature           Title                 Date
                        Chairman, Chief Executive    __________, 1997
--------------------    Officer, Secretary and
Dennis C. Cossey        Director (Principal Executive
                        Officer)

                        President and Director       ___________, 1997
--------------------    (Principal Financial
Primo L. Montesi        Officer)


                        Director                     ___________, 1997
----------------------
J. Donald Phillips



                        Director                     ___________, 1997
---------------------
Dr. Louis J. Ortmann


/s/ Andrew T. Melton    Director                October 10, 1997
---------------------
Andrew T. Melton

/s/ Paul A. Loeffler
-------------------- Director              October 10, 1997
Dr. Paul A. Loeffler

/s/ Jerald H. Sklar
-------------------- Director              October 10, 1997
Jerald H. Sklar
